                                                                    Exhibit 10.4

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                                CREDIT AGREEMENT

                          Dated as of October 17, 2003

                                      among

                       UNIVERSAL HOSPITAL SERVICES, INC.,

                                  as Borrower,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

           as Agent, Administrative Agent, Collateral Agent and Lender

                         PNC BANK, NATIONAL ASSOCIATION,

                             as Documentation Agent

                        GECC CAPITAL MARKETS GROUP, INC.,

                               as Co-Lead Arranger

                                       and

                      GOLDMAN SACHS CREDIT PARTNERS, L.P.,

                    as Syndication Agent and Co-Lead Arranger

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    AMOUNT AND TERMS OF CREDIT...............................................1
      1.1.    Credit Facilities................................................1
      1.2.    Letters of Credit................................................4
      1.3.    Prepayments......................................................4
      1.4.    Use of Proceeds..................................................7
      1.5.    Interest and Applicable Margins..................................7
      1.6.    Eligible Accounts...............................................10
      1.7.    Eligible Rental Equipment, Eligible Wholesale
              Disposables and Eligible Equipment Disposables..................12
      1.8.    Cash Management Systems.........................................14
      1.9.    Fees............................................................14
      1.10.   Receipt of Payments.............................................14
      1.11.   Application and Allocation of Payments..........................15
      1.12.   Loan Account and Accounting.....................................15
      1.13.   Indemnity.......................................................16
      1.14.   Access..........................................................17
      1.15.   Taxes...........................................................18
      1.16.   Capital Adequacy; Increased Costs; Illegality...................19
      1.17.   Single Loan.....................................................21

2.    CONDITIONS PRECEDENT....................................................21
      2.1.    Conditions to the Initial Loans.................................21
      2.2.    Further Conditions to Each Loan.................................22

3.    REPRESENTATIONS AND WARRANTIES..........................................23
      3.1.    Corporate Existence; Compliance with Law........................23
      3.2.    Executive Offices, Collateral Locations, FEIN...................24
      3.3.    Corporate Power, Authorization, Enforceable
              Obligations.....................................................24
      3.4.    Financial Statements and Projections............................24
      3.5.    Material Adverse Effect.........................................25
      3.6.    Ownership of Property; Liens....................................26
      3.7.    Labor Matters...................................................26
      3.8.    Ventures, Subsidiaries and Affiliates; Outstanding
              Stock and Indebtedness..........................................27
      3.9.    Government Regulation...........................................27
      3.10.   Margin Regulations..............................................27
      3.11.   Taxes...........................................................28
      3.12.   ERISA...........................................................28
      3.13.   No Litigation...................................................29
      3.14.   Brokers.........................................................29
      3.15.   Intellectual Property...........................................30
      3.16.   Full Disclosure.................................................30

      3.17.   Environmental Matters...........................................30
      3.18.   Insurance.......................................................31
      3.19.   Deposit and Disbursement Accounts...............................31
      3.20.   Government Contracts............................................31
      3.21.   Customer and Trade Relations....................................32
      3.22.   Agreements and Other Documents..................................32
      3.23.   Solvency........................................................32
      3.24.   Recapitalization Agreements.....................................32
      3.25.   Senior Notes....................................................33
      3.26.   HIPAA Compliance................................................33

4.    FINANCIAL STATEMENTS AND INFORMATION....................................34
      4.1.    Reports and Notices.............................................34
      4.2.    Communication with Accountants..................................34

5.    AFFIRMATIVE COVENANTS...................................................34
      5.1.    Maintenance of Existence and Conduct of Business................34
      5.2.    Payment of Charges..............................................35
      5.3.    Books and Records...............................................35
      5.4.    Insurance; Damage to or Destruction of Collateral...............35
      5.5.    Compliance with Laws............................................37
      5.6.    Supplemental Disclosure.........................................37
      5.7.    Intellectual Property...........................................38
      5.8.    Environmental Matters...........................................38
      5.9.    Landlords' Agreements, Bailee Letters and Real
              Estate Purchases................................................38
      5.10.   Further Assurances..............................................39

6.    NEGATIVE COVENANTS......................................................39
      6.1.    Mergers, Subsidiaries, Etc......................................40
      6.2.    Investments; Loans and Advances.................................42
      6.3.    Indebtedness....................................................43
      6.4.    Affiliate Transactions..........................................45
      6.5.    Capital Structure and Business..................................45
      6.6.    Guaranteed Indebtedness.........................................45
      6.7.    Liens...........................................................46
      6.8.    Sale of Stock and Assets........................................46
      6.9.    ERISA...........................................................48
      6.10.   Financial Covenants.............................................48
      6.11.   Hazardous Materials.............................................48
      6.12.   Sale-Leasebacks.................................................48
      6.13.   Cancellation of Indebtedness....................................48
      6.14.   Restricted Payments.............................................48
      6.15.   Change of Corporate Name or Location; Change
              of Fiscal Year..................................................49
      6.16.   No Impairment of Intercompany Transfers.........................49
      6.17.   No Speculative Transactions.....................................50
      6.18.   Changes Relating to Subordinated Debt and
              Certain Agreements..............................................50

7.    TERM....................................................................50
      7.1.    Termination.....................................................50
      7.2.    Survival of Obligations Upon Termination of
              Financing Arrangements..........................................51

8.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES..................................51
      8.1.    Events of Default...............................................51
      8.2.    Remedies........................................................53
      8.3.    Waivers by Credit Parties.......................................54

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT.....................54
      9.1.    Assignment and Participations...................................54
      9.2.    Appointment of Agent............................................57
      9.3.    Agent's Reliance, Etc...........................................58
      9.4.    GE Capital and Affiliates.......................................58
      9.5.    Lender Credit Decision..........................................59
      9.6.    Indemnification.................................................59
      9.7.    Successor Agent.................................................60
      9.8.    Setoff and Sharing of Payments..................................60
      9.9.    Advances; Payments; Non-Funding Lenders; Information;
              Actions in Concert..............................................61
      9.10.   Additional Titled Agents........................................63

10.   SUCCESSORS AND ASSIGNS..................................................64
      10.1.   Successors and Assigns..........................................64

11.   MISCELLANEOUS...........................................................64
      11.1.   Complete Agreement; Modification of Agreement...................64
      11.2.   Amendments and Waivers..........................................64
      11.3.   Fees and Expenses...............................................66
      11.4.   No Waiver.......................................................68
      11.5.   Remedies........................................................68
      11.6.   Severability....................................................68
      11.7.   Conflict of Terms...............................................69
      11.8.   Confidentiality.................................................69
      11.9.   GOVERNING LAW...................................................70
      11.10.  Notices.........................................................71
      11.11.  Section Titles..................................................71
      11.12.  Counterparts....................................................71
      11.13.  WAIVER OF JURY TRIAL............................................71
      11.14.  Press Releases and Related Matters..............................72
      11.15.  Reinstatement...................................................72
      11.16.  Advice of Counsel...............................................72
      11.17.  No Strict Construction..........................................73

                               INDEX OF APPENDICES

Annex A (Recitals)           -    Definitions
Annex B (Section 1.2)        -    Letters of Credit
Annex C (Section 1.8)        -    Cash Management System
Annex D (Section 2.1(a))     -    Closing Checklist
Annex E (Section 4.1(a))     -    Financial Statements and Projections -
                                  Reporting
Annex F (Section 4.1(b))     -    Collateral Reports
Annex G (Section 6.10)       -    Financial Covenants
Annex H (Section 9.9(a))     -    Lenders' Wire Transfer Information
Annex I (Section 11.10)      -    Notice Addresses
Annex J (from Annex A -
 Commitments definition)     -    Commitments as of Closing Date

Exhibit 1.1(a)(i)            -    Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)           -    Form of Revolving Note
Exhibit 1.1(b)(ii)           -    Form of Swing Line Note
Exhibit 1.5(e)               -    Form of Notice of Conversion/Continuation
Exhibit 4.1(b)               -    Form of Borrowing Base Certificate
Exhibit 9.1(a)               -    Form of Assignment Agreement
Exhibit B-1                  -    Application for Standby Letter of Credit
Exhibit B-2                  -    Application for Documentary Letter of Credit
Exhibit B-3                  -    Application and Agreement for Documentary
                                  Letter of Credit

Disclosure Schedule 1.1      -    Agent's Representatives
Disclosure Schedule 1.4(a)   -    Sources and Uses as of Closing Date; Funds
                                  Flow Memorandum as of the
                                  Closing Date
Disclosure Schedule 1.4(b)   -    Sources and Uses for the Recapitalization
Disclosure Schedule 3.1      -    Type of Entity; State of Organization
Disclosure Schedule 3.2      -    Executive Offices; Collateral Locations; FEIN
Disclosure Schedule 3.4(a)   -    Financial Statements
Disclosure Schedule 3.4(b)   -    Pro Forma
Disclosure Schedule 3.4(c)   -    Projections
Disclosure Schedule 3.6      -    Real Estate and Leases
Disclosure Schedule 3.7      -    Labor Matters
Disclosure Schedule 3.8      -    Ventures, Subsidiaries and Affiliates;
                                  Outstanding Stock
Disclosure Schedule 3.11     -    Tax Matters
Disclosure Schedule 3.12     -    ERISA Plans
Disclosure Schedule 3.13     -    Litigation
Disclosure Schedule 3.14     -    Brokers
Disclosure Schedule 3.15     -    Intellectual Property
Disclosure Schedule 3.17     -    Hazardous Materials
Disclosure Schedule 3.18     -    Insurance
Disclosure Schedule 3.19     -    Deposit and Disbursement Accounts

Disclosure Schedule 3.20     -    Government Contracts
Disclosure Schedule 3.21     -    Customer and Trade Relations
Disclosure Schedule 3.22     -    Material Agreements
Disclosure Schedule 5.1      -    Trade Names
Disclosure Schedule 6.2      -    Permitted Investments
Disclosure Schedule 6.3      -    Indebtedness
Disclosure Schedule 6.6      -    Guaranteed Indebtedness
Disclosure Schedule 6.7      -    Existing Liens

          This CREDIT AGREEMENT, dated as of October 17, 2003 among UNIVERSAL HOSPITAL SERVICES, INC., a Delaware corporation ("Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS
                                    --------

          WHEREAS, Borrower has requested that Lenders extend revolving credit facilities to Borrower of up to One Hundred Million Dollars ($100,000,000) in the aggregate for the purposes of funding a portion of the consideration due and owing on the date hereof under the Recapitalization Agreements, refinancing certain indebtedness of Borrower, and providing (a) working capital financing for Borrower, (b) funds for other general corporate purposes of Borrower and (c) funds for other purposes permitted hereunder, including without limitation the consummation of Capital Expenditures and Permitted Acquisitions; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

          WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its existing and after-acquired personal and real property; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

          1.1. Credit Facilities.
               -----------------

          (a)  Revolving Credit Facility.

               (i) Subject to the terms and conditions hereof, each Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrower may borrow, repay and reborrow under this

Section 1.1(a); provided, that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time. Borrowing Availability may be reduced by Reserves imposed by Agent in accordance with the provisions of Sections 1.6 and 1.7, as applicable. Each Revolving Credit Advance shall be made on notice by Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 11:00 a.m. (Chicago time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (Chicago time) on the date which is 3 Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be reasonably required by Agent. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower must comply with Section 1.5(e).

               (ii) Except as provided in Section 1.12, Borrower shall execute and deliver to each Lender a note to evidence the Revolving Loan Commitment of that Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of the Borrower to pay the amount of the applicable Lender's Revolving Loan Commitment or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. Subject to the provisions of Annex B with respect to Letters of Credit, the entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

               (iii) Notwithstanding anything to the contrary set forth in this Agreement or in any other Loan Document, Borrower hereby covenants and agrees that the aggregate amount of Revolving Credit Advances made on the Closing Date plus the aggregate amount of Revolving Credit Advances made following the Closing Date to satisfy, in full or in part, amounts owing in connection with the Recapitalization shall not exceed Thirty Million Dollars ($30,000,000).

          (b)  Swing Line Facility.

               (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this
Section 1.1(c) shall not relieve Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided, that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and the Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("Swing Line Availability"). Moreover, the Swing Line Loan outstanding to Borrower shall not exceed at any time the Borrowing Base less the Revolving Loan outstanding to Borrower. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower in accordance with Section 1.1(a). Any such notice must be given no later than 11:00 a.m. (Chicago time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least 1 Business Day's prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in
Section 2.2, be entitled to fund that Swing Line Advance, and to have each Lender make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participating interests in accordance with Section 1.1(b)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan within 3 Business Days after demand therefor by Agent.

               (ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(ii) (each a "Swing Line Note" and, collectively, the "Swing Line Notes"). Each Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in
Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but not less frequently than weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to that Lender's Pro Rata Share of the principal amount of Borrower's Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 2:00 p.m. (Chicago time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving

Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

               (iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(b)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of
Section 1.1(b)(v) below, each Lender shall, on the date such Revolving Credit Advance was to have been made, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

               (v) Each Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participation interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(b)(iii) or 1.1(b)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first 2 Business Days and at the Index Rate thereafter.

          (c) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

          1.2. Letters of Credit.
               -----------------

          Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

          1.3. Prepayments.
               -----------

          (a) Voluntary Prepayments. Borrower may at any time, and from time to time, prepay all or any portion of the Revolving Loan. Further, Borrower may at any time on at least five (5) days' prior written notice to Agent terminate the Revolving Loan Commitment; provided, that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B. Any such voluntary prepayment and any such termination of the Revolving Loan Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be terminated.

          (b)  Mandatory Prepayments.

               (i) If on any date on which a Borrowing Base Certificate is delivered pursuant to Annex F, the aggregate outstanding balance of the Revolving Loan and the Swing Line Loan exceeds the Borrowing Base, Borrower shall, no later than the Business Day immediately following the date of delivery of such Borrowing Base Certificate, prepay the Revolving Credit Advances and/or cash collateralize (in a manner consistent with the requirements of Annex B) or replace Letters of Credit in an amount equal to the amount of such excess.

               (ii) If on any date the aggregate outstanding balance of the Revolving Loan and the Swing Line Loan exceeds the Maximum Amount, Borrower shall, within one Business Day of such occurrence, prepay the Revolving Credit Advances and/or cash collateralize (in a manner consistent with the requirements of Annex B) or replace Letters of Credit in an amount equal to the amount of such excess.

               (iii) Borrower shall prepay the Revolving Credit Advances in an amount equal to (i) one hundred percent (100%) of the Net Proceeds of any sale or issuance of debt securities, and seventy-five percent (75%) of the Net Proceeds of any sale or issuance of any equity securities, in either case by Borrower or any Subsidiary, whether in a public offering, a private placement or otherwise, but excluding any equity investment made by J.W. Childs or its Affiliates or Halifax or its Affiliates, any of their applicable limited partners or the limited partners of their applicable Affiliates, any equity investment made by any officer, director, consultant or employee of or to Borrower pursuant to the Stockholder's Agreement, any stock option plan or otherwise, and any Stock issued to the owners of a Target in connection with a Permitted Acquisition, (ii) one hundred percent (100%) of the Net Proceeds of any sale, lease, assignment, exchange or other disposition for cash of any asset or group of assets (including, without limitation, but subject to Section 5.4(c), insurance proceeds paid as a result of any destruction, casualty or taking of any property of Borrower or any Subsidiary), not made in the ordinary course of business, by Borrower or any Subsidiary of Borrower, and (iii) one hundred percent (100%) of the Net Proceeds from the termination of any pension plans of Borrower or any Subsidiary, in any such case no later than 3 Business Days following receipt by Borrower or such Subsidiary of such proceeds, together with accrued interest to such date on the amount prepaid; provided that except as otherwise provided in Section 5.4(c), no such prepayment shall be required pursuant to subclause (ii) of this Section 1.3(b)(iii) with respect to up to $2,000,000 of such Net Proceeds received by Borrower and its Subsidiaries during any Fiscal Year of Borrower so long as (x) Borrower shall have notified the Agent in writing of such receipt of such Net Proceeds, the amount thereof and that Borrower or such Subsidiary intends to reinvest such Net Proceeds in Inventory or other property useful in the business of Borrower and its Subsidiaries within 180 days following such receipt, and (y) such Net Proceeds are so reinvested during such 180-day period. To the extent that Borrower shall have so notified Agent that it intended to so reinvest any such Net Proceeds and such Net Proceeds were not so reinvested within 180 days following receipt thereof, Borrower shall immediately give Agent notice thereof and prepay the Revolving Credit Advances in an amount equal to such amount of Net Proceeds which were not reinvested. Any such prepayment shall be applied in accordance with Section 1.3(c). Notwithstanding anything herein to the contrary, no prepayment shall be required with respect to (i) the proceeds of Indebtedness permitted under Section 6.3, (ii) the proceeds of the Recapitalization, and
(iii) the proceeds of the Senior Notes.

               (iv) If on any date that is 270 days following the receipt by Borrower or any of its Subsidiaries of any "Net Proceeds" from any "Asset Sale" (as such terms, solely for purposes of this clause (iv), are defined in the Senior Note Indenture) there shall exist "Excess Proceeds" (as such term, solely for purposes of this clause (iv), is defined in the Senior Note Indenture) in excess of $10,000,000 (such excess amount being the "Specified Payment Amount"), then Borrower shall, within 5 Business Days of such date, prepay Revolving Credit Advances by an amount equal to the Specified Payment Amount. Any such payment shall be applied in accordance with Section 1.3(c).

          (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to Section 1.3(b)(iii) above, and any prepayments from insurance or condemnation proceeds in accordance with Section 5.4(c), shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan until the same has been repaid in full; fourth, to interest then due and payable on Revolving Credit Advances; fifth, to the principal balance of Revolving Credit Advances until the same has been paid in full; and sixth, to any Letter of Credit Obligations of Borrower to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments. Any prepayments made by Borrower pursuant to Section 1.3(b)(iv) above shall be applied to the principal balance of outstanding Revolving Credit Advances and as a concurrent and permanent reduction of the Revolving Loan Commitment, pro rata among all Lenders.

          (d) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

          1.4. Use of Proceeds.
               ---------------

          Borrower shall utilize the proceeds of the Revolving Loan and the Swing Line Advances solely for the Recapitalization and the Refinancing (and to pay any related transaction expenses), and to provide funds (a) for Borrower's working capital, (b) for other general corporate purposes and (c) for other purposes permitted under this Agreement, including without limitation the consummation of Capital Expenditures and Permitted Acquisitions. Disclosure
Schedule 1.4(a) contains a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses. Disclosure Schedule 1.4(b) contains a projected description of Borrower's sources and uses of funds for the consummation of the Recapitalization, including Loans (not to exceed the amount set forth in Section 1.1(a)(iii)) and Letter of Credit Obligations expected to be made or incurred in connection with the Recapitalization.

          1.5. Interest and Applicable Margins.
               -------------------------------

          (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and
(ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

         As of the Closing Date, the Applicable Margins are as follows:

------------------------------------------------------
Applicable Revolver Index Margin                  1.75%
------------------------------------------------------
Applicable Revolver LIBOR Margin                  3.00%
------------------------------------------------------
Applicable L/C Margin                             3.00%
------------------------------------------------------

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower's consolidated financial performance, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of Borrower's quarterly Financial Statements to Lenders for the Fiscal Quarter ending September 30, 2003. Adjustments in Applicable Margins shall be determined by reference to the following grids:

----------------------------------------------------------------------
          If Total Leverage                            Level of
              Ratio is:                          Applicable Margins:
----------------------------------------------------------------------
             >=4.75 to 1.0                              Level I
----------------------------------------------------------------------
           >=4.00 to 1.0, but                           Level II
             <4.75 to 1.0
----------------------------------------------------------------------
             <4.00 to 1.0                               Level III
----------------------------------------------------------------------

----------------------------------------------------------------------
                                           Applicable Margins
----------------------------------------------------------------------
                                     Level I    Level II    Level III
----------------------------------------------------------------------
Applicable Revolver Index Margin         2.00%       1.75%        1.50%
----------------------------------------------------------------------
Applicable Revolver LIBOR Margin         3.25%       3.00%        2.75%
----------------------------------------------------------------------
Applicable L/C Margin                    3.25%       3.00%        2.75%
----------------------------------------------------------------------

          All adjustments in the Applicable Margins after September 30, 2003 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrower, absent manifest error.

          (d) So long as an Event of Default has occurred and is continuing under any of Sections 8.1(a), (h) or (i), at the election of Agent (or upon the written request of Requisite Lenders), the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

          (e) Subject to the conditions precedent set forth in Section 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans,
(iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 11:00 a.m. (Chicago time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or
(3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Chicago time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan until the earlier of (i) 45 days after the Closing Date or (ii) completion of primary syndication as determined by Agent.

          (f)  Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

          1.6. Eligible Accounts.
               -----------------

          All of the Accounts owned by Borrower and its Subsidiaries and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to (i) establish, modify or eliminate Reserves against Eligible Accounts from time to time and (ii) adjust from time to time any of the criteria set forth below, establish new criteria and adjust advance rates with respect to Eligible Accounts, in each case on not less than 30 days prior written notice to Borrower in the event that any audit of Accounts conducted by or at the request of Agent is, in the commercially reasonable judgment of Agent, materially and adversely different from historical performance. Any exercise of rights by Agent pursuant to the immediately preceding sentence shall be subject to the approval of Supermajority Lenders in the case of adjustments, new criteria, changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Accounts shall not include any Account of Borrower or any of its Subsidiaries:

          (a) that does not arise from the sale or rental of goods or the performance of services by Borrower or any of its Subsidiaries in the ordinary course of its business;

          (b) (i) upon which Borrower's or any Subsidiary's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower or any Subsidiary is not legally able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) to the extent that both (x) the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's or any Subsidiary's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer and (y) the aggregate face amount of all Accounts described in this clause (iii) exceeds $500,000;

          (c) to the extent that any defense, counterclaim, setoff or dispute has been asserted as to such Account;

          (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered to the applicable Account Debtor;

          (e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

          (f) that (i) is not owned by Borrower or any Subsidiary or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

          (g) that arises from a sale or rental to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party (it being understood and agreed that sales to any portfolio companies of J.W. Childs and Halifax shall not be excluded from the category of Eligible Accounts solely by operation of this clause (g));

          (h) to the extent that both (x) the Account is the obligation of an Account Debtor that is the United States government, or any department, agency or instrumentality thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower or a Subsidiary, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, and (y) the aggregate face amount of all Accounts described in this clause (h) exceed $1,000,000;

          (i) that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer;

          (j) to the extent Borrower or any Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary but only to the extent of the potential offset;

          (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (l) that is in default, as established upon the occurrence of any of the following:

               (i) the Account is not paid within 90 days following its original invoice date;

               (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

               (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

          (m) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

          (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

          (o) as to which any of the representations or warranties in the Loan Documents are untrue;

          (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

          (q) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed ten percent (10%) of all Eligible Accounts; or

          (r) that is otherwise unacceptable to Agent in its reasonable credit judgment.

          1.7.  Eligible Rental Equipment, Eligible Wholesale Disposables and
                -------------------------------------------------------------
                Eligible Equipment Disposables.
                ------------------------------

          All of the Rental Equipment, Wholesale Disposables and Equipment Disposables owned by Borrower or any of its Subsidiaries and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be "Eligible Rental Equipment", "Eligible Wholesale Disposables" and "Eligible Equipment Disposables" for purposes of this Agreement, respectively, except any Inventory or Equipment (as applicable) to which any of the exclusionary criteria set forth below applies. Agent shall have the right to (i) establish, modify or eliminate Reserves against Eligible Rental Equipment, Eligible Wholesale Disposables and Eligible Equipment Disposables from time to time, and (ii) adjust from time to time any of the criteria set forth below, establish new criteria and adjust advance rates with respect to Eligible Rental Equipment, Eligible Wholesale Disposables and Eligible Equipment Disposables, in each case on not less then 30 days prior written notice to Borrower in the event that any audit of Borrower's or any of its Subsidiaries' Rental Equipment, Wholesale Disposables and/or Equipment Disposables is, in the commercially reasonable judgment of Agent, materially and adversely different from historical performance. Any exercise of rights by Agent pursuant to the immediately preceding sentence shall be subject to the approval of (i) Supermajority Lenders in the case of adjustments, new criteria, changes in advance rates or the elimination of Reserves which have the effect of making more credit available and (ii) all Lenders in the case of adjustments, new criteria, changes in advance rates or the elimination of Reserves, the effect of which is to make credit available to Borrower in respect of Rental Equipment, Wholesale Disposables and Equipment Disposables in excess of eighty-five percent (85%) of the orderly liquidation value of such assets as reflected in the audit of such assets most recently conducted by or at the request of Agent. Eligible Rental Equipment, Eligible Wholesale Disposables and Eligible Equipment Disposables shall not include any Inventory or Equipment of Borrower or any of its Subsidiaries that:

          (a) is not owned by Borrower or a Subsidiary free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's or any Subsidiary's performance with respect to any Inventory, but excluding the rights of any customer under a customer contract entered into by Borrower in the ordinary course of business and consistent with past practices), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

          (b) (i) is stored at a leased location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, (y) Reserves reasonably satisfactory to Agent have been established with respect thereto or
(z) Borrower shall have complied with the provisions of Section 5.9 with respect to the delivery of landlord agreements or (ii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto;

          (c)  is placed on consignment;

          (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

          (e)  is unrentable, obsolete, or slow-moving;

          (f) consists of display items or packing or shipping materials, manufacturing supplies or work-in-process Inventory;

          (g) is not of a type held for sale or rent in the ordinary course of Borrower's or any Subsidiary's business;

          (h) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders, subject to Permitted Encumbrances;

          (i) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

          (j)  consists of Hazardous Materials;

          (k) is not covered by casualty insurance reasonably acceptable to Agent; or

          (l) is otherwise unacceptable to Agent in its reasonable credit judgment.

          1.8.  Cash Management Systems.
                -----------------------

          On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

          1.9.  Fees.
                ----

          (a) Borrower shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of September 19, 2003 between Borrower and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

          (b) As additional compensation for the Lenders, Borrower shall pay to Agent, for the ratable benefit of Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds in an amount equal to three-fourths of one percent (0.75%) (the "Applicable ULF Margin") per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due; provided, that if the average daily balance of the Revolving Loans and Swing Line Loans in any month equals or exceeds fifty percent (50%) of the Maximum Amount during such month, the Applicable ULF Margin for such month shall be one-half of one percent (0.50%).

          (c) Borrower shall pay to Agent, for the ratable benefit of Lenders, the Letter of Credit Fee as provided in Annex B.

          1.10. Receipt of Payments.
                -------------------

          Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any

Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

          1.11. Application and Allocation of Payments.
                --------------------------------------

          (a) So long as no Default or Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loan and, second, the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in Sections 1.3(c). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when a Default or Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto (with the concurrence of Requisite Lenders), payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3.

          (b) Agent is authorized to, and at its sole election may, upon written notice to Borrower, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time or would cause the balance of the Revolving Loan and the Swing Line Loan to Borrower to exceed the Borrowing Base after giving effect to such charges. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

          1.12. Loan Account and Accounting.
                ---------------------------

          Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other
Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

          1.13. Indemnity.
                ---------

          a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. Without limitation of the rights to indemnification specified herein, each Indemnified Person hereby agrees to provide Borrower with commercially reasonable notice of (i) any suit, action, proceeding, claim, damage, loss, liability or expense which, in the determination of such Indemnified Person, could reasonably be likely to result in a claim or demand for indemnification in accordance with the provisions of this Section 1.13(a) by such Indemnified Person and (ii) any settlement or judicial or administrative determination of any matter described in the preceding clause (i). NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON

OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

          1.14. Access.
                ------

          Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon 5 Business Days' prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral,
(b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, excluding any such records that are subject to patient confidentiality requirements, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory, Equipment and other Collateral of any

Credit Party; provided, that activities described in this sentence (collectively, the "Audits and Inspections") shall be limited to no more than two per calendar year absent the occurrence of an Event of Default; provided, further, that so long as no Event of Default has then occurred, the second Audit and Inspection conducted in any calendar year shall be at Agent's expense. If an Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least 5 days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower.

          1.15. Taxes.
                -----

          (a) Any and all payments by Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Agent or the applicable Lender the original or a certified copy of a receipt evidencing payment thereof. Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section.

          (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within 10 days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

          1.16. Capital Adequacy; Increased Costs; Illegality.
                ---------------------------------------------

          (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon written demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided, that Borrower shall not be obligated to pay any such amount or amounts which are attributable to any period of time occurring more than 120 days prior to the date of receipt by Borrower of such written demand; provided, further, that such Lender shall disclose to Borrower the calculations of the amount necessary to compensate for any shortfall in the rate of return. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon written demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, that Borrower shall not be obligated to pay any such amount or amounts which are attributable to any period of time occurring more than 120 days prior to the date of receipt by Borrower of such written demand; provided, further, that such Lender shall disclose to Borrower the calculations of the amount necessary to compensate for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this
Section 1.16(b).

          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent,
(i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within 5 Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

          (d) Within 15 days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower obtains a Replacement Lender within 90 days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within 90 days thereafter, Borrower's rights under this Section 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

          1.17. Single Loan.
                -----------

          All Loans to Borrower and all of the other Obligations arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

2.   CONDITIONS PRECEDENT

          2.1.  Conditions to the Initial Loans.
                -------------------------------

          No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

          (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

          (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received fully executed originals of pay -off letters reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the initial Revolving Credit Advance and all Liens upon any of the property of Borrower or any of its Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrower and Prior Lender.

          (c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities (but excluding consents and approvals of the Persons identified in Part 3.2(c) of the agreement identified in clause (i) of the defined term "Recapitalization Agreements", to the extent such Persons are identified as having consent and/or approval rights in such Part), to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or
(ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

          (d) Opening Availability. The Eligible Accounts, Eligible Rental Equipment, Eligible Wholesale Disposables and Eligible Equipment Disposables supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient, as determined by Agent, to provide Borrower with Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions to be consummated on the Closing Date (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $25,000,000.

          (e) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

          (f) Capital Structure; Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion (it being understood that the execution and delivery of this Agreement by Agent shall conclusively evidence Agent's acceptance thereof).

          (g) Due Diligence. Agent shall have completed its business and legal due diligence, including a roll forward of its previous Collateral audit, with results reasonably satisfactory to Agent (it being understood that the execution and delivery of this Agreement by Agent shall conclusively evidence Agent's completion of, and satisfaction with, such due diligence).

          (h) Consummation of Related Transactions. Agent shall have received fully executed copies of the Recapitalization Agreements and each of the other Related Transactions Documents, each of which shall be in form and substance reasonably satisfactory to Agent and its counsel. The Recapitalization and the other Related Transactions shall have been consummated in accordance with the terms of the Recapitalization Agreements and the other Related Transactions Documents.

          2.2.  Further Conditions to Each Loan.
                -------------------------------

          Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or consented to or expressly contemplated by this Agreement and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect in any material respect;

          (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Lenders and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such event or circumstance has occurred;

          (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

          (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan.

The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 (other that any such conditions that are subject to Agent's and/or Lenders' sole determination or control) have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.   REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

          3.1.  Corporate Existence; Compliance with Law.
                ----------------------------------------

          Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule 3.1; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for the ownership, operation and conduct of its business; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, healthcare, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.2.  Executive Offices, Collateral Locations, FEIN.
                ---------------------------------------------

          As of the Closing Date, the current location of each Credit Party's chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule 3.2, and none of such locations has changed within the twelve months preceding the Closing Date. In addition, Disclosure Schedule 3.2 lists the federal employer identification number of each Credit Party.

          3.3.  Corporate Power, Authorization, Enforceable Obligations.
                -------------------------------------------------------

          The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.4.  Financial Statements and Projections.
                ------------------------------------

          Except for the Projections, all Financial Statements concerning Borrower and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule 3.4(a) have been delivered on the date hereof:

               (i) The audited balance sheet at December 31, 2002 and the related statement of income and cash flows of Borrower for the Fiscal Year then ended, certified by PriceWaterhouseCoopers LLC.

               (ii) The unaudited balance sheet at August 31, 2003 and the related statement of income and cash flows of Borrower for the eight calendar months then ended.

          (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(b) was prepared by Borrower giving pro forma effect to the Related Transactions, was based on the unaudited balance sheet of Borrower dated August 31, 2003, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

          (c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(c) have been prepared by Borrower in light of the past operations of its business, and reflect projections for the five year period beginning on the Closing Date on a year-by-year basis. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

          3.5.  Material Adverse Effect.
                -----------------------

          Between December 31, 2002 and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 2002 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

          3.6.  Ownership of Property; Liens.
                ----------------------------

          As of the Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule 3.6 constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule 3.6, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule 3.6 further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule 3.6 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for substantially all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

          3.7.  Labor Matters.
                -------------

          As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule 3.7, no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule
3.7 have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule 3.7, there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

          3.8.  Ventures, Subsidiaries and Affiliates; Outstanding Stock and
                ------------------------------------------------------------
                Indebtedness.
                ------------

          Except as set forth in Disclosure Schedule 3.8, as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure
Schedule 3.8. Except as set forth in Disclosure Schedule 3.8, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) in an outstanding principal or commitment amount in excess of $200,000 is described in Section 6.3 (including Disclosure Schedule 6.3).

          3.9.  Government Regulation.
                ---------------------

          No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          3.10. Margin Regulations.
                ------------------

          No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

          3.11. Taxes.
                -----

          All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in material compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule 3.11 sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule 3.11, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

          3.12. ERISA.
                -----

          (a) Disclosure Schedule 3.12 lists, in each case as of the Closing Date, (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, as of the Closing Date each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR
Section 2520.104-23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either

Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

          (b) Except as set forth in Disclosure Schedule 3.12: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than ten percent (10%) of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

          3.13. No Litigation.
                -------------

          No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could be reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 3.13, as of the Closing Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that seeks damages in excess of $1,000,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

          3.14. Brokers.
                -------

          Except as set forth on Disclosure Schedule 3.14, no broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no

Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          3.15. Intellectual Property.
                ---------------------

          As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule 3.15. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule 3.15, no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property, which infringement could reasonably be expected to have a Material Adverse Effect.

          3.16. Full Disclosure.
                ---------------

          No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or, when taken as a whole, omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

          3.17. Environmental Matters.
                ---------------------

          (a) Except as set forth in Disclosure Schedule 3.17, as of the Closing Date: (i) to the knowledge of Borrower, the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $500,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $500,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $500,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) as of the Closing Date, no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) as of the Closing Date, the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

          (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

          3.18. Insurance.
                ---------

          Disclosure Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

          3.19. Deposit and Disbursement Accounts.
                ---------------------------------

          Disclosure Schedule 3.19 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

          3.20. Government Contracts.
                --------------------

          Except as set forth in Disclosure Schedule 3.20, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

          3.21. Customer and Trade Relations.
                ----------------------------

          Except as set forth in Disclosure Schedule 3.21, as of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

          3.22. Agreements and Other Documents.
                ------------------------------

          As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule 3.22: equipment supply and maintenance contracts, giving rise to rental and/or service income in excess of $1,000,000 per annum; supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $1,000,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

          3.23. Solvency.
                --------

          Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower; (c) the Recapitalization, the Refinancing and the consummation of the other Related Transactions to be consummated on the Closing Date; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

          3.24. Recapitalization Agreements.
                ---------------------------

          As of the Closing Date, Borrower has delivered to Agent complete and correct copies of the Recapitalization Agreements (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. Each of the Recapitalization Agreements complies with, and, except for the completion of the repurchase by Borrower of the Prior Senior Notes and the redemption by Borrower of certain equity interests of

Borrower, in each in accordance with the applicable Recapitalization Agreements, the Recapitalization has been consummated in accordance with, all applicable laws. Each of the Recapitalization Agreements is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over any Credit Party and other Persons referenced therein with respect to the transactions contemplated by the Recapitalization Agreements have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Recapitalization Agreements or to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party's knowledge, none of the representations or warranties in any of the Recapitalization Agreements made by any Person not a Credit Party contains any untrue statement of a material fact or, when taken as a whole, omits any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by each applicable Credit Party in each of the Recapitalization Agreements is true and correct in all material respects in light of the circumstances under which they were made. Notwithstanding anything contained in any of the Recapitalization Agreements to the contrary, such representations and warranties of the Credit Parties are incorporated into this Agreement by this Section 3.24 and shall, solely for purposes of this Agreement and the benefit of Agent and Lenders, survive the consummation of the Recapitalization.

          3.25. Senior Notes.
                ------------

          As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of (i) the Senior Note Indenture (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith) and (ii) the Prior Senior Note Indenture. Borrower has the corporate power and authority to
(x) incur the Indebtedness evidenced by the Senior Notes, the Prior Senior Notes, the Senior Note Indenture and the Prior Senior Note Indenture and (y) enter into the Closing Date Prior Senior Note Indenture Amendment.

          3.26. HIPAA Compliance.
                ----------------

          To the extent that and for so long as (i) Borrower is a "covered entity" as defined in 45 C.F.R. Section 160.103, (ii) Borrower and/or its business and operations are subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 & 162 (the "Transactions Rule") and/or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 & 164 (the "Privacy and Security Rules"), and/or (iii) Borrower sponsors any "group health plans" as defined in 45 C.F.R. Section 160.103, Borrower has: (x) completed, or will complete on or before any applicable compliance date, thorough and detailed surveys, audits, inventories, reviews, analyses and/or assessments, including risk assessments, (collectively "Assessments") of all areas of its business and operations subject to HIPAA and/or that could be adversely affected by the failure of Borrower to be HIPAA Compliant (as defined below) to the extent these Assessments are appropriate or required for Borrower to be HIPAA Compliant; (y) developed, or will develop on or before any applicable compliance date, a detailed plan and time line for becoming HIPAA Compliant (a

"HIPAA Compliance Plan"); and (z) implemented, or will implement on or before any applicable compliance date, those provisions of its HIPAA Compliance Plan necessary to ensure that Borrower is HIPAA Compliant. For purposes of this Agreement, "HIPAA Compliant" shall mean that Borrower (1) is, or on or before any applicable compliance date will be, in full compliance with any and all of the applicable requirements of HIPAA, including all requirements of the Transactions Rule and the Privacy and Security Rules and (2) is not subject to, and could not reasonably be expected to become subject to, any civil or criminal penalty or any investigation, claim or process that could reasonably be expected to have a Material Adverse Effect.

4.   FINANCIAL STATEMENTS AND INFORMATION

          4.1.  Reports and Notices.
                -------------------

          (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

          (b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

          4.2.  Communication with Accountants.
                ------------------------------

          Each Credit Party executing this Agreement authorizes (a) Agent, at Agent's expense so long as no Event of Default has occurred and is continuing, and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including PriceWaterhouseCoopers LLC, and authorizes and, at Agent's request, shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.   AFFIRMATIVE COVENANTS

          Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

          5.1.  Maintenance of Existence and Conduct of Business.
                ------------------------------------------------

          Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule 5.1.

          5.2.  Payment of Charges.
                ------------------

          (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met; and (v) Agent has not advised Borrower in writing that Agent believes that nonpayment or nondischarge thereof could reasonably be expected to have or result in a Material Adverse Effect.

          5.3.  Books and Records.
                -----------------

          Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule 3.4(a).

          5.4.  Insurance; Damage to or Destruction of Collateral.
                -------------------------------------------------

          (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule 3.18 as in effect on the date hereof or otherwise in form and amounts and with deductibles as is customary for similarly situated businesses and with insurers reasonably acceptable to Agent. Agent and the Lenders confirm that the form, amounts and insurers described on Disclosure
Schedule 3.18 are acceptable as of the Closing Date, and shall continue to be acceptable to Agent until not less than 30 days' prior written notice by Agent to Borrower to the contrary. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b) Agent reserves the right at any time (but not to be exercised more than once per Fiscal Year) upon (i) any material change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party), as determined by Agent in its commercially reasonable judgment, and (ii) not less than 30 days' prior written notice to Borrower, to require additional forms and limits of insurance to, in Agent's commercially reasonable judgment, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

          (c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as lender loss payee or mortgagee (as the case may be), and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $1,000,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(c); or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $1,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided, that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(c). All insurance proceeds that are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent may establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance be made to Borrower in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Lenders shall make such Revolving Credit Advance; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(c).

          5.5.  Compliance with Laws.
                --------------------

          Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to healthcare matters, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.6.  Supplemental Disclosure.
                -----------------------

          From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such

Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided, that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date, have been consented to in writing by Agent and Requisite Lenders or are expressly stated to be made as of an earlier date.

          5.7.  Intellectual Property.
                ---------------------

          Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

          5.8.  Environmental Matters.
                ---------------------

          Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $500,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $500,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

          5.9.  Landlords' Agreements, Bailee Letters and Real Estate Purchases.
                ---------------------------------------------------------------

          Each Credit Party shall use commercially reasonable efforts for a period ending 60 days following the Closing Date (and, in addition thereto, in connection with the execution of any new, replacement or extension lease agreement or bailment arrangement) to obtain a landlord's agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse, processor or converter facility, which agreement or letter shall (i) contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, (ii) include, as an exhibit thereto, a copy of the lease or bailment agreement applicable thereto, and (iii) otherwise be reasonably satisfactory in form and substance to Agent. If, at any time, Agent has not received landlord agreements and bailee letters, in form and content described above, covering not less than fifty percent (50%) of the Credit Parties' Rental Equipment, Wholesale Disposables and Equipment Disposables located at all leased facilities and held by all bailees, then Agent shall have the right to establish such Reserves as may be established by Agent in its reasonable credit judgment. During the continuance of an Event of Default, no additional real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the occurrence and during the continuance of such Event of Default without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Collateral at that location or the establishment of Reserves acceptable to Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located, except where such Credit Party contests the amounts in good faith, subject to the terms of the proviso set forth in Section 5.2(b). To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

          5.10. Further Assurances.
                ------------------

          Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

6.   NEGATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

          6.1.  Mergers, Subsidiaries, Etc.
                --------------------------

          Except as otherwise permitted under Sections 6.2 or 6.8, no Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person. Notwithstanding the foregoing:

               (i) Borrower may acquire all or substantially all of the assets or all of the Stock of any Person (the "Target") (in each case, a "Permitted Acquisition") with the consent of Requisite Lenders or without consent of Agent or Requisite Lenders, but subject to the satisfaction of each of the following conditions:

                     (A) Agent shall receive reasonable (and, in any event, not less than 14 days') prior written notice of the expected consummation date of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                     (B) such Permitted Acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of the type engaged in by Borrower as of the Closing Date and other businesses that, in the good faith judgment of the board of directors of Borrower, are reasonably related, ancillary or complimentary thereto, or reasonable extensions thereof, including without limitation the leasing of medical equipment, and which businesses would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Permitted Acquisition;

                     (C) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors (or comparable governing body);

                     (D) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or shall otherwise be reflected on a consolidated balance sheet of Borrower and Target after giving effect to such Permitted Acquisition, except (x) Indebtedness otherwise permitted under Section 6.3, (y) Guaranteed Indebtedness otherwise permitted under Section 6.6 and (z) ordinary course trade payables and accrued expenses of the Target;

                     (E) the sum of all amounts payable in connection with any single Permitted Acquisition (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrower and Target) shall not exceed $5,000,000, and the sum of such amounts for all Permitted Acquisitions in any Fiscal Year shall not exceed $15,000,000;

                     (F) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                     (G) Concurrently with delivery of the notice referred to in clause (A) above, Borrower shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

                     (x) a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries utilizing the Pro Forma Basis (the "Acquisition Pro Forma"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (i) Borrowing Availability after giving effect to such Permitted Acquisition shall not be less than $10,000,000, and (ii) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and the Credit Parties would have been in compliance with the Financial Covenants for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period); and

                     (y) a certificate of the chief financial officer of Borrower to the effect that: (i) Borrower will be Solvent upon the consummation of the Permitted Acquisition; and (ii) the Acquisition Pro Forma fairly presents the financial condition of Borrower (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition;

                     (H) on or prior to the date of consummation of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent; and

                     (I) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing;

               (ii) any Subsidiary of Borrower may be merged or consolidated with or into Borrower (provided that Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of Borrower (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

               (iii) Borrower or any wholly-owned Subsidiary may form one or more wholly-owned Subsidiaries, either to facilitate the consummation of Permitted Acquisitions or for other lawful business purposes.

Without limitation of the other provisions of this Section 6.1, no Credit Party shall acquire or form any Subsidiary unless, (i) such Subsidiary is organized under the laws of a State of the United States and (ii) within 10 days of such formation or acquisition, such Subsidiary shall execute a guarantee and a security agreement in favor of the Agent for the benefit of the Lenders, and the Borrower and/or any Subsidiary which is a holder of any capital Stock of such Subsidiary shall execute such pledge agreements, each in form and substance reasonably satisfactory to the Agent, and shall take such other action as shall be necessary or advisable (including, without limitation, authorizing the filing of financing statements on form UCC-1) in order to perfect the Liens granted by such Subsidiary in favor of the Agent for the benefit of the Lenders and to effect and perfect the pledge of all of the capital Stock of such Subsidiary in favor of the Agent for the benefit of the Lenders. Until such time that the provisions of this paragraph shall have been complied with respect to any Subsidiary, (i) none of the Accounts, Inventory and Equipment of such Subsidiary shall be deemed to be Eligible Accounts, Eligible Rental Equipment, Eligible Wholesale Disposables or Eligible Equipment Disposables, as applicable and (ii) the financial performance of such Subsidiary shall be disregarded for purposes of calculating EBITDA over any applicable measurement period.

          6.2.  Investments; Loans and Advances.
                -------------------------------

          Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of, or commitments to advance money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except:

               (i) extensions of trade credit in the ordinary course of business;

               (ii)  investments in Cash Equivalent Investments;

               (iii) loans and advances to officers and employees of Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

               (iv) investments by the Borrower in any Subsidiary, and investments by any Subsidiary in another Subsidiary;

               (v) the investments held by Borrower on the Closing Date and described on Disclosure Schedule 6.2, provided that any additional investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 6.2;

               (vi)   intercompany Indebtedness permitted by Section 6.3;

               (vii) Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of and other disputes with, customers and suppliers arising in the ordinary course of business;

               (viii) Borrower may hold any promissory notes acquired in connection with the dispositions of assets permitted under Section 6.8(ii) or
(iii);

               (ix)   Permitted Acquisitions; and

               (x) additional Investments of Borrower and its Subsidiaries not exceeding $1,000,000 at any time outstanding.

          6.3.  Indebtedness.
                ------------

          (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication):

               (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c);

               (ii)   the Loans and the other Obligations;

               (iii) Indebtedness outstanding in an aggregate amount not to exceed $275,000,000 on the Closing Date and in an aggregate amount not to exceed $300,000,000 at any time thereafter, in each case issued pursuant to the Senior
Note Indenture;

               (iv) Indebtedness evidenced by the Prior Senior Note Indenture and the Prior Senior Notes; provided, that all such Indebtedness, together with all accrued and unpaid interest thereon and all fees and expenses with respect thereto, shall be prepaid and paid in full no later than December 31, 2003, and Borrower shall deliver to Agent, promptly following such prepayment and payment, evidence of the defeasance of the Prior Senior Notes and the Prior Senior Note Indenture;

               (v) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

               (vi) existing Indebtedness described in Disclosure Schedule 6.3 and extensions and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender than the terms of the Indebtedness being extended, refinanced, amended or modified;

               (vii) Indebtedness of Borrower to any Subsidiary that is a Guarantor, or of any such Subsidiary to Borrower or any other Guarantor;

               (viii) Indebtedness to be repaid in connection with the Recapitalization or the Refinancing which by the terms of the Related Transactions Documents is not payable or required to be paid as of the Closing Date; provided, that (i) all Prior Lender Obligations shall be paid in full as of the Closing Date and (ii) all other Indebtedness described in this clause
(ix) shall be repaid in accordance with the terms of the applicable Related Transactions Documents;

               (ix) Indebtedness under Interest Rate Agreements relating to Indebtedness otherwise permitted under this Section 6.3 entered into for bona fide and non-speculative hedging purposes;

               (x) Indebtedness owing to the sellers of a Target (or to the Target, in the case of asset sales) arising in connection with a Permitted Acquisition in an aggregate principal amount with respect to all such Indebtedness not to exceed $10,000,000 at any time outstanding; provided, that the terms of such Indebtedness shall provide for (w) no cash payment of principal or interest following the occurrence and during the continuance of an Event of Default, (x) not less than 180 days' prior written notice to Agent by the holder or holders of any such Indebtedness prior to the exercise of any enforcement remedies thereunder, including, without limitation, the acceleration of all or any portion of such Indebtedness, (y) no scheduled or other mandatory principal payments or prepayments prior to the date six months following the date set forth in clause (a) of the defined term "Commitment Termination Date" and (z) provide for no voluntary principal payment or prepayment, absent the written consent of Agent and Requisite Lenders;

               (xi) Subordinated Debt of Borrower to J.W. Childs or Halifax evidenced by Qualified Subordinated Notes; and

               (xii) additional Indebtedness of Borrower and its Subsidiaries not exceeding $4,000,000 in aggregate principal amount at any time outstanding.

          (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness described in any of Sections 6.3(a)(iii) and Section 6.3(a)(x).

          (c)  Notwithstanding anything to the contrary in the preceding clauses
(a) and (b), no Credit Party shall create, incur, assume or permit to exist any Indebtedness (other than the Obligations) under any "Credit Facilities", as such term is defined in the Senior Note Indenture.

          6.4.  Affiliate Transactions.
                ----------------------

          No Credit Party shall enter into any transaction or series of transactions after the Closing Date whether or not in the ordinary course of business, with any Affiliate of any Credit Party other than on terms and conditions that are no less favorable to such Credit Party as would be obtainable by such Credit Party at the time in a comparable arm's length transaction with a Person other than an Affiliate of any Credit Party; provided that the foregoing restrictions shall not apply to (i) advances to officers or employees of Borrower and its Subsidiaries to the extent otherwise expressly permitted pursuant to Section 6.2, (ii) Restricted Payments to the extent otherwise expressly permitted pursuant to Section 6.12, (iii) transactions between Borrower and its Subsidiaries to the extent otherwise expressly permitted under this Agreement, (iv) employment arrangements (including arrangements made with respect to bonuses) entered into in the ordinary course of business with members of the board of directors and officers of Borrower and of its Subsidiaries, (v) the Stockholder's Agreement and (vi) the payment of management fees to the extent otherwise expressly permitted pursuant to Section 6.14.

          6.5.  Capital Structure and Business.
                ------------------------------

          No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule 3.8, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided, that Borrower may issue or sell shares of its common Stock as consideration in connection with Permitted Acquisitions (so long as no Change of Control occurs after giving effect thereto), and may further issue or sell shares of its common Stock for cash so long as (i) the proceeds thereof are applied in prepayment of the Obligations as required by Section 1.3(b)(iii), and
(ii) no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it and other businesses that, in the good faith judgment of the board of directors of Borrower, are reasonably related, ancillary or complimentary thereto, or reasonable extensions thereof, including, without limitation, the leasing of medical equipment.

          6.6.  Guaranteed Indebtedness.
                -----------------------

          No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except:

               (i) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party;

               (ii) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this
Agreement;

               (iii) Guaranteed Indebtedness in existence on the Closing Date and listed on Disclosure Schedule 6.6 and any subsequent affirmation, extension or renewal thereof which does not include an increase in the principal amount guaranteed thereunder, or an increase in the fees or the rate of interest guaranteed with respect thereto;

               (iv) any guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents; and

               (v) any unsecured guaranty or other similar agreement in favor of the holders of the Senior Notes, to the extent such guaranty or other agreement is required pursuant to the terms of the Senior Note Indenture.

          6.7.  Liens.
                -----

          No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances;
(b) Liens in existence on the date hereof and summarized on Disclosure Schedule
6.7 securing the Indebtedness described on Disclosure Schedule 6.3 and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided, that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created prior to or following the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment (exclusive of Equipment held for rent or sale) and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $10,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed one hundred percent (100%) of the purchase price of the subject assets) and (d) other Liens securing Indebtedness not in excess of $500,000 at any time outstanding. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

          6.8.  Sale of Stock and Assets.
                ------------------------

          No Credit Party shall convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any

Subsidiary, issue or sell any shares of such Subsidiary's capital Stock to any Person other than Borrower or any wholly-owned Subsidiary, except:

               (i) The sale, lease or other disposition of Inventory, Equipment and leases in the ordinary course of business (consistent with past practice, in the case of sales of leases), other than obsolete or worn out property;

               (ii) the sale or other disposition of obsolete or worn out property in the ordinary course of business for proceeds consisting solely of not less than (A) 75% cash and (B) Indebtedness evidenced by promissory notes;

               (iii) other sales or dispositions of assets not described in the preceding clauses (i) and (ii) for proceeds consisting solely of not less than
(A) 75% cash and (B) Indebtedness evidenced by promissory notes; provided, that the aggregate book value of all assets so sold in any Fiscal Year shall not exceed $5,000,000;

               (iv) the lease by Borrower and its Subsidiaries (as lessee) and license of real or personal property in the ordinary course of business (so long as such lease is not a Capital Lease not otherwise permitted by Section 6.3);

               (v) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 6.2;

               (vi) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

               (vii)  as permitted by either of Sections 6.1 and 6.12;

               (viii) the sales, transfer, conveyance or other disposition of Real Estate by a Credit Party;

               (ix) the sale or issuance of any Subsidiary's capital Stock to the Borrower or any wholly-owned Subsidiary; and

               (x) dispositions of property to Borrower or to any wholly-owned Subsidiary.

To the extent Requisite Lenders (or, if required pursuant to Section 11.2, all of the Lenders) waive the provisions of this Section 6.8 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 6.8, such Collateral (unless sold to another Credit Party) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Agreement, and the Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing. Nothing set forth in this Section 6.8 shall be construed to modify in any respect Borrower's prepayment obligations set forth in Section 1.3.

          6.9.  ERISA.
                -----

          No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

          6.10. Financial Covenants.
                -------------------

          Borrower shall not breach or fail to comply with any of the Financial Covenants.

          6.11. Hazardous Materials.
                -------------------

          No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any material respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise materially adversely impact the value or marketability of any of the Real Estate or any of the Collateral.

          6.12. Sale-Leasebacks.
                ---------------

          No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets; provided, however, that the Credit Parties may consummate sale-leaseback, synthetic lease and similar transactions so long as (i) each such sale-leaseback, synthetic lease and each such similar transaction is an arms-length transaction, and (ii) the aggregate consideration received by the Credit Parties in connection with the disposition of Eligible Rental Equipment, Eligible Wholesale Disposables and Eligible Equipment Disposables pursuant to this Section 6.12 does not exceed $3,000,000.

          6.13. Cancellation of Indebtedness.
                ----------------------------

          No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

          6.14. Restricted Payments.
                -------------------

          No Credit Party shall make any Restricted Payment, except:

               (i) dividends and distributions by Subsidiaries of Borrower paid to Borrower;

               (ii)   employee loans and advances permitted under Section 6.2;

               (iii) so long as no Event of Default has occurred and is continuing or would result after giving effect thereto, in each case solely with respect to any of

Sections 8.1(a), 8.1(b) (solely as it pertains to Annex G), 8.1(h) and 8.1(i), payments of management fees in an aggregate amount not to exceed $750,000 (plus the reimbursement of reasonable out-of-pocket expenses) in any Fiscal Year pursuant to (a) that certain Management Agreement dated as of February 25, 1998 by and between J.W. Childs Associates, L.P., a Delaware limited partnership, and Borrower, as amended by that certain Amendment to Management Agreement dated as of October 17, 2003 and (b) that certain Management Agreement dated as of October 17, 2003 by and between Halifax GenPar, L.P., a Delaware limited partnership, and Borrower, as in existence on the Closing Date;

               (iv) so long as no Event of Default has occurred and is continuing or would result after giving effect thereto, the redemption or repurchase for cash, at fair value, of the Stock of Borrower (or options to purchase capital stock) from any employee of Borrower upon the death, disability, retirement or other termination of such employee, provided, that all such repurchases under this clause (iv) shall not exceed $1,000,000 in any given year;

               (v) Restricted Payments made in connection with the Recapitalization and in accordance with the terms of the applicable Related Transactions Documents; and

               (vi) Restricted Payments in the form of, or with respect to, Qualified Subordinated Notes issued to J.W. Childs or Halifax, to the extent permitted to be issued pursuant to Section 6.3.

          6.15. Change of Corporate Name or Location; Change of Fiscal Year.
                -----------------------------------------------------------

          No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without at least 30 days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. No Credit Party shall permit its Fiscal Year to end on a date other than December 31.

          6.16. No Impairment of Intercompany Transfers.
                ---------------------------------------

          No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement, the other Loan Documents and the Senior Note Indenture) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

          6.17. No Speculative Transactions.
                ---------------------------

          No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

          6.18. Changes Relating to Subordinated Debt and Certain Agreements.
                ------------------------------------------------------------

          (a) No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt, to the extent such interest is payable in cash; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt;
(d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender; provided, that any Subordinated Debt owed to J.W. Childs or Halifax may be paid and discharged at any time by issuance of Borrower's common Stock.

          (b) No Credit Party shall change or amend the terms of either the Senior Note Indenture or the Prior Senior Note Indenture.

          (c) Subject to the provisions of the preceding clause (b), no Credit Party shall change or amend any of (i) any Recapitalization Agreement, (ii) the Stockholder's Agreement, or (iii) any of the management agreements described in
Section 6.14, except for such changes or amendments which are neither material nor reasonably likely in any manner to be in any way materially adverse to the interests of the Lenders; provided, that Borrower promptly provide Agent with copies of any such amendments or modifications.

7.   TERM

          7.1.  Termination.
                -----------

          The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

          7.2.  Survival of Obligations Upon Termination of Financing
                -----------------------------------------------------
                Arrangements.
                ------------

          Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          8.1.  Events of Default.
                -----------------

          The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrower (i) fails to make any payment of principal of the Loans when due and payable, (ii) fails to make any payment of interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, and the same shall remain unremedied for 5 days or more, or (iii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within 10 days following Agent's demand for such reimbursement or payment of expenses.

          (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a) or 6, or any of the provisions set forth in Annexes C or G, respectively.

          (c) Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for 5 days or more.

          (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this
 Section 8.1) and the same shall remain unremedied for 30 days or more.

          (e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $5,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $5,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default or breach is waived, or such right is exercised, by such holder or trustee.

          (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors in any Borrowing Base Certificate), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value of $1,000,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 60 days or more.

          (h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 90 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

          (i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

          (j) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate not fully covered by insurance at any time are outstanding against one or more of the Credit Parties and the same are not, within 60 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

          (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (l)  Any Change of Control occurs.

          (m) Any default or breach by Borrower occurs and is continuing (after the expiration of any applicable grace period therein) under either the Senior
Note Indenture or the Prior Senior Note Indenture, or either the Senior Note Indenture or the Prior Senior Note Indenture shall be terminated for any reason, other than in connection with the full payment and defeasance of all Indebtedness arising in connection therewith.

          8.2.  Remedies.
                --------

          (a) If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Event of Default has occurred and is continuing under any of Sections 8.1(a),
(h) or (i), Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iii) exercise any rights and remedies provided to Agent under the Loan

Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

          8.3.  Waivers by Credit Parties.
                -------------------------

          Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

          9.1.  Assignment and Participations.
                -----------------------------

          (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and, so long as no Event of Default has occurred and is then continuing, Borrower (which consent shall not be unreasonably withheld or delayed; provided, that any assignment to Black Diamond Capital Management or any of its Affiliates shall require the consent of Borrower so long as no Event of Default pursuant to Sections 8.1(a)(i), 8.1(a)(ii), 8.1(h) or 8.1(i) has occurred and is then continuing), and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $2,500,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this
Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof and/or Loans, other rights, obligations or interests assigned from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), (a) any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document; and (b) in the case of an assignment to a Qualified Assignee which is, immediately prior to such assignment, an Affiliate of the assigning Lender, such assignment shall be effective between such Lender and its Affiliate immediately without compliance with the conditions for assignment under this Section 9.1(a), but shall not be effective with respect to Borrower, Agent, L/C Issuer or any Lender, and each of Borrower, Agent, L/C Issuer and each Lender shall be entitled to deal solely with such assigning Lender under any such assignment, in each case until the conditions for assignment under this Section 9.1(a) have been complied with. Agent hereby agrees to provide Borrower with commercially reasonable prior written notice of any assignment or sale contemplated by this Section 9.1(a), the consummation of which does not require consent of Borrower.

          (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence, neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c) Except as expressly provided in this Section 9.1, no Lender shall,as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(c).

          (e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided, that such Lender shall obtain from assignees or participants written confidentiality covenants substantially equivalent to those contained in Section 11.8.

          (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and Borrower, the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrower and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

          9.2.  Appointment of Agent.
                --------------------

          GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this
Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence, bad faith or willful misconduct.

          If Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining.

Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

          9.3.  Agent's Reliance, Etc.
                ----------------------

          Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence, bad faith or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          9.4.  GE Capital and Affiliates.
                -------------------------

          With respect to its Commitments hereunder, GE Capital (or any successor Agent, as the case may be) shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital (or such successor Agent, as the case may be) in its individual capacity. GE Capital (or any successor Agent, as the case may be) and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their

Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital (or such successor Agent, as the case may be) were not Agent and without any duty to account therefor to Lenders. GE Capital (or any successor Agent, as the case may be) and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital (or any successor Agent, as the case may be) as a Lender holding disproportionate interests in the Loans, and GE Capital (or such successor Agent, as the case may be) as Agent.

          9.5.  Lender Credit Decision.
                ----------------------

          Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          9.6.  Indemnification.
                ---------------

          Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence, bad faith or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

          9.7.  Successor Agent.
                ---------------

          Agent may resign at any time by giving not less than 30 days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent, which successor Agent, absent the occurrence and continuance of an Event of Default, shall be acceptable to Borrower, such acceptance not to be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided, that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

          9.8.  Setoff and Sharing of Payments.
                ------------------------------

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due. Each Lender agrees to promptly notify Borrower and Agent of any such setoff made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender entitled thereto or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party that is Borrower or a Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

          9.9.  Advances; Payments; Non-Funding Lenders; Information; Actions
                -------------------------------------------------------------
                in Concert.
                ----------

          (a)  Advances; Payments.

               (i) Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone (promptly confirmed thereafter by telecopy or other form of written transmission) or other similar form of written transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) On the 2nd Business Day of each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone (promptly confirmed thereafter by telecopy or other form of written transmission), or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 1:00 p.m. (Chicago time) on the next Business Day following each Settlement Date.

          (b) Availability of Lender's Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

          (c)  Return of Payments.

               (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

               (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender", other than with respect to matters regarding the agreement or consent of a Lender directly affected thereby under Section 11.2(c)(i)-(iv) and (vii) (initial clause) (or be included in the calculation of "Requisite Lenders" or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence, bad faith or willful misconduct. Agent shall deliver to each Lender, promptly following its receipt thereof, copies of the financial statements and other written materials described in paragraphs (a)-(g) of Annex E and in paragraph (a) of Annex F.

          (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

          9.10. Additional Titled Agents.
                ------------------------

          Borrower, Agent and each Lender acknowledge that, except for rights and powers, if any, expressly reserved to any of the Administrative Agent, the Syndication Agent, any Co-Lead Arranger or any other titled agent named on the cover page of this Agreement, other than Agent (collectively, the "Additional Titled Agents"), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the Loan Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans and the Commitments, such Additional Titled Agent shall be deemed to have concurrently resigned as such Additional Titled Agent. No successor or replacement Additional Titled Agent shall be designated or elected to serve upon the resignation by any Person of its role as an Additional Titled Agent.

10.  SUCCESSORS AND ASSIGNS

          10.1.  Successors and Assigns.
                 ----------------------

          This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person (other than any Indemnified Person) shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

          11.1.  Complete Agreement; Modification of Agreement.
                 ---------------------------------------------

          The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter or fee letter (other than the GE Capital Fee Letter), if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

          11.2.  Amendments and Waivers.
                 ----------------------

          (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lender shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that (i) increases the percentage advance rates set forth in the definition of the Borrowing Base, (ii) makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts, Eligible Rental Equipment, Eligible Wholesale Disposables and Eligible Equipment Disposables set forth in Sections 1.6 and 1.7, (iii) alters, in any respect, the provisions of Section 6.14(iii), or (iv) permits, directly or indirectly, the voluntary purchase, redemption, defeasance or prepayment of any Indebtedness described in Section 6.3(a)(iii) at any time that Borrowing Availability, after giving effect to such event, would equal less than $10,000,000, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in
Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

          (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders) or amend or waive any provision of this Agreement or any other Loan Document requiring pro rata treatment of Lenders;
(ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(iii)-(iv)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) permit any assignment by a Credit Party under Section 10.1 or, except as otherwise permitted herein or in the other Loan Documents, release any Collateral; (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 11.2; and (viii) amend or waive
Section 1.7, to the extent it pertains to items providing for unanimous Lender consent. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

          (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

               (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

               (ii) requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

          11.3.  Fees and Expenses.
                 -----------------

          Borrower shall reimburse (i) Agent for all reasonable fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses
(c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

          (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

          (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

          (d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (e) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

          (f)  efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Agent, the Lenders or the applicable Lender (as the case may be). Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services. Borrower hereby agrees that, solely with respect to the fees, costs and expenses described in the preceding clauses (c) and (d), the determination as to the reasonableness of any such fees, costs and expenses shall be made in the sole determination of Agent or each applicable Lender, and Borrower waives any and all rights to challenge or contest any such determination; provided, that following payment in full by Borrower to Agent and Lenders (as applicable) of any and all such amounts, Borrower shall thereafter have the right to challenge or contest any such determination.

          11.4.  No Waiver.
                 ---------

          Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrower specifying such suspension or waiver.

          11.5.  Remedies.
                 --------

          Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          11.6.  Severability.
                 ------------

          Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

          11.7.  Conflict of Terms.
                 -----------------

          Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          11.8.  Confidentiality.
                 ---------------

          Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties for a period of two years following the Termination Date, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by or on behalf of Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by or on behalf of them as described in clause (a) above);
(c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by the Agreement and the other Loan Documents (the "Transaction"), shall not apply to the federal tax structure or federal tax treatment of the Transaction, and each party hereto (and any employee, representative, or agent of or on behalf of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transaction or any federal tax matter or federal tax idea related to the Transaction.

          If Agent or any Lender is required to disclose any portion of non-public, confidential or proprietary information pursuant to either of clauses (c) or (e) of the preceding paragraph, to the extent practicable and not otherwise prohibited by law or by any legal, administrative or regulatory order or process, such entity shall notify Borrower of such disclosure as soon as is commercially reasonable, and shall reasonably cooperate in any effort of Borrower to maintain, at Borrower's sole cost and expense, the confidentiality of such information, including without limitation applying for protective court orders.

          11.9.  GOVERNING LAW.
                 -------------

          EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH

CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

          11.10. Notices.
                 -------

          Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and 3 Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or
(d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          11.11. Section Titles.
                 --------------

          The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          11.12. Counterparts.
                 ------------

          This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          11.13. WAIVER OF JURY TRIAL.
                 --------------------

          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE,

TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          11.14. Press Releases and Related Matters.
                 ----------------------------------

          Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, subject to Borrower's review and approval of the content thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

          11.15. Reinstatement.
                 -------------

          This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11.16. Advice of Counsel.
                 -----------------

          Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

          11.17. No Strict Construction.
                 ----------------------

          The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                         BORROWER:

                                         UNIVERSAL HOSPITAL SERVICES, INC.


                                         By   /s/  John A Gappa
                                           -------------------------------------
                                         Name  John A Gappa
                                             -----------------------------------
                                         Title Senior Vice President +
                                              ----------------------------------
                                               Chief financial officer
                                              ----------------------------------

                                         GENERAL ELECTRIC CAPITAL CORPORATION,
                                         as Agent and as a Lender


                                         By  /s/ Steven Warner
                                           -------------------------------------
                                               Duly Authorized Signatory

                                         FLEET NATIONAL BANK, as a Lender


                                         By  /s/ Robert Gominiak
                                           -------------------------------------
                                         Title  Vice President
                                              ----------------------------------

                                         PNC BANK, NATIONAL ASSOCIATION,
                                         as a Lender

                                         By  /s/ Lee Labine
                                           -------------------------------------
                                         Its  Vice President
                                            ------------------------------------

                                         CIT LENDING SERVICES CORPORATION,
                                         as a Lender

                                         By  /s/ John Sirico
                                           -------------------------------------
                                         Title  Vice President
                                              ----------------------------------

                                         LASALLE BUSINESS CREDIT, LLC,
                                         as a Lender


                                         By  /s/ Steven Felton
                                           -------------------------------------
                                         Title  Vice President/Senior Counsel
                                              ----------------------------------

                               ANNEX A (Recitals)
                                       to
                                CREDIT AGREEMENT

                                   DEFINITIONS


          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

          "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

          "Accounting Changes" has the meaning ascribed thereto in Annex G.

          "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security and guaranties of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

          "Activation Event" and "Activation Notice" have the meanings ascribed thereto in Annex C.

          "Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

          "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

          "Agent" means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

          "Agreement" means the Credit Agreement dated as of October 17, 2003, by and among Borrower, the other Credit Parties party thereto, GE Capital, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

          "Applicable L/C Margin" means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

          "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Revolver Index Margin, and the Applicable Revolver LIBOR Margin.

          "Applicable Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

          "Applicable Revolver LIBOR Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

          "Assignment Agreement" has the meaning ascribed to it in Section
9.1(a).

          "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

          "Blocked Accounts" has the meaning ascribed to it in Annex C.

          "Borrower" shall have the meaning ascribed thereto in the preamble to the Agreement.

          "Borrowing Availability" means, as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding.

          "Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

          (a) up to eighty-five percent (85%) of the total face amount of Borrower's Eligible Accounts; and

          (b)  the sum of:

               (i) up to fifty-five percent (55%) of Borrower's Eligible Rental Equipment valued on a net book value basis consistent with Borrower's consolidated month-end balance sheet;

               (ii) up to fifty percent (50%) of Borrower's Eligible Wholesale Disposables valued on a net book value basis consistent with Borrower's consolidated month-end balance sheet; and

               (iii) up to twenty percent (20%) of Borrower's Eligible Equipment Disposables valued on a net book value basis consistent with Borrower's consolidated month-end balance sheet;

in each case, less any Reserves established by Agent at such time in accordance with the terms and provisions of the Agreement.

          "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as
Exhibit 4.1(b).

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of Illinois and/or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP, excluding
(i) any such expenditures made within the applicable time periods set forth in
Section 1.3 or Section 5.4(c), as applicable, with the Net Proceeds obtained from the disposition of property, plant and equipment and (ii) to the extent otherwise deemed capital expenditures, expenditures made as part of Permitted Acquisitions.

          "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Cash Collateral Account" has the meaning ascribed to it Annex B.

          "Cash Equivalents" has the meaning ascribed to it in Annex B.

          "Cash Equivalent Investments" means (a) securities with maturities of 360 days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 360 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Cash Management Systems" has the meaning ascribed to it in Section
1.8.

          "Change of Control" means (i) any event, transaction or occurrence as a result of which (a) J.W. Childs and Halifax collectively cease to own and control all of the economic and voting rights associated with ownership of at least fifty and one-tenth percent (50.1%) of the outstanding capital Stock of all classes of Borrower on a fully diluted basis, or (b) except to the extent resulting from transfers permitted under Section 6.1, Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries and (ii) any "Change of Control", "Change in Control" or any similar definition set forth in each of the Prior Senior Note indenture and the Senior Note Indenture.

          "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the

Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

          "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

          "Closing Date" means October 17, 2003.

          "Closing Date Prior Senior Note Indenture Amendment" means that certain First Supplemental Indenture, dated as of October 8, 2003, between Borrower and U.S. Bank National Association (as successor to First Trust National Association), as trustee.

          "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Illinois; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "Collateral" means the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

          "Collateral Documents" means the Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

          "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

          "Collection Account" means that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York ABA

No. 021 001 033, or such other account as may be specified in writing by Agent as the "Collection Account.".

          "Commitment Termination Date" means the earliest of (a) the sixty (60) month anniversary date of the Closing Date, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and
(c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0).

          "Commitments" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), which aggregate commitment shall be $100,000,000 on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Compliance Certificate" has the meaning ascribed to it in Annex E.

          "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Control Letter" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party or (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims or subordinates to the Lien of the Agent any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

          "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

          "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Parties" means Borrower, and each of its Subsidiaries.

          "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning ascribed to it in Section 1.5(d).

          "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

          "Disbursement Accounts" has the meaning ascribed to it in Annex C.

          "Disclosure Schedules" means the Schedules prepared by Borrower and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the Agreement.

          "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Dollars" or "$" means lawful currency of the United States of America.

          "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of
(i) income tax credits for such period, (ii) interest income for such period,
(iii) gain from extraordinary items for such period, (iv) non-recurring gains (as determined in accordance with GAAP) for such period, except as otherwise determined by Agent in its reasonable discretion, (v) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) excluding asset sales occurring in the ordinary course of business and (vi) any other non-cash gains for such period that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes for such period, (ii) interest expense for such period as defined by GAAP, (iii) loss from extraordinary items for such period, (iv) non-recurring loss for such period (as determined in accordance with GAAP) to the extent approved by Agent in its reasonable discretion, (v) the amount of non-cash charges (including depreciation and amortization) for such period, (vi) amortized debt discount for such period,
(vii) expenses incurred during such period in connection with the Related Transactions, to the extent disclosed in writing to Agent on or prior to the Closing Date, (viii) expenses during such period in respect of management fees and related expense reimbursements paid by any Credit Party, to the extent such payments were permitted when made pursuant to Section 6.14, and do not exceed $620,000 in the aggregate for any Fiscal Year with respect to all Credit Parties and (ix) the amount of any deduction to consolidated net income for such period as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary. Determinations of EBITDA in connection with Permitted Acquisitions shall be determined utilizing the Pro Forma Basis.

          "Eligible Accounts" has the meaning ascribed to it in Section 1.6.

          "Eligible Equipment Disposables" means, as of any date of determination, all Equipment Disposables of Borrower which (i) conform to the requirements of Section 1.7 of the Agreement, and (ii) at all times continue to be acceptable to the Agent in its commercially reasonable judgment.

          "Eligible Rental Equipment" means, as of any date of determination, the amount of all Rental Equipment of Borrower which (i) is held by Borrower (other than for sale) or is rented to third Persons in the ordinary course of business by Borrower or which is the subject of an equipment rental program or similar equipment outsourcing program, (ii) conforms to the requirements of
Section 1.7 of the Agreement and (iii) at all times continues to be acceptable to the Agent in its commercially reasonable judgment. In any event, Eligible Rental Equipment shall (i) exclude the net book value of Borrower's "Bazooka Bed" inventory, and (ii) account for reserves for Rental Equipment that is unrentable, obsolete or slow moving.

          "Eligible Wholesale Disposables" means, as of any date of determination, all Wholesale Disposables of Borrower which (i) conform to the requirements of Section 1.7 of the Agreement, and (ii) at all times continue to be acceptable to the Agent in its commercially reasonable judgment.

          "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded Software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and Fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "Equipment Disposables" means repair or replacement parts purchased by Borrower or any of its Subsidiaries for repair of its Rental Equipment or for sale to customers of Borrower or any of its Subsidiaries.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

          "ESOP" means a Plan that is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

          "Event of Default" has the meaning ascribed to it in Section 8.1.

          "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

          "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "Fees" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

          "Financial Covenants" means the financial covenants set forth in Annex G.

          "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex E.

          "Fiscal Month" means any of the monthly accounting periods of Borrower.

          "Fiscal Quarter" means any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30, and December 31of each year.

          "Fiscal Year" means any of the annual accounting periods of Borrower ending on December 31 of each year.

          "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

          "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

          "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

          "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

          "GE Capital Fee Letter" means that certain letter, dated as of September 19, 2003, between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital.

          "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

          "Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded Software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof, as determined by such Person in good faith, provided that the amount of any Guaranteed Indebtedness shall not, in any event, exceed the amount which in light of the facts and circumstances, represents the amount that can reasonably be expected to become an actual or matured liability in accordance with GAAP.

          "Guarantor" means each Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Halifax" means Halifax Capital Partners, L.P., a Delaware limited partnership.

          "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) in an amount equal to the lesser of (A) such indebtedness and (B) if such indebtedness has not been assumed by such Person and is otherwise non-recourse to such Person, the fair market value of such property, (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, in an amount equal to the lesser of (A) such indebtedness and (B) if such indebtedness has not been assumed by such Person and is otherwise non-recourse to such Person, the fair market value of such property, and (i) the Obligations.

          "Indemnified Liabilities" has the meaning ascribed to it in Section 1.13.

          "Indemnified Person" has the meaning ascribed to in Section 1.13.

          "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release
H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

          "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

          "Interest Coverage Ratio" means with respect to any Person for any fiscal period, the ratio of EBITDA for such period to Interest Expense for such period.

          "Interest Expense" means, with respect to any Person for any fiscal period, cash interest expense of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person.

          "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and provided, further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

          "Interest Rate Agreement" means any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to hedge the position of Borrower or any Subsidiary with respect to interest rates.

          "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded Software.

          "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

          "IRC" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

          "IRS" means the Internal Revenue Service.

          "J.W. Childs" means, collectively, J.W. Childs Equity Partners III, L.P., a Delaware limited partnership, and J.W. Childs Equity Partners, L.P., a Delaware limited partnership.

          "L/C Issuer" has the meaning ascribed to it in Annex B.

          "L/C Sublimit" has the meaning ascribed to it in Annex B.

          "Lenders" means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

          "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

          "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Lenders thereupon or pursuant thereto.

          "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

          "Letters of Credit" means documentary or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

          "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

          "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end 2 LIBOR Business Days prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

          "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Litigation" has the meaning ascribed to it in Section 3.13.

          "Loan Account" has the meaning ascribed to it in Section 1.12.

          "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

          "Loans" means the Revolving Loan and the Swing Line Loan.

          "Lock Boxes" has the meaning ascribed to it in Annex C.

          "Margin Stock" has the meaning ascribed to in Section 3.10.

          "Master Documentary Agreement" means the Master Agreement for Documentary Letters of Credit dated as of the Closing Date between Borrower, as Applicant, and GE Capital.

          "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit dated as of the Closing Date between Borrower, as Applicant, and GE Capital, as issuer.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of any Credit Party, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the

Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

          "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Proceeds" means (i) the aggregate cash consideration received by Borrower or a Subsidiary in connection with any transaction referred to in
Section 1.3(b)(iii) less (ii) the reasonable expenses (including out-of-pocket expenses) incurred by Borrower or such Subsidiary in connection with such transaction (including, in the case of any issuance of debt or equity securities, reasonable underwriters' commissions and fees) and the amount of any federal and state taxes incurred in connection with such transaction, in each case as certified to Agent at the time of such transaction.

          "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

          "Notes" means, collectively, the Revolving Notes and the Swing Line Notes.

          "Notice of Conversion/Continuation" has the meaning ascribed to it in
Section 1.5(e).

          "Notice of Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a).

          "Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

          "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patent Security Agreements" means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

          "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means a Plan described in Section 3(2) of ERISA.

          "Permitted Acquisition" has the meaning ascribed to it in Section 6.1(i).

          "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $250,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) licenses, leases or subleases granted to other Persons not interfering in any material respect with the business of Borrower or any of its Subsidiaries; (k) bankers' Liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business; (l) Liens arising from precautionary UCC financing statements regarding operating leases; and (m) Liens expressly permitted under clauses (b),
(c) and (d) of Section 6.7 of the Agreement.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" means, at any time, an "employee benefit plan", as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

          "Prior Lender" means collectively, each holder of all or any portion of the Prior Lender Obligations.

          "Prior Lender Obligations" means the indebtedness arising under that certain Credit Agreement dated as of October 25, 1999 among Borrower, Key Corporate Capital, Inc., as Collateral Agent, Heller Financial, Inc., as Syndication Agent and Canadian Imperial Board of Commerce, as Administrative Agent, as amended.

          "Prior Senior Note Indenture" means that certain Indenture, dated as of February 25, 1998, between Borrower and First Trust National Association, as trustee, as amended or otherwise modified through and including the Closing Date (including without limitation pursuant to the Closing Date Prior Senior Note Indenture Amendment).

          "Prior Senior Notes" means those certain 10 1/4% Senior Notes due 2008, Series A and those certain 10 1/4% Senior Notes due 2008, Series B of Borrower issued pursuant to the Prior Senior Note Indenture, as amended or otherwise modified through and including the Closing Date.

          "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

          "Pro Forma" means the unaudited consolidated balance sheet of Borrower as of June 30, 2003 after giving pro forma effect to the Related Transactions.

          "Pro Forma Basis" means, for purposes of calculating compliance with each of the financial covenants set forth in Annex G in respect of a proposed Permitted Acquisition, that such proposed Permitted Acquisition shall be deemed to have occurred as of the first day of the four fiscal quarter period ending as of the most recent fiscal quarter end preceding the date of such proposed Permitted Acquisition with respect to which Agent has received the required financial information, but solely to the extent that either (i) Agent shall have provided its express written approval to the financial statements of a Target the subject of a Permitted Acquisition or (ii) the financial statements of a Target provided to Agent shall have been audited by independent accountants reasonably acceptable to Agent. As used herein, "transaction" shall mean any Permitted Acquisition. In connection with any calculation of the financial covenants set forth in Annex G, upon giving effect to a Permitted Acquisition on a Pro Forma Basis:

     (A) for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness in connection with such proposed Permitted Acquisition, any Indebtedness which is retired in connection with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the applicable period;

     (B) for purposes of any such calculation in respect of any Permitted Acquisition, (1) any Indebtedness incurred or assumed by any Credit Party in connection with such transaction (including the Person or property acquired) and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (2) income statement items (whether positive or negative) attributable to the Person or property acquired shall be included beginning as of the first day of the applicable period.

          "Projections" means Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrower, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means with respect to all matters relating to any Lender, (a) with respect to the Loans, the percentage obtained by dividing (i) the Revolving Loan

Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

          "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided, that (i) no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, (ii) no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee and (iii) at any time no Event of Default described in any of Sections 8.1(a), 8.1(h) or 8.1(i) is then in existence, no Person that is engaged in any line of business involving the sale, rental, leasing, management, servicing or outsourcing of medical equipment, and is identified by Borrower to Agent as being disqualified as a Qualified Assignee due to being engaged in any such line of business prior to the consummation of an assignment or sale to such Person described in Section 9.1(a), shall be a Qualified Assignee.

          "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

          "Qualified Subordinated Notes" means promissory notes that (i) provide for no scheduled or other mandatory principal payments or prepayments prior to the date six months following the date set forth in clause (a) of the defined term "Commitment Termination Date", (ii) provide for no voluntary principal payment or prepayment, except (x) in the manner set forth in the proviso to
Section 6.18(a) or (y) with the prior written consent of Agent and Requisite Lenders, (iii) provide for no cash interest payments prior to the date set forth in clause (i) above and (iv) otherwise qualify as Subordinated Debt.

          "Real Estate" has the meaning ascribed to it in Section 3.6.

          "Recapitalization" means the transactions contemplated by the Recapitalization Agreements.

          "Recapitalization Agreements" mean, collectively, (i) that certain Stock Purchase Agreement dated as of September 26, 2003 among J.W. Childs Equity Partners III, L.P., JWC Co-invest III LLC, Halifax, Borrower and certain other parties named therein, (ii) those certain Repurchase Agreements dated on or about October 17, 2003 among Borrower and certain Stockholders of Borrower;
(iii) that certain letter agreement dated as of September 26, 2003 between Borrower and Security Life of Denver Insurance Company, (iv) the Senior Note Indenture and the Senior Notes, (v) the Closing Date Prior Senior Note Indenture Amendment and (vi) that certain Offer to Purchase and Consent Solicitation Statement of Borrower dated September 24, 2003.

          "Refinancing" means the repayment in full by Borrower of the Prior Lender Obligations on the Closing Date.

          "Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(b)(iii).

          "Related Transactions" means the initial borrowing (if any) under the Revolving Loan on the Closing Date, the Recapitalization, the Refinancing, the issuance of the Senior Notes, the execution and delivery of the Closing Date Prior Senior Note Indenture Amendment, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" means the Loan Documents, the Recapitalization Agreements and all other agreements or instruments executed in connection with the Related Transactions.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Rental Equipment" means all movable medical equipment owned by Borrower or any of its Subsidiaries generally consisting of, but not limited to, critical care equipment, monitoring equipment, newborn care equipment and respiratory therapy equipment.

          "Requisite Lenders" means Lenders having (a) more than fifty percent (50%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than fifty percent (50%) of the aggregate outstanding amount of all Loans.

          "Reserves" means reserves established pursuant to either of Sections
1.6 or 1.7 and such other reserves against Borrowing Availability expressly authorized by any Loan Document.

          "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

          "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

          "Revolving Loan" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

          "Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be $100,000,000 on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "Revolving Note" has the meaning ascribed to it in Section 1.1(a)(ii).

          "Security Agreement" means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

          "Senior Note Indenture" means that certain Indenture dated as of October 17, 2003 between Borrower and Wells Fargo Bank Minnesota, National Association, as trustee.

          "Senior Notes" means those certain 10.125% Senior Notes due November 1, 2011 issued by Borrower pursuant to the Senior Note Indenture in an aggregate original principal amount of $260,000,000 pursuant to the Senior Note Indenture.

          "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

          "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

          "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

          "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

          "Stockholder's Agreement" means that certain Amended and Restated Stockholder's Agreement dated as of October 17, 2003 among Borrower and its Stockholders, as in effect on the Closing Date, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 6.18.

          "Subordinated Debt" means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Requisite Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.

          "Supermajority Lenders" means Lenders having (a) sixty-six and two-thirds percent (66 2/3%) or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, sixty-six and two-thirds percent (66 2/3%) or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

          "Swing Line Advance" has the meaning ascribed to it in Section 1.1(b)(i).

          "Swing Line Availability" has the meaning ascribed to it in Section 1.1(b)(i).

          "Swing Line Commitment" means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

          "Swing Line Lender" means GE Capital.

          "Swing Line Loan" means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

          "Swing Line Note" has the meaning ascribed to it in Section
1.1(b)(ii).

          "Target" has the meaning ascribed to its in Section 6.1(i).

          "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

          "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents (other than unasserted contingent indemnification obligations) have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) Borrower shall have no further right to borrow any monies under the Agreement.

          "Title IV Plan" means a Pension Plan (other than a Multiemployer
Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Total Leverage Ratio" means, with respect to Borrower, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination, to (b) EBITDA for the twelve months ending on that date of determination.

          "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

          "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          "Welfare Plan" means a Plan described in Section 3(i) of ERISA.

          "Wholesale Disposables" means Inventory purchased by Borrower or any of its Subsidiaries for sale to customers of Borrower or any of its Subsidiaries.

          Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (Section 1.2)
                                       to
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

          (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer") for Borrower's account and guaranteed by Agent; provided, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) $5,000,000 (the "L/C Sublimit") and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is less than 5 Business Days prior to the Commitment Termination Date or more than one year following the date of issuance thereof, unless otherwise determined by the Agent, in its sole discretion, and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date; provided, however, that subject to the remaining terms of this Agreement, a Letter of Credit may have an expiry date that is later than 5 Business Days prior to the Commitment Termination Date (and, subject to the terms hereof, Agent and Lenders shall be obligated to incur Letter of Credit Obligations in respect thereof, or purchase risk participations therein, as applicable) so long as Borrower shall have deposited with Agent Cash Equivalents (as defined below) in an amount equal to one hundred five percent (105%) of the maximum amount then available to be drawn thereunder and in accordance with the provisions of paragraph (c) below.

          (b)   Advances Automatic; Participations.

          (i) In the event that Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement upon Agent's request.

     The failure of any Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's Pro Rata Share of any such payment.

          (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Lender, then (A) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and
     (B) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit upon Agent's request in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

          (c)   Cash Collateral.

          (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to one hundred five percent (105%) of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of Borrower. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution reasonably acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner reasonably satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

          (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to one hundred five percent (105%) of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion. So long as no Event of Default is then in existence, as the aggregate maximum amount available to be drawn under such Letters of Credit is reduced, Agent shall, upon request of Borrower, deliver to Borrower or permit Borrower to withdraw from the Cash Collateral Account such amount as shall cause the cash collateral not to exceed 105% of the maximum amount then available to be drawn under such Letters of Credit.

          (iii) From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

          (iv) Except as provided in clause (ii) above, neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

          (d) Fees and Expenses. Borrower agrees to pay to Agent for the benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrower shall pay to any L/C Issuer, on demand, such reasonable fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least 2 Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application and Documentary Letter of Credit or Application for Documentary Letter of Credit (as applicable). Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

          (f) Obligation Absolute. The obligation of Borrower to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

          (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

          (ii) the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

          (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

          (vi) the fact that a Default or an Event of Default has occurred and is continuing.

          (g)   Indemnification; Nature of Lenders' Duties.

          (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

          (ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

          (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer, including an Application and Agreement For Documentary Letter of Credit, a Master Documentary Agreement and a Master Standby Agreement entered into with Agent; provided, that, to the extent of a conflict between the terms of this Annex B and any Application and Agreement for Documentary Letter of Credit, Master Documentary Agreement or Master Standby Agreement, the terms of this Annex B shall control.

                              ANNEX C (Section 1.8)
                                       to
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEMS

          Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

          (a) Borrower may maintain, in its name, one or more accounts (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.4.

          (b) On or before the Closing Date, each bank where a Disbursement Account is maintained and all other banks identified in Disclosure Schedule 3.19 (each, a "Relationship Bank") shall have entered into tri-party deposit account control agreements with Agent, for the benefit of itself and Lenders, and Borrower and the applicable Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such deposit account control agreement shall provide, among other things, that (i) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment and as may otherwise be agreed to by Agent and (ii) the bank party thereto shall agree to comply with Agent's instructions directing disposition of funds on deposit without further consent of Borrower or the applicable Subsidiary (as applicable). Agent hereby agrees with Borrower that Agent shall not deliver to any bank described above any notice directing disposition of funds on deposit (herein an "Activation Notice") unless and until the occurrence and continuance of an Event of Default. From and after the date Agent has delivered an Activation Notice to any bank, Borrower shall not, nor shall Borrower cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date, amounts necessary to meet minimum balance requirements and additional amounts not to exceed $10,000 in any such account and $50,000 in all such accounts in the aggregate at any time outstanding.

          (c) So long as no Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule 3.19 to add or replace a Relationship Bank or replace any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party deposit account control agreement, in form and substance described above. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the bank holding such accounts or Agent's liability under any tri-party deposit account control agreement with such bank is no longer acceptable in Agent's reasonable judgment.

          (d) Following the occurrence of an Event of Default, at the request of Agent or Requisite Lenders (which request may be made solely during the continuance of an Event of Default) Borrower shall (i) establish lock boxes ("Lock Boxes") and/or blocked accounts ("Blocked Accounts") at one or more of the banks set forth in Disclosure Schedule 3.19, and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in Borrower's name or any such Subsidiary's name and at a Relationship Bank and (iii) deliver to each Relationship Bank instructions, revocable only upon Agent's express authorization, directing each Relationship Bank to immediately forward all amounts on deposit to the Collection Account through daily sweeps from such accounts into the Collection Account.

          (e) The Disbursement Accounts, each account maintained with a Relationship Bank and the Lock Boxes and Blocked Accounts (if any) shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

          (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

          (g) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower or any such Related Person (other than cash proceeds of the Recapitalization held by Borrower to consummate certain payments to be made by Borrower with respect to the Recapitalization), and (ii) within 1 Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items of payment (other than cash proceeds of the Recapitalization), deposit the same into a deposit account subject to a deposit account control agreement described herein. Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into a deposit account subject to a deposit account control agreement described herein.

                            ANNEX D (Section 2.1(a))
                                       to
                                CREDIT AGREEMENT

                                CLOSING CHECKLIST

          In addition to, and not in limitation of, the conditions described in
Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

     A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

     B. Revolving Notes and Swing Line Notes. Duly executed originals of the Revolving Note and Swing Line Notes for each applicable Lender, dated the Closing Date.

     C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

     D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

     E.   Security Interests and Code Filings.

          (a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date) and Permitted Encumbrances.

          (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

          (c) Control Letters from (i) all issuers of uncertificated securities held by Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower.

     F. Payoff Letters; Termination Statements. Copy of a duly executed payoff letter, in form and substance reasonably satisfactory to Agent, executed by the "Agent" under the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) duly authorized UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, releasing all liens of Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

     G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

     H. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate, dated the Closing Date, reflecting information concerning Eligible Accounts, Eligible Rental Equipment, Eligible Wholesale Disposables and Eligible Equipment Disposables as of September 30, 2003.

     I. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

     J. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the initial Revolving Credit Advance.

     K. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed deposit account control agreements, reasonably satisfactory to Agent, with the banks as required by Annex C.

     L. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

     M. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

     N. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

     O. Opinions of Counsel. Duly executed originals of opinions of Dorsey & Whitney LLP, counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

     P. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with
Section 4.2.

     Q.   Fee Letter. Duly executed originals of the GE Capital Fee Letter.

     R. Officer's Certificate. Agent shall have received duly executed originals of a certificate of the Chief Financial Officer of Borrower, dated the Closing Date, stating that, since December 31, 2002 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which, if successful, could reasonably be expected to have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party not permitted under the Agreement; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

     S. Environmental Reports. Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on all of the Real Estate owned by Borrower, dated or brought down to date no more than six months prior to the Closing Date, prepared by environmental engineers reasonably satisfactory to Agent, all in form and substance reasonably satisfactory to Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate owned by Borrower as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

     T. Appraisals. Agent shall have received appraisals as to all Equipment, each of which shall be in form and substance reasonably satisfactory to Agent.

     U. Audited Financials; Financial Condition. Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, certified by Borrower's Chief Financial Officer, in each case in form and substance reasonably satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower, based on such Pro Forma and Projections, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (d) containing such other statements with respect to the solvency of Borrower and matters related thereto as Agent shall request.

     V. Master Standby Agreement. A Master Agreement for Standby Letters of Credit among Borrower and GE Capital.

     W. Master Documentary Agreement. A Master Agreement for Documentary Letters of Credit among Borrower and GE Capital.

     X. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                            ANNEX E (Section 4.1(a))
                                       to
                                CREDIT AGREEMENT

                 FINANCIAL STATEMENTS AND PROJECTIONS--REPORTING

          Borrower shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

          (a) Monthly Financials. To Agent, within 30 days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; and
(ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower that
(i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default.

          (b) Quarterly Financials. To Agent, within 45 days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and
(ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate" showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default. In addition, Borrower shall deliver to Agent and Lenders, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

          (c) Operating Plan. To Agent, as soon as available, but not later than 30 days after the end of each Fiscal Year, an annual operating plan for Borrower, on a consolidated and consolidating basis, approved by the Board of Directors of Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

          (d) Annual Audited Financials. To Agent, within 90 days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise reasonably acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iii) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default.

          (e) Management Letters. To Agent, within 5 Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

          (f) Default Notices. To Agent, as soon as practicable, and in any event within 5 Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect (in each case not previously disclosed to Agent), telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

          (g) SEC Filings and Press Releases. To Agent, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

          (h) Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within 5 Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

          (i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

          (j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that
(i) seeks damages in excess of $1,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall.

          (k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

          (l) Lease Default Notices. To Agent, within 5 Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located.

          (m) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall from time to time reasonably request.

                            ANNEX F (Section 4.1(b))
                                       to
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

          Borrower shall deliver or cause to be delivered the following:

          (a) To Agent, upon its request at any time Borrowing Availability is less than $3,000,000, and in any event no less frequently than 5 Business Days after the end of each Fiscal Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing
Date), each of the following reports, each of which shall be prepared by Borrower as of the last day of the immediately preceding Fiscal Month or the date 2 days prior to the date of any such request:

          (i) a Borrowing Base Certificate, accompanied by such supporting detail and documentation as shall be reasonably requested by Agent; and

          (ii) a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be reasonably requested by Agent.

          (b) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

          (c) Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, that Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if an Event of Default has occurred and is continuing, Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

          (d) Borrower, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent; and

          (e) Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time reasonably request.

                             ANNEX G (Section 6.10)
                                       to
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

          Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

          (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                                       Maximum Capital
                                        Expenditures
Period                                   per Period
------------------------------------   ---------------
Fiscal Year ending December 31, 2003   $    42,500,000
Fiscal Year ending December 31, 2004   $    53,500,000
Fiscal Year ending December 31, 2005   $    62,000,000
Fiscal Year ending December 31, 2006   $    74,000,000
Fiscal Year ending December 31, 2007   $    86,000,000
Fiscal Year ending December 31, 2008
and each Fiscal Year thereafter        $   100,000,000

; provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (i) one hundred percent (100%) of the amount of permitted Capital Expenditures for the immediately prior period (not to exceed $10,000,000), and
(ii) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year.

          (b) Minimum Interest Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at each date set forth below, an Interest Coverage Ratio for the twelve-month period then ended of not less than the following:

-------------------------------------------------------
                                       Minimum Interest
    Twelve Month Period Ending          Coverage Ratio
-------------------------------------------------------
December 31, 2003                        2.00 to 1.0
-------------------------------------------------------
March 31, 2004                           2.00 to 1.0
-------------------------------------------------------
June 30, 2004                            2.00 to 1.0
-------------------------------------------------------
September 30, 2004                       2.00 to 1.0
-------------------------------------------------------
December 31, 2004                        2.15 to 1.0
-------------------------------------------------------
March 31, 2005                           2.15 to 1.0
-------------------------------------------------------
June 30, 2005                            2.15 to 1.0
-------------------------------------------------------
September 30, 2005                       2.15 to 1.0
-------------------------------------------------------
December 31, 2005                        2.25 to 1.0
-------------------------------------------------------
March 31, 2006                           2.25 to 1.0
-------------------------------------------------------
June 30, 2006                            2.25 to 1.0
-------------------------------------------------------
September 30, 2006                       2.25 to 1.0
-------------------------------------------------------
December 31, 2006                        2.50 to 1.0
-------------------------------------------------------
March 31, 2007                           2.50 to 1.0
-------------------------------------------------------
June 30, 2007                            2.50 to 1.0
-------------------------------------------------------
September 30, 2007                       2.50 to 1.0
-------------------------------------------------------
December 31, 2007 and each March 31,
June 30, September 30, and
December 31 thereafter                   2.75 to 1.0
-------------------------------------------------------

          (c) Maximum Total Leverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at each date set forth below, a Total Leverage Ratio as of such date and for the twelve-month period then ended of not more than the following:

-------------------------------------------------------
                                        Maximum Total
    Twelve Month Period Ending          Leverage Ratio
-------------------------------------------------------
December 31, 2003                        4.75 to 1.0
-------------------------------------------------------
March 31, 2004                           4.75 to 1.0
-------------------------------------------------------
June 30, 2004                            4.75 to 1.0
-------------------------------------------------------
September 30, 2004                       4.75 to 1.0
-------------------------------------------------------
December 31, 2004                        4.60 to 1.0
-------------------------------------------------------
March 31, 2005                           4.60 to 1.0
-------------------------------------------------------
June 30, 2005                            4.60 to 1.0
-------------------------------------------------------
September 30, 2005                       4.60 to 1.0
-------------------------------------------------------
December 31, 2005                        4.35 to 1.0
-------------------------------------------------------
March 31, 2006                           4.35 to 1.0
-------------------------------------------------------
June 30, 2006                            4.35 to 1.0
-------------------------------------------------------
September 30, 2006                       4.35 to 1.0
-------------------------------------------------------
December 31, 2006                        4.00 to 1.0
-------------------------------------------------------
March 31, 2007                           4.00 to 1.0
-------------------------------------------------------
June 30, 2007                            4.00 to 1.0
-------------------------------------------------------
September 30, 2007                       4.00 to 1.0
-------------------------------------------------------
December 31, 2007 and each March 31,
June 30, September 30, and
December 31 thereafter                   3.75 to 1.0
-------------------------------------------------------

          Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (Section 9.9(a))
                                       to
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

Name:          General Electric Capital Corporation
Bank:          Bankers Trust Company
               New York, New York
ABA #:         021001033
Account #:     50232854
Account Name:  GECC/CAF Depository
Reference:     CFC Universal Hospital Services

                             ANNEX I (Section 11.10)
                                       to
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)  If to Agent or GE Capital, at

     General Electric Capital Corporation
     500 West Monroe Street, 29th Floor
     Chicago, Illinois  60657
     Attention:  Jessica Voelker, Account Manager
     Telecopier No.: (312) 441-7598
     Telephone No.:  (312) 463-2269

     with copies to:

     General Electric Capital Corporation
     2 Bethesda Metro Center, Suite 600
     Bethesda, Maryland  20814
     Attention:  Christian Barnette
     Telecopier No.: (301) 664-9804
     Telephone No.:  (301) 664-9866

     and

     General Electric Capital Corporation
     201 High Ridge Road
     Stamford, Connecticut 06927-5100
     Attention:  Corporate Counsel - Commercial Finance
     Telecopier No.: (203) 316-7889
     Telephone No.:  (203) 316-7552

(B)  If to Borrower, at

     Universal Hospital Services, Inc.
     3800 West 80/th/ Street, Suite 1250
     Bloomington, Minnesota 55431
     Attention:  John Gappa
     Telecopier No.: (952) 893-0704
     Telephone No.:  (952) 893-3292
     with copies to:

     Dorsey & Whitney LLP
     50 South Sixth Street, Suite 1500
     Minneapolis, Minnesota 55402
     Attention:  Joe Genereux
     Telecopier No.: (612) 340-2868
     Telephone No.:  (612) 340-2600

                 ANNEX J (from Annex A - Commitments definition)
                                       to
                                CREDIT AGREEMENT

Revolving Loan Commitment:                             Lender(s)
--------------------------------------    --------------------------------------
$30,000,000                               General Electric Capital Corporation
(plus Swing Line Commitment of
$5,000,000)

$15,000,000                               Fleet National Bank

$22,500,000                               PNC Bank, National Association

$17,500,000                               LaSalle Business Credit, LLC

$15,000,000                               CIT Lending Services Corporation

                                EXHIBIT 1.1(a)(i)
                                       to
                                CREDIT AGREEMENT

                   FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

       Reference is made to that certain Credit Agreement dated as of __________ __, 2003 by and among the undersigned ("Borrower"), General Electric Capital Corporation, as agent and as a Lender, the Credit Parties signatory thereto and the Lenders from time to time party thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

       Borrower hereby gives irrevocable notice, pursuant to Section 1.1(a)(i) of the Credit Agreement, of its request for a Revolving Credit Advance in the aggregate amount of [$___________] to be made on [____________, ____].

       Borrower hereby (i) represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the Advances requested hereby, before and after giving effect thereto; and (ii) reaffirms the continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

       IN WITNESS WHEREOF, Borrower has caused this Notice of Revolving Credit Advance to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                           UNIVERSAL HOSPITAL SERVICES, INC.


                                           By ______________________________
                                           Its _____________________________

                               EXHIBIT 1.1(a)(ii)
                                       to
                                CREDIT AGREEMENT

                             FORM OF REVOLVING NOTE

                                                               Chicago, Illinois
[$100,000,000]                                                 October ___, 2003


       FOR VALUE RECEIVED, the undersigned, UNIVERSAL HOSPITAL SERVICES, INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of _______________________ ("Lender"), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders ("Agent"), at its address at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of [ONE HUNDRED MILLION DOLLARS AND 00/100 CENTS ($100,000,000)] or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

       This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement of even date herewith by and among Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to Borrower.

       The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

       If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

       Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, except as otherwise required under the Credit Agreement, be declared, and immediately shall become, due and payable.

       Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower, except as otherwise required under the Credit Agreement.

       Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

       THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                        UNIVERSAL HOSPITAL SERVICES, INC.


                                        By _______________________________
                                        Title ____________________________

                               EXHIBIT 1.1(b)(ii)
                                       to
                                CREDIT AGREEMENT

                             FORM OF SWING LINE NOTE

                                                               Chicago, Illinois
$5,000,000                                                      October __, 2003


       FOR VALUE RECEIVED, the undersigned, UNIVERSAL HOPSITAL SERVICES, INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Swing Line Lender") at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the "Agent") at the Agent's address at 500 West Monroe, Chicago, Illinois 60661 or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIVE MILLION DOLLARS AND NO CENTS ($5,000,000) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

       This Swing Line Note is issued pursuant to that certain Credit Agreement of even date herewith by and among Borrower, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrower, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrower.

       The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

       If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

       Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, except as otherwise required under the Credit Agreement, be declared, and immediately shall become, due and payable.

       Time is of the essence of this Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower, except as otherwise required under the Credit Agreement.

       THIS SWING LINE NOTE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                           UNIVERSAL HOSPITAL SERVICES, INC.


                                           By ______________________________
                                           Title ___________________________

                                 EXHIBIT 1.5(e)

                                       to

                                CREDIT AGREEMENT

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

       Reference is made to that certain Credit Agreement dated as of __________, 2003 by and among the undersigned ("Borrower"), the other Persons named therein as Credit Parties, General Electric Capital Corporation ("Agent") and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

       Borrower hereby gives irrevocable notice, pursuant to Section 1.5(e) of the Credit Agreement, of its request to:

       (a) on [ date ] convert $[________]of the aggregate outstanding principal amount of the Revolving Loan, bearing interest at the [________] Rate, into a Revolving Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [_____] month(s)];

       [(b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the Revolving Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [_____] month(s)].

       Borrower hereby (i) represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and (ii) reaffirms the continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

       IN WITNESS WHEREOF, Borrower has caused this Notice of
Conversion/Continuation to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                           UNIVERSAL HOSPITAL SERVICES, INC.


                                           By ______________________________
                                           Title ___________________________

                                 EXHIBIT 4.1(B)

                                       to

                                CREDIT AGREEMENT

                       FORM OF BORROWING BASE CERTIFICATE

                                 [see attached]

                       FORM OF BORROWING BASE CERTIFICATE
                              AS OF _______________

       Pursuant to Annex F (Section 4.1(b)) of the Credit Agreement, dated as of ________________ (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among UNIVERSAL HOSPITAL SERVICES, INC. (the "Borrower"), the lenders from time to time parties thereto (the "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as a lender and as agent ("Agent"), the undersigned officer hereby certifies on behalf of the Borrower to Agent and the Lenders, as follows:

1. The Borrowing Base (as defined in the Credit Agreement) as of _______________ was:

                                                                                       $_____________
Calculated as follows:       Date:  __________         For Month Ending:                  ___________
                                                       Borrowings                        $___________
                                                       Letter of Credit                  $___________
                                                                                         $===========


       ACCOUNTS RECEIVABLE

       Total Outstanding Accounts                                                    $____________
       Less Any Account
       -------------------------------------------------------------------------------------------

       (a) that does not arise from the sale or rental of goods or the performance of services by Subsidiaries in the ordinary course
           Borrower or any of its of its business                                    $____________

       (b) (i) upon which Borrower's or any Subsidiary's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower or any Subsidiary is not legally able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) to the extent that both (x) the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's or any Subsidiary's completion of further performance under such contract or is subject
           to the equitable lien of a surety bond issuer and (y) the aggregate       $____________
           face

                                       11

          amount of all Accounts described in this clause (iii) exceeds $500,000

      (c) to the extent that any defense, counterclaim, setoff or dispute has
          been asserted as to such Account                                       $_________________

      (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or
          services rendered to the applicable Account Debtor                     $_________________

      (e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account
          Debtor                                                                 $_________________

      (f) that (i) is not owned by Borrower or any Subsidiary or (ii) is
          subject to any right, claim, security interest or other interest of    $_________________
          any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders

      (g) that arises from a sale to any director, officer, other employee or    $_________________
          Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party (it being understood and agreed that sales to any portfolio companies of J.W. Childs and
          Halifax shall not be excluded from the category of Eligible Accounts
          solely by operation of this clause (g));                               $_________________

      (h) to the extent that both (x) the Account is the obligation of an
          Account Debtor that is the United States government, or any department, agency or instrumentality thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower or a Subsidiary, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, and
          (y) the aggregate face amount of all Accounts described in this clause
          (h) exceed $1,000,000                                                  $_________________

      (i) that is the obligation of an Account Debtor located in a foreign
          country other than                                                     $_________________


          Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer

     (j)  to the extent Borrower or any Subsidiary is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any
          Subsidiary but only to the extent of the potential offset              $_________________

     (k)  that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the
          Account Debtor is or may be conditional                                $_________________

     (l) that is in default as established upon the occurrence of any of the following:

          (1) the Account is not paid within 90 days following its original invoice date;

          (2) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

          (3)  a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership,
               insolvency relief or other law or laws for the relief of debtors  $_________________

     (m)  that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Borrowing
          Base Certificate                                                       $_________________

     (n)  as to which Agent's Lien thereon, on behalf                            $_________________


          of itself and Lenders, is not a first priority perfected Lien;

     (o)  as to which any of the representations or warranties in the Loan
          Documents are untrue                                                   $_________________

     (p)  to the extent such Account is evidenced by a judgment, Instrument or
          Chattel Paper                                                          $_________________

     (q)  to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of
          determination exceed ten percent (10%) of all Eligible Accounts        $_________________

     Total ineligible Accounts:                                                  $_________________
     ----------------------------------------------------------------------------------------------

     Net Eligible Accounts                                                       $_________________

       Multiplied by rate of advance:                                       85%  $=================

     RENTAL EQUIPMENT

     Total Rental Equipment                                                      $_________________
     Less any Rental Equipment
     ----------------------------------------------------------------------------------------------
     (a)  that is not owned by Borrower or a Subsidiary free and clear of all
          Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's or any Subsidiary's performance with respect to any Inventory, but excluding the rights of any customer under a customer contract entered into by Borrower in the ordinary course of business and consistent with past practices), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 of the Credit Agreement (subject to
          Reserves established by Agent in accordance with Section 5.9 of the
          Credit Agreement)                                                      $_________________

     (b)  that (i) is stored at a leased location, unless (x) a reasonably
          satisfactory landlord                                                  $_________________

          waiver has been delivered to Agent or (y) Borrower shall have complied with the provisions of Section 5.9 of the Credit Agreement with respect to the delivery of landlord agreements or (ii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto

     (c)  that is placed on consignment                                          $_________________

     (d)  that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders $_________________

     (e)  that is unrentable, obsolete, or slow-moving                           $_________________

     (f)  that consists of display items or packing or shipping materials,
          manufacturing supplies or work-in-process Inventory                    $_________________

     (g)  that is not of a type held for sale or rent in the ordinary course of
          Borrower's or any Subsidiary's business                                $_________________

     (h)  that is not subject to a first priority lien in favor of Agent on
          behalf of itself and Lenders, subject to Permitted Encumbrances        $_________________

     (i)  that breaches any of the representations or warranties pertaining to
          Inventory set forth in the Loan Documents                              $_________________

     (j)  that consists of Hazardous Materials                                   $_________________

     (k)  that is not covered by casualty insurance                              $_________________

     Total ineligible Rental Equipment:                                          $_________________

     ----------------------------------------------------------------------------------------------
     Net  Eligible Rental Equipment:                                             $_________________

          Multiplied by Applicable Advance Rate                             55%  $=================

ELIGIBLE WHOLESALE DISPOSABLES


     Total Wholesale Disposables                                                 $_________________

     Less any Wholesale Disposable
     ----------------------------------------------------------------------------------------------

     (a)  that is not owned by Borrower or a Subsidiary free and clear of all
          Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's or any Subsidiary's performance with respect to any Inventory, but excluding the rights of any customer under a customer contract entered into by Borrower in the ordinary course of business and consistent with past practices), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 of the Credit Agreement (subject to
          Reserves established by Agent in accordance with Section 5.9 of the
          Credit Agreement)                                                      $_________________

     (b)  that (i) is stored at a leased location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent and (y)
          Borrower shall have complied with the provisions of Section 5.9 with respect to the delivery of landlord agreements or (ii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect
          thereto                                                                $_________________

     (c)  that is placed on consignment                                          $_________________

     (d)  that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders $_________________

     (e)  that is unrentable, obsolete, or slow-moving                           $_________________

     (f)  that consists of display items or packing or shipping materials,
          manufacturing supplies                                                 $_________________


          or work-in-process Inventory

     (g)  that is not of a type held for sale or rent in the ordinary course of
          Borrower's or any Subsidiary's business                                $_________________

     (h)  that is not subject to a first priority lien in favor of Agent on
          behalf of itself and Lenders, subject to Permitted Encumbrances        $_________________

     (i)  that breaches any of the representations or warranties pertaining to
          Inventory set forth in the Loan Documents                              $_________________

     (j)  that consists of Hazardous Materials                                   $_________________

     (k)  that is not covered by casualty insurance                              $_________________

     Total Ineligible Wholesale Disposables:                                     $_________________

     Net Eligible Wholesale Disposables:                                         $_________________

          Multiplied by Applicable Advance Rate                            50%   $=================

     EQUIPMENT DISPOSABLES

     Total Equipment Disposables                                                 $_________________

     Less any Equipment Disposable
     ----------------------------------------------------------------------------------------------
     (a)  that is not owned by Borrower or a Subsidiary free and clear of all
          Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's or any Subsidiary's performance with respect to any Inventory, but excluding the rights of any customer under a customer contract entered into by Borrower in the ordinary course of business and consistent with past practices), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 of the Credit Agreement (subject to
          Reserves established by Agent in accordance with Section 5.9 of the
          Credit Agreement)                                                      $_________________

     (b)  that (i) is stored at a leased location, unless                        $_________________

          (x) a reasonably satisfactory landlord waiver has been delivered to Agent or (y) Borrower shall have complied with the provisions of
          Section 5.9 with respect to the delivery of landlord agreements or
          (ii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto

     (c)  that is placed on consignment                                          $_________________

     (d)  that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders $_________________

     (e)  that is unrentable, obsolete, or slow-moving                           $_________________

     (f)  that consists of display items or packing or shipping materials,
          manufacturing supplies or work-in-process Inventory                    $_________________

     (g)  that is not of a type held for sale or rent in the ordinary course of
          Borrower's or any Subsidiary's business                                $_________________

     (h)  that is not subject to a first priority lien in favor of Agent on
          behalf of itself and Lenders, subject to Permitted Encumbrances        $_________________

     (i)  that breaches any of the representations or warranties pertaining to
          Inventory set forth in the Loan Documents                              $_________________

     (j)  that consists of Hazardous Materials                                   $_________________

     (k)  that is not covered by casualty insurance                              $_________________

     Total ineligible Wholesale Disposables:                                     $_________________

     Net Eligible Wholesale Disposables:                                         $_________________

          Multiplied by Applicable Advance Rate                            20%   $=================

2. I hereby certify that the information shown above has been calculated in accordance with the applicable provisions of the Credit Agreement, and this Certificate is complete and correct to the best of my knowledge and belief.

3. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with such defined meanings.

Date:                                 UNIVERSAL HOSPITAL SERVICES, INC.

                                      By:__________________________________
                                         Name:
                                         Title:

                                 EXHIBIT 9.1(a)

                                       to

                                CREDIT AGREEMENT

                          FORM OF ASSIGNMENT AGREEMENT

          This Assignment Agreement (this "Agreement") is made as of ___________ __, ____ by and between __________________________________ ("Assignor Lender")
and ________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent ("Agent"). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

                                    RECITALS:

          WHEREAS, UNIVERSAL HOSPITAL SERVICES, INC., a Delaware corporation ("Borrower"), Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of ______________, __, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrower;

          WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

          WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

          WHEREAS, Assignee Lender desires to appoint Agent to serve as Agent for Assignee Lender under the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.   ASSIGNMENT, DELEGATION, AND ACCEPTANCE

     1.1. Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender's right, title, and interest in the Revolving Loan, Letter of Credit Obligations, Loan Documents and Collateral as will result in

Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

  Assignee Lender's Loans         Principal Amount          Pro Rata Share
  -----------------------         ----------------          --------------
Revolving Loan                     $_____________                ____%

     1.2. Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/___%] of Assignor Lender's Revolving Loan Commitment.

     1.3. Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

     1.4. Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement] ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2.   INITIAL PAYMENT AND DELIVERY OF NOTES

     2.1. Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (Chicago time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the "Assigned Amount").

     2.2. Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (Chicago time) on the Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to Section 9.1(a) of the Credit Agreement.

     2.3. Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrower and Agent will obtain from Borrower for delivery to Assignor Lender and Assignee Lender, new executed Notes evidencing Assignee Lender's and Assignor Lender's respective Pro Rata Shares in the Loans after giving effect to the assignment described in
Section 1. Each new Note will be issued in the aggregate maximum principal amount of the Commitment of the Lender to whom such
Note is issued.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     3.1. Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

          (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

          (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

          (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

          (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

          (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

          (f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

          (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

          (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

          (i) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof [, (ii) is not subject to capital adequacy or similar requirements under Section 1.16(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.16(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.16(c) of the Credit Agreement, ] and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of Section 1.15(c) of the Credit Agreement or from any other inaccuracy in the foregoing.

     3.2. Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee
Lender:

          (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

          (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

          (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

          (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

          (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

          (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.   LIMITATIONS OF LIABILITY

          Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.   FAILURE TO ENFORCE

          No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.   NOTICES

          Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.   AMENDMENTS AND WAIVERS

          No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.   SEVERABILITY

          Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.   SECTION TITLES

          Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.  SUCCESSORS AND ASSIGNS

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.  APPLICABLE LAW

          THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.  COUNTERPARTS

          This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

                            [signature page follows]

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:                        ASSIGNOR LENDER:


By:__________________________________   By:__________________________________
Title:_______________________________   Title:_______________________________

Notice Address:                         Notice Address:

_____________________________________   _____________________________________
_____________________________________   _____________________________________
_____________________________________   _____________________________________


ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent

By:__________________________________
Title:_______________________________


[ACKNOWLEDGED AND CONSENTED TO:

UUNIVERSAL HOSPITAL SERVICES, INC.

By:__________________________________
Title:_______________________________

                                  SCHEDULE 2.1

Assignor Lender's Loans

Principal Amount

Revolving Loan                       $____________

Accrued Interest                     $____________

Unused Line Fee                      $____________

Other + or-                          $____________

Total                                $
                                      ============

All determined as of the Effective Date.

                                   EXHIBIT B-1

                                       to

                                CREDIT AGREEMENT

                FORM OF APPLICATION FOR STANDBY LETTER OF CREDIT

-------------------
Date                 [LOGO OF GE CAPITAL]
-------------------
L/C No.

 (Bank Use Only)
-------------------

The undersigned Applicant hereby requests General Electric Capital Corporation ("GE Capital") to issue and transmit by:
 Teletransmission         Mail        Overnight Courier        Other, Explain

---------------------------------------
the Standby Letter of Credit (the "Credit") substantially as set forth below. In issuing the Credit, GE Capital is expressly authorized to make such changes from the terms hereinbelow set forth as GE Capital, in its sole discretion, may deem advisable.

------------------------------------------------------------------------------------------------------------------------------------
Applicant (Full Name and Address)            Advising Bank:  First Union National Bank
                                                             1 South Broad Street
                                                             9/th/ Floor
                                                             Philadelphia, PA  19107
                                                             Attention: Standby Letters of Credit
------------------------------------------------------------------------------------------------------------------------------------
Beneficiary (Full Name and Address)                          Currency and Amount in Figures:
                                                             Currency and Amount in Words:
                                                             -----------------------------------------------------------------------
                                                             Expiration Date
                                                             -----------------------------------------------------------------------
                                                             * Special Instructions

                                                             Is EVERGREEN language required?             Yes          No
                                                             If yes, what is the number of days notification required for customary non-renewal notice?
                                                                Thirty days        Sixty Days       Ninety days         Other
------------------------------------------------------------------------------------------------------------------------------------
Charges:  GE Capital's charges are for our account, all other charges are to be paid by beneficiary.
------------------------------------------------------------------------------------------------------------------------------------

Credit to be available to payment against Beneficiary's draft(s) at sight drawn on GE Capital or its correspondent at GE Capital's option accompanied by the following documents:

     Statement, purportedly signed by the Beneficiary, reading as follows (please state below exact wording to appear on the statement):

     Other Documents

     Special Conditions

     Issue substantially in form of attached specimen. (Specimen must also be signed by applicant)

--------------------------------------------------------------------------------
      Complete only when the Beneficiary (Foreign Bank, or other Financial
         Institution) is to issue its undertaking based on this Credit.
       Request Beneficiary to issue and deliver their (specify the type of undertaking) __________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   in favor of ______________________________________________________________
   for an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference) _______________________________________________________________
   __________________________________________________________________________
   to expire on ________________________. (This date must be at least 15 days prior to the expiry date indicated above). It is understood that if the Credit is issued in favor of any bank or other financial or commercial entity which has issued or is to issue an undertaking on behalf of the Applicant of the Credit in connection with the Credit, the Applicant hereby agrees to remain liable under the Master Agreement and this Application in respect of the Credit (even after its expiry date) until GE Capital is released by such bank or entity.
--------------------------------------------------------------------------------

Each Applicant signing below affirms that it has fully read and agrees to this Application. In consideration of GE Capital's issuance of the Credit, the Applicant agrees to be bound by the Master Agreement for Standby Letters of Credit between Applicant and GE Capital (the "Master Agreement"), the terms of which are incorporated by reference. All actions to be taken by GE Capital hereunder or in connection with any Credit may be taken by First Union National Bank or another bank designated by GE Capital as GE Capital's agent.

(Note: If a bank, trust company, or other financial institution signs as Applicant for its customer, or if two Applicants jointly apply, both parties should sign below). Documents may be forwarded to you by the Beneficiary, or the negotiating bank, in one mail. You may forward documents to us or our customhouse broker, if specified below, in one mail. We understand and agree that this Credit will be subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 ("ISP98").


______________________________________      ____________________________________
  (Print or type name of Applicant)          (Print or type name of Applicant)

______________________________________      ____________________________________
             (Address)                                    (Address)

______________________________________      ____________________________________

______________________________________      ____________________________________
     Authorized Signature (Title)               Authorized Signature (Title)
______________________________________      ____________________________________
     Authorized Signature (Title)               Authorized Signature (Title)

Customer Contact
--------------------------------------------------------------------------------
                               GE CAPITAL USE ONLY
   (NOTE: Application will NOT be processed if this section is not complete.)

Approved:_________________       City:____________________    Date:_____________
__________________________       Telephone:_______________
 (Print name and title)

                                   EXHIBIT B-2

                                       to

                                CREDIT AGREEMENT

                  APPLICATION FOR DOCUMENTARY LETTER OF CREDIT

                              [LOGO OF GE CAPITAL]

                                                      --------------------------
                                                        DATE
                                                      --------------------------

Dear Sir/Madam:

The undersigned hereby requests General Electric Capital Corporation ("GE Capital") to arrange for GE Capital Trade Services, Ltd. (the "Issuer"), to open the irrevocable Letter of Credit via:

[_] Air Mail              [_]  Short Teletransmission             [_]  Full Teletransmission
                               (Details by Air Mail)                   (Operative Transmission)
In Favor of ___________________________________ (Beneficiary) at _________________________________________ (address)
For Account of __________________________________ (Applicant) at _________________________________________ (address)
up to an aggregate amount of _______________________________________________________________________________________
available  by draft at  _______________________________  for     [_] 100%     [_]_____%  of the value,  drawn at the
Issuer's option, on the Issuer or its correspondent, and presented not later than __________________________________
                                                                                          (credit expiration date)
DOCUMENTS REQUIRED AS INDICATED BY "X"
     [_]  Commercial Invoice _______________________________________________________________________________________
     [_]  U.S. Special Customs Form #5515 __________________________________________________________________________
     [_]  Insurance Policy/Certificate/Address _____________________________________________________________________
          __________________________________________________________________________________________________________
     [_]  Packing List _____________________________________________________________________________________________
     [_]  Certificate of Origin ____________________________________________________________________________________
     [_]  Certificate of Fumigation ________________________________________________________________________________
     [_]  Other Documents __________________________________________________________________________________________
     [_]  Air Way Bill consigned to ________________________________________________________________________________
     [_]  the Full set clean on board ocean Bills of Lading issued or endorsed to order of First Union National Bank
     [_]  marked "Freight           [_] Collect        [_] Prepaid"         Latest Shipping Date____________________
Notify _____________________________________________________________________________________________________________

Evidencing shipment of _____________________________________________________________________________________________
                            (PLEASE MENTION COMMODITY ONLY, OMITTING DETAILS ON PRICE, GRADE, QUALITY, ETC.)
From ___________________________________ To __________________________________________

Partial shipments    [_] are      [_] are not permitted.    Transhipments      [_]  are      [_]  are not permitted.

Indicate shipping terms:  (FOB, C&F, CIF) ____________ Container shipments     [_]  are      [_]  are not permitted.
The negotiating bank, if any, is to be authorized to forward all documents in one registered airmail.

Documents must be presented for payment, acceptance or negotiation within ____________ days after the date of issuance of the Bill of Lading or other shipping documents.

All banking charges outside USA are for account of       [_]  Beneficiary     [_] Applicant

Applicant Telephone No.  _____________________________     Charge Account No.  _____________________________________

The Master Agreement for Documentary Letters of Credit dated as of ________________, 2003 between Applicant and GE
Capital is incorporated herein by reference.

Insurance to be effected by the undersigned if "Insurance Policy/Certificate" box is not checked.

SPECIAL INSTRUCTIONS:

 _____________________________________       _________________________________________________
  Name of Applicant                          Authorized Signature and Title        Date

Approved by:

 _____________________________________       _________________________________________________
  GE Capital Unit and Region                 Official Signature and Title          Date

                                   EXHIBIT B-3

                                       to

                                CREDIT AGREEMENT

           APPLICATION AND AGREEMENT FOR DOCUMENTARY LETTER OF CREDIT

                              [LOGO OF GE CAPITAL]

                                                   -----------------------------
                                                     DATE
                                                   -----------------------------
Dear Sir/Madam:

The undersigned hereby requests General Electric Capital Corporation ("GE Capital") to arrange for GE Capital Trade Services, Ltd. (the "Issuer"), to open (as the undersigned's agent) the irrevocable Letter of Credit via:


[_] Air Mail              [_]  Short Teletransmission             [_]  Full Teletransmission
                               (Details by Air Mail)                   (Operative Transmission)
In Favor of ___________________________________ (Beneficiary) at _________________________________________ (address)
For Account of __________________________________ (Applicant) at _________________________________________ (address)
up to an aggregate amount of _______________________________________________________________________________________
available  by draft at  _______________________________  for     [_] 100%     [_]_____%  of the value,  drawn at the
Issuer's option, on the Issuer or its correspondent, and presented not later than __________________________________
                                                                                          (credit expiration date)
DOCUMENTS REQUIRED AS INDICATED BY "X"
     [_]  Commercial Invoice _______________________________________________________________________________________
     [_]  U.S. Special Customs Form #5515 __________________________________________________________________________
     [_]  Insurance Policy/Certificate/Address _____________________________________________________________________
          __________________________________________________________________________________________________________
     [_]  Packing List _____________________________________________________________________________________________
     [_]  Certificate of Origin ____________________________________________________________________________________
     [_]  Certificate of Fumigation ________________________________________________________________________________
     [_]  Other Documents __________________________________________________________________________________________
     [_]  Air Way Bill consigned to ________________________________________________________________________________
     [_]  the Full set clean on board ocean Bills of Lading issued or endorsed to order of First Union National Bank
     [_]  marked "Freight           [_] Collect        [_] Prepaid"         Latest Shipping Date____________________
Notify _____________________________________________________________________________________________________________

Evidencing shipment of _____________________________________________________________________________________________
                            (PLEASE MENTION COMMODITY ONLY, OMITTING DETAILS ON PRICE, GRADE, QUALITY, ETC.)
From ___________________________________ To __________________________________________

Partial shipments    [_] are      [_] are not permitted.    Transhipments      [_]  are      [_]  are not permitted.

Indicate shipping terms:  (FOB, C&F, CIF) ____________ Container shipments     [_]  are      [_]  are not permitted.
The negotiating bank, if any, is to be authorized to forward all documents in one registered airmail.

Documents must be presented for payment, acceptance or negotiation within ____________ days after the date of issuance of the Bill of Lading or other shipping documents.

All banking charges outside USA are for account of       [_]  Beneficiary     [_] Applicant

Applicant Telephone No. _______________       Charge Account No. _______________

                              [LOGO OF GE CAPITAL]

The terms, conditions and covenants on the reverse side have been read and are a part hereof.

Insurance to be effected by the undersigned if "Insurance Policy/Certificate" box is not checked.

SPECIAL INSTRUCTIONS:

 _________________________________________       ________________________________________________________
  Name of Applicant                              Authorized Signature and Title               Date

Approved by:

 _________________________________________       ________________________________________________________
  GE Capital Unit and Region                     Official Signature and Title                 Date

     In consideration of the Issuer issuing its Documentary Letter of Credit ("Credit"), substantially according to the foregoing instructions, the Applicant intending to be legally bound, agrees as follows:

          1. To pay to GE Capital on demand: (i) each amount drawn under the Credit in Dollars or in the event that drafts under the Credit are payable in a currency other than U.S. dollars, the dollar equivalent of each amount so drawn; (ii) interest on each amount (or the dollar equivalent thereof) so drawn for each day from the date of payment of the relevant draft to and including the date of payment in full of such amount by Applicant to GE Capital, at the rate per annum specified in the Credit Agreement (defined below); and (iii) any and all commissions and charges of, and any and all costs and expenses incurred by, GE Capital, the Issuer and each of their correspondents in relation to the Credit and all drafts thereunder.

          2. To secure the payment and performance of all Obligations, the Applicant hereby grants to GE Capital, for its benefit and the benefit of Lenders, an absolute security interest in and unqualified right to the possession and disposal of all property shipped under or in connection with the Credit, whether released to the Applicant under security agreements or otherwise, and also in and to all shipping documents, documents of title, or drafts drawn under the Credit and in and to all other property owned by the Applicant, in or coming into GE Capital's possessions or custody, and in any deposit balances now or hereafter held by GE Capital for the Applicant's account, together with the proceeds of each and all of the foregoing, until such time as all the obligations and liabilities of the Applicant to GE Capital now or hereafter incurred have been fully paid and discharged. This grant is in addition to all grants under the Loan Documents. Subject to the terms of the Credit Agreement, the undersigned agrees to make such cash deposits with GE Capital as GE Capital may require to further secure the undersigned's Obligations. GE Capital is subrogated to all claims of Applicant and Beneficiary arising with respect to the Credit.

          3. To promptly examine the copy of the Credit (and any amendments thereof) sent to Applicant, as well as all other instruments and documents delivered to Applicant from time to time in connection with the Credit, and, in the event Applicant has any claim of non-compliance with the instructions or of any discrepancy or other irregularity, Applicant will immediately notify GE Capital thereof in writing, and Applicant will conclusively be deemed to have waived any such claim against GE Capital, Issuer and their agents and subcontractors unless such immediate notice is given as aforesaid. Neither Issuer, GE Capital nor any of their agents and subcontractors shall be responsible for, and neither Issuer's and GE Capital's powers and rights hereunder nor Applicant's Obligations shall be affected by: (i) any act or omission pursuant to Applicant's instructions;
     (ii) any other act or omission of Issuer, GE Capital or their agents and subcontractors or their respective agents or employees other than any such arising from its or their gross negligence or wilful misconduct; (iii) the validity, accuracy or genuineness of drafts, documents or required statements, even if such drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Applicant shall have notified Issuer or GE Capital thereof); (iv) failure of any draft to bear any reference or adequate reference to the Credit; (v) errors, omissions, interruptions or delays in transmission of delivery of any messages however sent and whether or not in code or otherwise; (vi) any act, default, omission, insolvency or failure in business of any other person (including any agent or subcontractor) or any consequences arising from causes beyond Issuer's or GE Capital's control; or (vii) any acts or omissions of any Beneficiary of the Credit or transferee of the Credit, if transferable; (viii) any act or omission of GE Capital or Issuer required or permitted under any (1) law or practice to which a Credit is subject, (2) applicable order, ruling or decree of any court, arbitrator or governmental agency, or (3) published statement or interpretation on a matter of law or practice; (ix) honor or other recognition of a presentation or demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent or illegal conduct of the Beneficiary or other person (excluding GE Capital's and Issuer's employees), or (x) dishonor of any presentation that does not strictly comply with the terms of the applicable Credit or that is fraudulent, forged or otherwise not entitled to be honored. GE Capital may appoint any of its other subsidiaries as "Issuer" at any time and any Issuer may assign all or any portion of its rights under this Agreement or the Credit, including without limitation any reimbursement obligation owing to it to any subsidiary of GE Capital, in each case without prior notice to Applicant.

          4. GE Capital, acting through the Issuer may at any time and from time to time, in its discretion, by agreement with one or more other applicants:
     (a) further finance or refinance any transaction under the Credit; (b) renew, extend or change the time of payment or the manner, place or terms of payment of any of the Obligations; (c) settle or compromise any of the Obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Applicant which may at the time be due or owing to the Issuer; or (d) release any Applicant or any guarantor or any Collateral, or modify the terms under which such Collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or the Credit, or give any waiver of consent under this Agreement; all in such manner and on such terms as Issuer may deem proper and without notice or further assent from such Applicant. In any such event, such Applicant shall remain bound by this Agreement after giving effect to such event, and the Obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced and, in either case, if the Obligations are contingent, may be treated by GE Capital as due and payable for their maximum face amount.

          5. If Issuer is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Issuer, or any other condition is imposed upon Issuer which imposes a cost upon Issuer, and the result, in the determination of Issuer is to increase the cost to Issuer of maintaining the Credit or paying or funding the payment of any draft thereunder, or to reduce the amount of any sum received or receivable, directly or indirectly, by Issuer hereunder, Applicant will pay to Issuer upon demand such amounts required to compensate Issuer for such increased cost or reduction. In making the determinations contemplated hereunder, Issuer may make such estimates, assumptions, allocations and the like which Issuer in good faith determines to be appropriate, but Issuer's selection thereof, and Issuer's determinations based thereon, shall be final and binding and conclusive upon Applicant.

          6. If the Applicant obtains possession of goods, if any, covered by the Credit, prior to the Issuer's receipt of documents, then all discrepancies and other irregularities of said documents are deemed waived by Applicant, and Issuer is authorized to pay any drafts drawn or purporting to be drawn upon the Credit.

          7. Applicant shall indemnify and hold GE Capital and Issuer harmless from and against all claims, liabilities, losses, costs and expenses, including attorneys' fees and disbursements, incurred or suffered by GE Capital and/or Issuer in connection with the Credit.

          8. The Applicant shall procure or cause the beneficiaries of the Credit to procure promptly any necessary import and export or other licenses for import or export or shipping of any goods referred to in or pursuant to the Credit and to comply and to cause the beneficiaries to comply with all foreign and domestic governmental regulations in regard to the shipment and warehousing of such goods or otherwise relating to or affecting the Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as GE Capital may at any time require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be satisfactory to GE Capital, and to cause GE Capital's interest to be endorsed thereon, and to furnish GE Capital on demand with evidence thereof. Should the insurance upon said goods for any reason be unsatisfactory to GE Capital, GE Capital may, at its expense, obtain insurance satisfactory to it.

          9. No delay by GE Capital or Issuer in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision hereof shall be enforceable against GE Capital or Issuer unless in writing and signed by an officer of GE Capital, and unless it expressly refers to the provision affected, any such waiver shall be limited solely to the specific event waived. All rights granted GE Capital or Issuer hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to GE Capital or Issuer under applicable law and nothing herein shall be construed as limiting any such other right.

          10. Notwithstanding any provision to the contrary herein, GE Capital reserves the right to decline any instruction provided if, in its discretion, GE Capital determines that the carrying out of such instruction contravenes GE Capital's customary procedures or policy or any applicable law, rule or regulation.

          11 (a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Illinois, and GE Capital and Issuer shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of Illinois.

          (b) Applicant agrees that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated only in courts located within the State of Illinois or elsewhere as GE Capital may select and that such courts are convenient forums therefor and submits to the personal jurisdiction of such courts.

          (c) Applicant waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Applicant at its address last specified for notices hereunder, and service so made shall be deemed completed two (2) days after the same shall have been so mailed.

          (d) Applicant waives the right to a trial by jury in any action or proceeding between it and GE Capital or the Issuer and waives the right to assert in any action or proceeding with regard to this Agreement or any of the Obligations any offsets or counterclaims which it may have.

          (e) The Credit and this Agreement shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, the terms of which are incorporated herein.

          12. Applicant hereby acknowledges that Issuer is a third party beneficiary under this Agreement and may enforce its rights under this Agreement directly against the Applicant as if Issuer were named herein as a party. This Agreement is entered into pursuant to a Credit Agreement or factoring arrangement in which GE Capital or a subsidiary thereof is a lender or factor or an agent for lenders or factors and Applicant or a corporate affiliate of Applicant is a borrower or seller of accounts (the "Credit Agreement"). Unless otherwise defined herein, all capitalized terms herein shall have the meanings ascribed to them in the Credit Agreement. This Agreement is a "Loan Document" as such term is defined in the Credit Agreement, and is subject to the remedies referred to in the Loan Documents upon the occurrence of an Event of Default.

                                  Schedule 1.1
                                       to
                                Credit Agreement

                             AGENT'S REPRESENTATIVES



Jessica Voelker
General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60657
Telephone: (312) 441-7598

and

Sabina Teper
General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60657
Telephone: (312) 441-7609

                             Disclosure Schedule 1.4
                                       to
                                Credit Agreement

                     SOURCES AND USES: FUNDS FLOW MEMORANDUM

                                 (See Attached)



## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                                October 17, 2003

Jeff Johnson
US Bancorp Center
BC-MN-H03P
800 Nicollet Mall
Minneapolis, MN 55402-7020

RE:  UHS Transaction - Wire Authorization


Dear Jeff:

Please execute the following nine wires in accordance with the attached instructions:

     1 Depository Trust Company                                 $111,171,067.36
     2 CIBC, NY Agency                                            70,353,039.66
     3 Security Life of Denver                                    14,244,850.00
     4 Sullivan & Worcester LLP                                       33,543.00
     5 Kaye Scholer LLP                                              715,000.00
     6 Halifax GenPar, L.P.                                          564,575.00
     7 GECC/CAF Depository                                         2,506,021.13
     8 PricewaterhouseCoopers LLP                                      9,000.00
     9 Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz Ltd          150,000.00
                                                             ------------------
                                                                $199,747,096.15
                                                             ------------------


________________________________________________________________________________
Signatures may be for internal purposes only:


Universal Hospital Services, Inc.

By: ______________________________  By: ______________________________
     Name:  Judi Adelman                 Name:  Terri Blomfelt
     Title: Corporate Controller         Title: In-house counsel



J.W. Childs Associates, Inc.

By: ______________________________
     Name:    Mark J. Tricolli
     Title:   Vice President

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Universal Hospital Services Inc.
Funds Flow
Closing date - 10/17/03

Inflows:
  Equity:                                                      Dollars                   Shares
                                                         --------------------       ------------------
       JW Childs Equity Partners III, LP                        34,262,469.00                2,855,206
       JWC Co-Invest III LLC                                       737,531.00                   61,461
                                                          -------------------       ------------------
             subtotal                                           35,000,000.00                2,916,667
       Halifax                                                  20,000,000.00                1,666,667
       Management (Gary Blackford, CEO)                            750,000.00                   62,500
  Bondholders                                    (a)           252,200,000.00                      n/a
                                                          -------------------       ------------------
             total                                             307,950,000.00                4,645,834
                                                          -------------------       ------------------

Outflows:

 Repay senior notes                              (b)          111,171,067.36
 Repay existing debt                             (c)           70,353,039.66
 Proceeds held in UHS account                    (d)           88,376,800.00
 Repay preferred stock (one shareholder: ING)    (e)           14,244,850.00
 Fees & Expenses (paid at closing)               (f)            3,978,139.13
 Cash to the balance sheet                       (g)           19,826,103.85
                                                          ------------------
            total                                             307,950,000.00
                                                          ------------------
            Control                                                        -

--------------------------------------------------------------------------------
Legend:

(a) Senior Note proceeds (net amount wired from Goldman):

       Gross proceeds                                         260,000,000.00
       Less, financing fee ($260MM face value x 3.00%)         (7,800,000.00)
                                                          ------------------
                                                              252,200,000.00
                                                          ------------------


(b) Repay existing Senior Notes (total amount wired to DTC
    c/o Goldman):                                                                   Interest data:
                                                                                    --------------
       Principal*                                             104,450,000.00        Coupon                     10.25%
       Interest (10.25% coupon)                                 1,368,004.86        Last Coupon Date      09/01/2003
       Penalties (5.125%)                                       5,353,062.50        Settlement Date       10/17/2003
                                                          ------------------
                                                              111,171,067.36        Days                          46
                                                          ------------------
                                                                                    (360 day year)

    * Portion of the total $135 million bond issue tendered pre-closing;
      the balance of the issue will be called at closing (see (g))

(c) Payoff existing debt (one wire to CIBC, as agent)

       Principal                                               70,300,000.00
       Interest/fees                                               53,039.66
                                                          ------------------
                                                               70,353,039.66
                                                          ------------------

(d) Proceeds held in UHS account:
       To redeem common stock                                  69,965,844.00
       To redeem options                                       18,410,956.00
                                                          ------------------
                                                               88,376,800.00
                                                          ------------------


(e) Repay preferred stock to ING:
       Issue value                                              6,246,000.00
       Cumulative preferred stock dividend*                     5,061,300.00
       Warrant proceeds                                         2,937,550.00
                                                          ------------------
                                                               14,244,850.00
                                                          ==================

       * per ING & UHS; recalculated by JWC

(f) See details attached.

(g) Cash remaining at closing, plus additional post-closing borrowings under the revolver, will be used to pay the following estimated expenses post-closing:

    Sources:

       Cash remaining at initial close                         19,826,103.85
       Additional revolver draw                                15,941,724.71
                                                          ------------------
                                                               35,767,828.56
                                                          ------------------
    Uses:

       Transaction expenses:
       Moody's and S&P                                            325,000.00
       PWC - Minneapolis                                          200,000.00
       Option withholding taxes (via UHS payroll)                 122,000.00
       Bowne (printing)                                           250,000.00
       Goldman's out-of-pocket expenses (M&A)                     130,000.00
       Goldman's advisory fee (M&A)                               500,000.00
       Goldman legal expenses                                      15,073.00
       Latham (Halifax counsel)                                    40,000.00
       Dorsey & Whitney                                           500,000.00
       Other                                                      909,000.00
                                                          ------------------
                                                                2,991,073.00
                                                          ------------------
       Bonds called at closing:                                                     Interest data:
                                                                                    --------------
       Principal                                               30,550,000.00        Coupon                     10.25%
       Interest                                                   661,068.06        Last Coupon Date      09/01/2003
       Penalties (5.125% of principal)                          1,565,687.50        Settlement Date       11/17/2003
                                                          ------------------
                                                               32,776,755.56        Days                          76
                                                          ------------------
           total                                               35,767,828.56        (360 day year)
                                                          ------------------
                                                                         -    check


Universal Hospital Services Inc.
Funds Flow
Closing date - 10/17/03

Fees/Expenses:

         Amount               Payee                      Description
         ------               -----                      -----------

          33,543.00 (a)      Sullivan & Worcester        JWC counsel
         715,000.00 (b)      Kaye Scholer                JWC counsel
         564,575.00 (c)      Halifax                     Equity sponsor
       2,506,021.13 (d)      GE                          Senior debt provider; no amount drawn at closing
           9,000.00          PwC Boston                  JWC accountants
         150,000.00 (e)      Goldberg Kohn               GE counsel
   ----------------
       3,978,139.13
   ----------------


--------------------------------------------------------------------------------
Legend:

(a)     32,894.00 Fee
           649.00 Out-of-pocket expenses
     ------------
        33,543.00
     ------------

(b)    715,000.00 Fee*

(c)    400,000.00 Halifax transaction fee
        29,175.00 Halifax out-of-pocket expenses
                - Latham (Halifax counsel will be paid post closing) 116,400.00 E&Y (Halifax accounting due diligence)
        14,000.00 CoreFacts (Halifax management due diligence)
         5,000.00 Aon (Halifax insurance due diligence)
     ------------
       564,575.00
     ------------

(d)  2,375,000.00 GE's financing fee ($100MM line x 2.375%)
        75,000.00 Annual admin fee
        42,486.32 Field exam
         1,430.00 Environmental
           975.00 Insurance
        11,129.81 Other out-of-pocket expenses
     ------------
     2,506,021.13
     ------------

(e)    150,000.00 Payment authorized by Brent Shepherd @ GE

     * Progress payments; final settlement to be made post-closing upon receipt & approval of invoices.

Bank:                  US Bank
Bank address:          Saint Paul, MN
ABA #:                 ##
A/C name:              Universal Hospital Services Operating Account
A/C #:                 ##
Value date:            10/17/03


                             CLOSING DATE FUNDS FLOW

                                  INBOUND WIRES

1) From JW Childs Equity Partners III, LP.:
       Amount:         34,177,000.00

2) From JW Childs Advisors III L.P.:
       Amount:         823,000.00

3) From Halifax:
       Amount:         20,000,000.00

4) From UHS Management:
       Amount:         750,000.00

5) From Goldman:
       Amount:         252,200,000.00

Total receipts:        307,950,000.00


                                 OUTBOUND WIRES

1) To DTC c/o Goldman Sachs:

       Amount:         111,171,067.36
       Bank:           Chase Manhattan Bank
       Bank address:   New York, NY
       ABA #:          ##
       A/C name:       Depository Trust Company
       A/C #:          Reorg Deposit Acct # ##
       Ref:            Attn: Joel Brimmer; CUSIP 91359LAF6AC3

2) To CIBC:

       Amount:         70,353,039.66
       Bank:           Bank of New York
       Bank address:   New York, NY
       ABA #:          ##

       A/C name:       CIBC, NY Agency
       A/C #:          ##
       Ref:            FFC: Agented Loans; a/c# ##; attn Agency  Services; ref
                       UHS

3) To ING:

       Amount:         14,244,850.00
       Bank:           Bank of New York
       Bank address:   New York, NY
       ABA #:          ##
       A/C name:       Security Life of Denver
       A/C #:          ##
       Ref:            IOC 565; UHS

4) To Sullivan & Worcester:
       Amount:         33,543.00
       Bank:           Fleet Bank
       Bank address:   Boston, MA
       ABA #:          ##
       A/C name:       Sullivan & Worcester LLP
       A/C #:          ##
       Ref:            apply to Bill No.714,259

5) To Kaye Scholer:

       Amount:         715,000.00
       Bank:           Citibank
       Bank address:   New York, NY
       ABA #:          ##
       A/C name:       Kaye Scholer LLP
       A/C #:          ##
       Ref:            Client/Matter no. ##; Attn: Alicia Pepe 212-804-5539

6) To Halifax:

       Amount:         564,575.00
       Bank:           Wachovia Bank
       Bank address:   Charlotte, NC
       ABA #:          ##
       A/C name:       Halifax GenPar, L.P.
       A/C #:          ##
       Ref:            UHS

7) To GE:

       Amount:         2,506,021.13
       Bank:           Bankers Trust Company
       Bank address:   New York, NY
       ABA #:          21001033

       A/C name:       GECC/CAF Depository
       A/C #:          50232854
       Ref:            CFC Universal Hospital Services

8) To PwC:
       Amount:         9,000.00
       Bank:           Citibank, N.A.
       Bank address:   New York, NY
       ABA #:          ##
       A/C name:       PricewaterhouseCoopers LLP
       A/C #:          ##
       Ref:            JW Childs/UHS; Attn: Greg Galius

9) To Goldberg Kohn
       Amount:         150,000.00
       Bank:           LaSalle Bank N.A.
       Bank address:   Chicago, IL
                       ABA #: ##
       A/C name:       Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz Ltd
       A/C #:          ##
       Ref:            GECC/UHS-4866.115; Attn: Dawn Brown


Total disbursements:   199,747,096.15
       held at UHS     88,376,800.00
       cash to BS      19,826,103.85

                       ---------------------------------------------------------
                       307,950,000.00

                       ---------------------------------------------------------
   Control:            0.00

1  Depository Trust Company                               $111,171,067.36
2  CIBC, NY Agency                                          70,353,039.66
3  Security Life of Denver                                  14,244,850.00
4  Sullivan & Worcester LLP                                     33,543.00
5  Kaye Scholer LLP                                            715,000.00
6  Halifax GenPar, L.P.                                        564,575.00
7  GECC/CAF Depository                                       2,506,021.13
8  PricewaterhouseCoopers LLP                                    9,000.00
9  Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz Ltd        150,000.00
                                                          ---------------
                                                          $199,747,096.15
                                                          ===============

                                 USE OF PROCEEDS

     We are using the proceeds from the safe of the notes, together with the proceeds from our new senior secured credit facility and the new equity investment, to finance the recapitalization.

     Assuming the recapitalization had occurred on June 30, 2003, the following table presents a summary of our estimated anticipated sources and uses of funds relating to the recapitalization, assuming the maximum number of equity securities contemplated to be repurchased in the recapitalization as described under "Offering Circular Summary -- The Recapitalization -- Repurchase of Outstanding Equity Securities" is repurchased:

                                  Amount                                                    Amount
                             ---------------                                           ---------------
                              (in millions)                                             (in millions)
Sources of Funds:                                Uses of Funds:
New equity investment .....  $          55.8     Repayment of:
                                                 ------------
New senior secured credit                        Existing revolving credit
 facility(1) ..............             27.5       facility .........................  $          70.0
Notes offered hereby ......            250.0     Outstanding notes(2) ...............            135.0
                             ---------------     Repurchase of(3):
Total sources .............  $         333.3     ----------------
                             ===============     Outstanding common stock ...........             70.0
                                                 Outstanding options ................             18.5
                                                 Outstanding series B preferred
                                                   stock ............................             10.9
                                                 Outstanding warrants ...............              2.9
                                                 Fees and expenses ..................             26.0
                                                                                       ---------------
                                                 Total uses .........................  $         333.3
                                                                                       ===============

------------
(1) Our new senior secured credit facility will provide us with up to $100 million in available revolving borrowings, subject to borrowing base availability, although we estimate that we will only borrow $24.3 million of such amount at the closing of this offering.

(2) Excludes payment of the redemption premium and interest on our outstanding senior notes of $11.8 million, which is included under "fees and expenses."

(3) None of the holders of such equity securities is obligated to sell all or any portion of its equity securities to us in connection with the recapitalization or otherwise, other than those with whom we have entered into agreements. The holder of our series B preferred stock and warrants entered into an agreement with us on September 26, 2003, pursuant to which such holder agreed to sell our outstanding shares of series B preferred stock and warrants to us conditioned upon the consummation of the recapitalization. Mr. Dovenberg has committed to sell to us 676,282 shares of common stock and options exercisable into 468,440 shares of common stock, constituting 9.6% of our outstanding shares of common stock in the aggregate. In addition, JWC Fund I has committed to sell to us the maximum number of shares of our common stock it is permitted to sell to us, based on the net proceeds available from the recapitalization we will use to repurchase our equity securities. Assuming the proceeds of the recapitalization are received and used as described in this offering circular under the caption "Offering Circular Summary -- The Recapitalization -- Repurchase of Outstanding Equity Securities," we expect to repurchase 4,290,371 shares of common stock from JWC Fund I, constituting 37.6% of our outstanding shares of common stock. In addition, we have entered into agreements with certain members of management and former employees who hold unvested options with vesting provisions related to a return on investment for our original 1998 investors, pursuant to which they have committed to sell those options to us for aggregate consideration of $1.0 million. Our obligation to repurchase the equity securities described above is conditioned upon the consummation of the other transactions constituting the recapitalization. The closing of our repurchase of our common stock and options exercisable for shares of our common stock will occur shortly after the closing of this offering.

Existing Revolving Credit Facility

     In October 1999, we entered into a $77.5 million revolving credit facility. In October 2001, we expanded that revolving credit facility to $87.5 million. Interest on loans outstanding under our existing revolving credit facility is payable at a rate per annum, selected at our option, equal to the base rate margin (which is the banks' base rate plus 1.25%) or the adjusted Eurodollar rate margin (which is the adjusted Eurodollar rate plus 2.50%). Our existing revolving credit facility matures on October 31, 2004. In addition to borrowings under our existing revolving credit facility used for working capital purposes in the past year, we borrowed $1.6 million to finance the purchase price for our acquisition of AME Medical.

Outstanding Senior Notes

     In February 1998 and January.1999, we Issued $135 million aggregate principal amount of 10 1/4% senior notes due 2008. Our outstanding senior notes bear interest at a rate of 10 1/4% per annum from February 25, 1998 or March 1, 1999, depending on the date of issuance, until maturity. Interest is payable semi-annually. Our outstanding senior notes mature on March 1, 2008.

                             Disclosure Schedule 3.1
                                       to
                                Credit Agreement

                      TYPE OF ENTITY: STATE OF ORGANIZATION

Universal Hospital Services, Inc. is a corporation organized under the laws of the State of Delaware.

                             Disclosure Schedule 3.2
                                       to
                                Credit Agreement

                  EXECUTIVE OFFICES; COLLATERAL LOCATIONS; FEIN

Chief Executive Office:     3800 W. 80/th/ Street, Suite 1250, Bloomington, MN
                            55431

Collateral Locations:       See Disclosure Schedule 3.6 to Credit Agreement,
                            "Real Estate and Leases" for real property owned and leased by Universal Hospital Services, Inc.

FEIN:                       41-0760940

                           Disclosure Schedule 3.4(a)
                                       to
                                Credit Agreement

                              FINANCIAL STATEMENTS

                                 (See Attached)

Table of Contents

                        Report of Independent Accountants

To the Board of Directors and Shareholders of Universal Hospital Services, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, shareholders' (deficiency) equity and other comprehensive loss and cash flows present fairly, in all material respects, the financial position of Universal Hospital Services, Inc. (the Company) at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002.

                                                 PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 14, 2003

Table of Contents

Universal Hospital Services, Inc.
Balance Sheets
At December 31, 2002 and 2001
--------------------------------------------------------------------------------

                              ASSETS                                            2002                   2001
                                                                           -------------           -------------
Current assets:
   Accounts receivable, less allowance for doubtful accounts of
   $1,800,000 and $2,000,000 at December 31, 2002 and 2001,
   respectively                                                            $  29,806,992           $  30,573,422
     Inventories                                                               2,982,972               2,761,982
     Deferred income taxes                                                     3,062,000               2,370,000
     Other current assets                                                      1,699,840               1,120,282
                                                                           -------------           -------------

         Total current assets                                                 37,551,804              36,825,686


Property and equipment, net:
   Movable medical equipment, net                                            118,408,936             111,964,787
   Property and office equipment, net                                          5,746,428               5,932,737
                                                                           -------------           -------------

         Total propery and equipment, net                                    124,155,364             117,897,524


Intangible assets:
   Goodwill                                                                   35,608,043              35,608,043
   Other, primarily deferred financing costs, net                              3,947,445               5,179,240
   Other intangibles, net                                                        873,231                 703,313
                                                                           -------------           -------------

         Total assets                                                      $ 202,135,887           $ 196,213,806
                                                                           =============           =============

                                LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY

Current liabilities:
   Current portion of long-term debt                                       $     251,646           $     312,690
   Accounts payable                                                           11,077,984              14,389,831
   Accrued compensation and pension                                            7,059,704               6,930,591
   Accrued interest                                                            4,961,808               4,794,946
   Other accrued expenses                                                      1,697,389               1,803,611
   Book overdrafts                                                             2,711,792                 490,504
                                                                           -------------           -------------

         Total current liabilities                                            27,760,323              28,722,173

Long-term debt, less current portion                                         200,554,969             204,127,858
Deferred compensation and pension                                              4,869,522               3,141,035
Deferred income taxes                                                          3,062,000               2,370,000

Series B, 13% Cumulative Accruing Pay-In-Kind Stock, $0.01 par
   value; 25,000 shares authorized, 6,246 shares issued and
   outstanding at December 31, 2002 and 2001, net of unamortized
   discount, including accrued stock dividends                                 9,672,000               8,386,368

Common stock subject to put                                                   11,575,549               3,762,971

Commitments and contingencies (Note 8)

Shareholders' (deficiency) equity:
   Common Stock, $0.01 par value; 35,000,000 shares authorized,
   11,394,320 and 11,275,050 shares issued and outstanding at
   December 31, 2002 and 2001, respectively                                      113,943                 112,751

Additional paid-in capital                                                     6,875,476               1,091,956
Accumulated deficit                                                          (59,958,653)            (54,524,078)
Deferred compensation                                                           (657,527)               (977,228)
Accumulated other comprehensive loss                                          (1,731,715)
                                                                           -------------           -------------

         Total shareholders' (deficiency) equity                             (55,358,476)            (54,296,599)
                                                                           -------------           -------------

         Total liabilities and shareholders' (deficiency) equity           $ 202,135,887           $ 196,213,806
                                                                           =============           =============

    The accompanying notes are an integral part of the financial statements.

Table of Contents

Universal Hospital Services, Inc.
Statements of Operations
For the years ended December 31, 2002, 2001 and 2000
--------------------------------------------------------------------------------

                                                                2002                 2001                 2000
                                                            -------------        -------------        -------------
Revenues:
   Equipment outsourcing                                    $ 130,723,914        $ 110,937,132        $  94,028,335
   Sales of supplies and equipment, and services               23,042,357           14,697,548           11,976,803
                                                            -------------        -------------        -------------

         Total revenues                                       153,766,271          125,634,680          106,005,138
                                                            -------------        -------------        -------------


Costs of equipment outsourcing and sales:
   Cost of equipment outsourcing                               39,271,136           33,576,432           24,092,014
   Movable medical equipment depreciation                      29,457,577           26,440,809           22,386,842
   Cost of supplies and equipment sales                        13,880,170            7,854,589            8,146,805
                                                            -------------        -------------        -------------

         Total costs of equipment outsourcing and sales        82,608,883           67,871,830           56,625,661
                                                            -------------        -------------        -------------

         Gross profit                                          71,157,388           57,762,850           49,379,477
                                                            -------------        -------------        -------------

Selling, general and administrative:
   Stock compensation and severance expense                    10,098,654            1,552,795
   Terminated initial public offering expenses                                       1,240,826
   Other selling, general and administrative                   43,053,125           38,837,502           33,868,262
                                                            -------------        -------------        -------------

         Total selling, general and administrative             53,151,779           41,631,123           33,868,262
                                                            -------------        -------------        -------------

         Operating income                                      18,005,609           16,131,727           15,511,215

Interest expense                                               18,126,447           19,634,806           20,747,230
                                                            -------------        -------------        -------------

Loss before income taxes                                         (120,838)          (3,503,079)          (5,236,015)

Provision (benefit) for income taxes                               97,000               55,850             (158,000)
                                                            -------------        -------------        -------------

Net loss                                                    $    (217,838)       $  (3,558,929)       $  (5,078,015)
                                                            =============        =============        =============

    The accompanying notes are an integral part of the financial statements.

Table of Contents

Universal Hospital Services, Inc.
Statements of Cash Flows
For the years ended December 31, 2002, 2001 and 2000

                                                                 2002               2001               2000
                                                             --------------    ---------------    --------------
Cash flows from operating activities:
   Net loss                                                  $    (217,838)    $   (3,558,929)    $   (5,078,015)
   Adjustments to reconcile net loss to net cash
    provided by operating activities:
     Depreciation                                               31,519,634         28,165,258         23,868,755
     Amortization of goodwill                                                       2,730,502          2,715,769
     Amortization of deferred financing costs and                1,256,012          1,082,894          1,077,085
       other intangibles
     Accretion of bond discount                                    529,412            529,409            529,412
     Provision for doubtful accounts                               867,387          1,655,919          1,249,053
     Noncash stock-based compensation                            9,403,941          1,406,755
     Loss on sales of equipment                                    948,732            118,254            568,857
     Deferred income taxes                                                                              (263,000)
     Changes in operating assets and liabilities, net of
       impact of acquisitions:
         Accounts receivable                                       (94,729)        (3,069,172)        (1,227,705)
         Inventories and other operating assets                   (844,227)           799,935            759,729
         Accounts payable and accrued expenses                  (3,182,809)         1,835,282          3,977,496
                                                             -------------     --------------     --------------

     Net cash provided by operating activities                  40,185,515         31,696,107         28,177,436
                                                             -------------     --------------     --------------


Cash flows from investing activities:
   Rental equipment purchases                                  (37,730,695)       (32,817,727)       (30,972,302)
   Property and office equipment purchases                      (2,132,529)        (1,855,957)        (1,714,465)
   Proceeds from disposition of rental equipment                 1,107,780          1,244,401          1,103,072
   Acquisition                                                                     (7,788,009)
   Other                                                          (200,364)          (294,146)            79,515
                                                             -------------     --------------     --------------

     Net cash used in investing activities                     (38,955,808)       (41,511,438)       (31,504,180)
                                                             -------------     --------------     --------------


Cash flows from financing activities:
   Proceeds under loan agreements                               59,875,000         65,450,000         47,800,000
   Payments under loan agreements                              (63,907,942)       (55,358,480)       (42,520,253)
   Proceeds from issuance of common stock                          593,565             94,000            148,085
   Repurchase of common stock                                      (11,619)            (6,620)           (55,005)
   Payment of deferred financing costs                                               (393,381)
   Change in book overdraft                                      2,221,289             29,812         (2,046,083)
                                                             -------------     --------------     --------------

       Net cash (used in) provided by financing activities      (1,229,707)         9,815,331          3,326,744
                                                             -------------     --------------     --------------

Net change in cash and cash equivalents                                 --                --                  --

Cash and cash equivalents at beginning of period                        --                --                  --
                                                             -------------     --------------     --------------

Cash and cash equivalents at end of period                   $          --     $          --      $           --
                                                             =============     ==============     ==============

Supplemental cash flow information:

   Interest paid                                             $  17,430,000         19,753,000     $   19,589,000
                                                             =============     ==============     ==============

   Income taxes paid (received)                              $      97,000     $      (67,000)           (64,000)
                                                             =============     ==============     ==============

    The accompanying notes are an integral part of the financial statements.

                        Universal Hospital Services, Inc.
                            Condensed Balance Sheets

                                   (Unaudited)

                                       ASSETS

                                                                              August 31,
                                                                                2003
                                                                          ---------------
Current assets:
   Cash                                                                   $             0
   Receivables:
     Accounts receivable, net                                                  31,589,572
     Sales-type leases, net                                                        12,172
   Inventories                                                                  3,550,910
   Prepaid expenses                                                             1,751,539
   Deferred Income taxes                                                        2,763,000
                                                                          ---------------
         Total current assets                                                  39,667,193


Property and equipment:
   Movable medical equipment, net                                             117,697,071
   Property and office equipment, net                                           6,004,100
                                                                          ---------------
         Total property and equipment, net                                    123,701,171


Long-term assets:
   Goodwill                                                                    35,608,043
   Other, primarily deferred financing                                          3,505,597
   Other, intangible assets                                                     2,087,681
                                                                          ---------------
         Total Assets                                                     $   204,569,685
                                                                          ===============


                            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                       $     7,732,225
   Accrued compensation and pension                                             6,688,181
   Accrued expenses                                                             9,994,893
   Current portion capitalized lease obligation                                   272,789
   Bank overdrafts                                                              1,552,905
                                                                          ---------------
         Total current liabilities                                             26,240,993

   Accrued compensation and pension                                             4,353,427
   Due to Parent                                                                        0
   Deferred income taxes                                                        5,259,000
   Capitalized lease obligation, less current installments(1043-434-1)            391,983
   Long-term debt                                                             197,535,924

   Commitments and contingencies

   Preferred Stock                                                             10,631,144

   Common stock subject to put                                                 12,249,726

Shareholders' equity:
   Common Stock                                                                   114,132
   Additional paid-in capital                                                   6,242,730
   Retained earnings                                                          (56,202,077)
   Comprehensive Pensions Loss                                                 (1,731,715)
   Deferred Compensation                                                         (515,582)
                                                                          ---------------
         Total shareholders' equity (deficiency)                              (52,092,512)
                                                                          ---------------
         Total Liabilities and Shareholders' Equity (Deficiency)          $   204,569,685
                                                                          ===============

                        Universal Hospital Services, Inc.
                         Condensed Statements of Income
                                   (Unaudited)

                                                             One Month Ended August 31,            Eight Months Ended August 31,
                                                          ---------------------------------     -----------------------------------
                                                               2003               2002               2003                 2002
                                                          --------------     --------------     --------------       --------------
Revenues:
   Outsourcing revenue                                    $  11,255,611      $  10,639,793      $  92,759,372        $  86,577,529
   Sales of supplies and equipment and other                  1,135,943          1,000,510         10,064,298            8,013,960
   Services                                                   1,298,567          1,013,493          9,396,613            7,169,515
                                                          --------------     --------------     --------------       --------------
         Total revenues                                      13,690,121         12,653,796        112,220,283          101,761,004

Costs of outsourcing and sales:
   Cost of outsourcing and service                            4,230,275          3,960,094         33,430,441           29,599,904
   Movable medical equipment depreciation                     2,662,830          2,373,677         21,077,711           19,097,883
   Cost of supplies and equipment sales                         785,898            673,630          6,827,471            5,677,277
                                                          --------------     --------------     --------------       --------------
         Total cost of outsourcing and sales                  7,679,003          7,007,401         61,335,623           54,375,064
                                                          --------------     --------------     --------------       --------------

Gross profit                                                  6,011,118          5,646,395         50,884,660           47,385,940

Selling, general and administrative                           3,932,230          3,646,788         31,431,475           28,729,394
                                                          --------------     --------------     --------------       --------------

Operating income                                              2,078,888          1,999,607         19,453,185           18,656,556

Interest expense                                              1,454,538          1,515,292         11,594,466           12,163,019
                                                          --------------     --------------     --------------       --------------

Income before income taxes                                      624,350            484,315          7,858,719            6,493,537

Provision for income taxes                                      249,000            192,000          3,143,000            2,589,200
                                                          --------------     --------------     --------------       --------------
Net income                                                $     375,350      $     292,315      $   4,715,719        $   3,904,337
                                                          ==============     ==============     ==============       ==============

ADDITIONAL INFORMATION
   EBITDA                                                 $   5,029,384      $   4,647,272      $  42,904,105        $  39,967,636
                                                          ==============     ==============     ==============       ==============
   EBITDA as a percentage of total revenue                         36.7%              36.7%              38.2%                39.3%
                                                          ==============     ==============     ==============       ==============
   Adjusted EBITDA                                         $  5,054,587      $   4,686,559      $  43,113,035        $  40,186,948
                                                          ==============     ==============     ==============       ==============
   Adjusted EBITDA as a percentage of total revenue                36.9%              37.0%              38.4%                39.5%
                                                          ==============     ==============     ==============       ==============

                        Universal Hospital Services, Inc.
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                             Eight Months Ended August 31,
                                                                        ---------------------------------------
                                                                              2003                    2002
                                                                        ----------------        ---------------
Cash flows from operating activities:
   Net income                                                           $     4,715,719         $    3,904,337
   Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation                                                            22,528,636             20,473,121
     Amortization                                                               922,390                837,958
     Accretion of bond discount                                                 352,941                352,941
     Provision for doubtful accounts                                            455,948                659,235
     Non-cash stock-based compensation                                          141,945                213,134
     Loss on sales/disposal of equipment                                        218,740                465,018
     Deferred income taxes                                                    2,496,000              1,097,000
     Changes in operating assets and liabilities:
       Accounts receivable                                                   (2,249,447)               673,039
       Inventories and other operating assets                                  (646,404)            (1,115,481)
       Accounts payable and accrued expenses                                  2,316,138              1,012,505
                                                                        ----------------        ---------------
         Net cash provided by operating activities                           31,252,606             28,572,807
                                                                        ----------------        ---------------

Cash flows from investing activities:
     Movable medical equipment purchases                                    (24,744,094)           (23,723,907)
     Property and office equipment purchases                                 (1,684,234)            (1,515,783)
     Proceeds from disposition of movable medical equipment                   1,212,123                594,740
     Other                                                                   (1,691,563)              (438,882)
                                                                        ----------------        ---------------
         Net cash used in investing activities                              (26,907,768)           (25,083,832)
                                                                        ----------------        ---------------

Cash flows from financing activities:
     Proceeds under loan agreements                                          39,400,000             37,825,000
     Payments under loan agreements                                         (42,622,889)           (42,128,687)
     Repurchase of common stock                                                       0                (11,618)
     Payment of deferred financing cost                                          (4,680)                     0
     Payment of deferred offering cost                                                0                  94000
     Proceeds from issuance of common stock, net of offering costs               41,618                587,437
     Change in book overdraft                                                (1,158,887)               144,893
                                                                        ----------------        ---------------
         Net cash used in financing activities                               (4,344,838)            (3,488,975)
                                                                        ----------------        ---------------

Net change in cash and cash equivalents                                              --                     --

Cash and cash equivalents at beginning of period                                     --                     --
                                                                        ----------------        ---------------
Cash and cash equivalents at end of period                              $            --         $           --
                                                                        ================        ===============

Supplemental cash flow information:
     Interest paid                                                      $     9,047,000         $    9,270,000
                                                                        ================        ===============
     Income taxes paid                                                  $       213,000         $       44,000
                                                                        ================        ===============
     Movable medical equipment purchases in accounts payable            $     2,785,000         $    2,288,000
                                                                        ================        ===============

                           Disclosure Schedule 3.4(b)
                                       to
                                Credit Agreement

                                    PRO FORMA

                                 (See Attached)

                 Summary Historical and Pro Forma Financial Data

       The summary historical and unaudited pro forma financial data presented below are derived from our audited financial statements for the fiscal years ended December 31, 2000, 2001 and 2002, and our unaudited financial statements for the six-month periods ended June 30, 2002 and 2003. The summary historical financial data for the six-month periods ended June 30, 2002 and 2003 are derived from our unaudited interim financial statements which, in the opinion of management, including all normal, recurring adjustments necessary to state fairly the data included therein in accordance with GAAP for interim financial information. The summary pro forma historical financial data for the twelve-month period ended June 30, 2003 are derived from our unaudited interim financial statements and our audited financial statements. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year. The unaudited pro forma financial data set forth below give effect to the completion of the recapitalization, including the offering of the notes, as described in "Use of Proceeds." The unaudited pro forma financial data are not necessarily indicative of our financial position or results of operations that might have occurred had the transactions they give effect to been completed as of the dates indicated and do not purport to represent what our financial position or results of operations might be for any future period or date. In connection with the recapitalization as described under "--The Recapitalization," we estimate that we will record a charge in the fourth quarter of 2003 totaling approximately $28.6 million, including $13.5 million of cash stock compensation and $15.1 million on the early retirement of debt and related fees and expenses. For additional information see "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements and unaudited financial statements included elsewhere herein.

                                                                                    Six Months Ended       Twelve Months Ended
                                                 Years Ended December 31,               June 30,              June 30, 2003
                                           ------------------------------------- ----------------------- ------------------------
                                                                                                                          Pro
                                                2000         2001        2002        2002       2003        Actual      forma(6)
                                           ------------- ----------- ----------- ----------- ----------- -----------   ----------
                                                                          (dollars in thousands)
Statement of Operations Data:
Revenues:
   Medical equipment outsourcing ..........   $  94,028   $ 110,937   $ 130,724    $ 65,300    $ 70,042    $ 135,466   $ 135,466
   Sales of supplies and equipment,
     and other ............................      10,744      11,280      11,864       6,093       7,650       13,421      13,421
   Service ................................       1,233       3,418      11,178       5,252       6,848       12,774      12,774
                                              ---------   ---------   ---------    --------    --------    ---------   ---------
     Total revenues .......................     106,005     125,635     153,766      76,645      84,540      161,661     161,661
                                              ---------   ---------   ---------    --------    --------    ---------   ---------
Cost of medical equipment outsourcing,
     sales and service:
   Cost of medical equipment ..............      26,092      33,576      44,910      21,903      24,762       42,130      42,130
     outsourcing and service
   Movable medical equipment
     depreciation .........................      22,387      26,441      29,458      14,236      15,799       31,021      31,021
   Cost of supplies and equipment
     sales ................................       8,147       7,855       8,241       4,319       5,214       14,775      14,775
                                              ---------   ---------   ---------    --------    --------    ---------   ---------
     Total costs of medical equipment
        outsourcing, sales and service ....      56,626      67,872      82,609      40,458      45,775       87,926      87,926
                                              ---------   ---------   ---------    --------    --------    ---------   ---------
Gross profit...............................   $  49,379   $  57,763   $  71,157    $ 36,187    $ 38,765    $  73,735   $  73,735
                                              ---------   ---------   ---------    --------    --------    ---------   ---------

                                                                                     Six Months Ended      Twelve Months Ended
                                                      Years Ended December 31,           June 30,             June 30, 2003
                                                --------------------------------- ----------------------- ------------------------
                                                                                                                           Pro
                                                   2000       2001        2002        2002        2003       Actual     forma(6)
                                                ---------  ----------  ---------- -----------   --------- -----------  ----------
                                                                            (dollars in thousands)
Selling, general and administrative:
   Stock, compensation and severance
     expenses ................................  $      --   $   1,553    $ 10,099   $      --   $      --   $   10,099  $   23,613
   Terminated initial public
     offering expenses .......................         --       1,241          --          --          --           --          --
   Recapitalization expense ..................         --          --          --          --          --           --         560
   Other selling, general and
     administrative ..........................     33,868      38,837      43,053      21,382      23,507       45,177      44,097
                                                ---------   ---------    --------   ---------   ---------   ----------  ----------
     Total selling, general and
        administrative........................     33,868      41,631      53,152      21,382      23,507       55,276      68,270
Operating Income .............................     15,511      16,132      18,005      14,805      15,258       18,459       5,465
Interest expense .............................     20,747      19,635      18,126       9,123       8,680       17,684      29,761
Loss on early retirement of debt .............         --          --          --          --          --           --      14,547
                                                ---------   ---------    --------   ---------   ---------   ----------  ----------
(Loss) income before income taxes ............     (5,236)     (3,503)       (121)      5,682       6,578          775     (38,843)
Income tax, (benefit) expense ................       (158)         56          97       2,252       2,631          476         246
                                                ---------   ---------    --------   ---------   ---------   ----------  ----------
Net (loss) income ............................  $  (5,078)  $  (3,559)   $   (218)  $   3,430   $   3,947   $      299  $  (39,089)
                                                =========   =========    ========   =========   =========   ==========  ==========

Other Financial Data:
Net cash provided by operating
   activities ................................  $  28,177   $  31,696    $ 40,186   $  18,698   $  20,695            *           *
Net cash used in investing activities ........    (31,504)    (41,511)    (38,956)    (18,470)    (19,610)           *           *
Net cash provided (used in) by
   financing activities ......................  $   3,327   $   9,815    $ (1,230)  $    (228)  $  (1,085)           *           *
Ratio of earnings to fixed charges(1) ........         --          --         1,0x        1.6x        1.7x         1.0x         --
Depreciation and amortization ................  $  27,662   $  31,978    $ 32,775   $  15,906   $  17,597   $   34,466  $   33,387
Capital expenditures .........................     31,158      40,680      37,788      16,264      17,190       38,714           *
Pro forma cash interest expense(2) ...........         --          --          --          --          --           --      28,012
EBITDA(3)(4) .................................     43,173      48,110      50,781      30,710      32,855       59,926      24,305
Adjusted EBITDA(4)(5) ........................  $  43,873   $  51,196    $ 61,193   $  30,869   $  33,012   $   63,336  $   63,336
Total debt to adjusted EBITDA(4) .............        4.4x        4.0x        3.3x          *           *          3.2x        4.4x
Adjusted EBITDA to interest
   expense(4) ................................        2.1x        2.6x        3.4x          *           *          3.6x        2.1x

Other Operating Data:
Movable medical equipment (units at
   end of period) ............................    109,000     127,000     138,000     134,000     143,000            *           *
Offices (at end of period) ...................         60          62          65          62          67            *           *
Number of hospital customers (at end
   of period) ................................      2,545       2,625       2,770       2,695       2,800            *           *
Total number of customers (at end of
   period) ...................................      5,275       5,570       5,880       5,700       5,900            *           *


                                                              As of December 31,                     As of June 30, 2003
                                                ---------------------------------------------    ---------------------------
                                                    2000             2001            2002           Actual      Pro forma(6)
                                                ------------     -------------   ------------    ------------   ------------
                                                                         (dollars in thousands)
   Balance Sheet Data
   Working capital(5) ........................  $     9,833     $     8,416     $    10,043      $   17,156     $   22,010
   Total assets ..............................      180,070         196,214         202,136         205,873        214,807
   Total debt ................................      193,607         204,441         200,806         202,899        278,276
   Stockholders' deficiency ..................      (47,319)        (54,297)        (55,358)        (52,669)       (91,617)

--------------------
Not meaningful.

(1) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense, which includes the amortization of deferred debt issuance costs. For 1999, 2000 and 2001, fixed charges exceeded earnings by $5.9 million, $5.2 million and $3.5 million, respectively. For the twelve months ended June 30, 2003, on a pro forma basis, fixed charges would have exceeded earnings by $38.8 million.

(2) Pro forma cash interest expense is defined as interest expense less amortization of debt issuance costs.

(3) EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. Management understands that some industry analysts and investors consider EBITDA as a supplementary non-GAAP financial measure useful in analyzing the operating performance of a company and its ability to service debt. EBITDA, however, is not a measure of financial performance under GAAP and should not be considered as an alternative to, or more meaningful than, net income as a measure of operating performance or to cash flows from operating, investing or financing activities or as a measure of liquidity. Since EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying interpretations and calculations, EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA does not represent an amount of funds that is available for management's discretionary use. See note 4 for a reconciliation of cash flow from operations to EBITDA and adjusted EBITDA.

(4) Adjusted EBITDA refers to our EBITDA, adjusted to exclude the impact of the items described below. We believe that adjustment for these items is also recognized by the industry in which we operate as relevant in computing adjusted EBITDA as a supplementary non-GAAP financial measure widely used by financial analysts and others in our industry to meaningfully evaluate a company's future operating performance and ability to comply with its applicable debt covenants, which in our case would include certain financial covenants under our existing revolving credit facility, our new senior secured credit facility, our outstanding senior notes and the notes offered hereby. We also use adjusted EBITDA to measure and pay annual management bonuses and to determine the vesting of options.

         In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

                           Disclosure Schedule 3.4(c)
                                       to
                                Credit Agreement

                                   PROJECTIONS

                                 (See Attached)

                            ## [three pages omitted]


## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                             Disclosure Schedule 3.6
                                       to
                                Credit Agreement

                             REAL ESTATE AND LEASES


     REAL PROPERTY OWNED BY UNIVERSAL HOSPITAL SERVICES, INC.

1.   2438 27/th/ Avenue South
     Minneapolis, Minnesota

                           UNIVERSAL HOSPITAL SERVICES
                              REAL PROPERTY LEASES

2.   300 Riverhills Business Park
     Suite 390
     Birmingham, Alabama

3.   2866 Dauphin Street
     Suite N
     Mobile, Alabama

4.   1200 John Barrow Road
     Suites 410 & 411
     Little Rock, Arkansas

5.   4620 East Elwood Street
     Suites 8 & 9
     Phoenix, Arizona

6.   3860 South Palo Verde Road
     Suites 301 & 302
     Tucson, Arizona

7.   9853 Pacific Heights Boulevard
     Suites D, E, & F
     San Diego, California

8.   4620 Northgate Boulevard, Suites 165 & 180;
     4610 Northgate Boulevard, Suite 100
     Sacramento, California

9.   236 West Mountain Street
     Number 106
     Pasadena, California

10.  1440 South State College Boulevard
     Suites 6G, 6H, 6I, & 6J
     Anaheim, California

11.  4230 West Swift Avenue
     Suites 101-103, 104
     Fresno, California

12.  20980 Corsair Boulevard
     Hayward, California

13.  1090 Marina Way South
     Richmond, California

14.  1808 Commercenter West
     Suite A
     San Bernadino, California

15.  438 Calle San Pablo
     Unit A
     Camarillo, California

16.  109 Inverness Drive East
     Suite D
     Englewood, Colorado

17.  29 Kripes Road
     Suite L
     East Granby, Connecticut

18.  8940 Western Way
     Suite 12
     Jacksonville, Florida

19.  3925 Coconut Palm Drive
     Suite 127
     Tampa, Florida

20.  5410 Northwest 33/rd/ Avenue
     Suites 106 & 107
     Ft. Lauderdale, Florida

21.  20 Mansell Court
     Suite 375
     Roswell, Georgia

22.  2415 Heinz Road
     Iowa City, Iowa

23.  655 West Grand
     Suite 240
     Elmhurst, Illinois

24.  5275 Zenith Parkway
     Loves Park, Illinois

25.  7301 North Georgetown Road
     Suite 123
     Indianapolis, Indiana

26.  3450 North Rock Road
     Suites 509 & 510
     Wichita, Kansas

27.  11509 Commonwealth Drive
     Number 5
     Louisville, Kentucky

28.  115 James Drive West
     Number 140
     St. Rose, Louisiana

29.  267 Boston Road
     16 Corporate Place
     Billerica, Massachusetts

30.  9135 Guilford Road
     Suite 170
     Columbia, Maryland

31.  28003 Center Oaks Court
     Suite B-20
     Wixom, Michigan

32.  989 West Washington Street
     Suite 105
     Marquette, Michigan

33.  3800 West 80/th/ Street
     Number 1250
     Bloomington, Minnesota

34.  4625 Airpark Boulevard
     Duluth, Minnesota

35.  7667 Cahill Road
     Edina, Minnesota

36.  13601 Lakefront Drive
     Earth City, Missouri

37.  216 Northwest Platte Valley Drive
     Riverside, Missouri

38.  175 Southport Drive
     Suite 300
     Morrisville, North Carolina

39.  9125-C Southern Pine Boulevard
     Charlotte, North Carolina

40.  920 Page Drive
     Fargo, North Dakota

41.  2417 & 2443 South
     156/th/ Circle
     Omaha, Nebraska

42.  520 Fellowship Road
     Suite 508
     Mount Laurel, New Jersey

43.  140 Commerce Way
     Totowa, New Jersey

44.  6280 South Valley View Boulevard
     Suite 228
     Las Vegas, Nevada

45.  535 Summit Point Drive
     Suite 2
     Henrietta, New York

46.  25 Fairchild Avenue
     Suite 400
     Plainview, New York

47.  4480 Lake Forest Drive
     Suite 408
     Cincinnati, Ohio

48.  24331 Miles Road
     Suite D
     Warrensville Heights, Ohio

49.  2152 Citygate Drive
     Columbus, Ohio

50.  2704 South Purdue Avenue
     Oklahoma City, Oklahoma

51.  12206 East 51/st/ Street
     Suite 104
     Tulsa, Oklahoma

52.  7877 Southwest Cirrus Drive
     Beaverton, Oregon

53.  500 Bursca Drive
     Number 501
     Bridgeville, Pennsylvania

54.  101 Trade Zone Drive
     Suite 23A
     West Columbia, South Carolina

55.  1920 South Sycamore Avenue
     Number 110
     Sioux Falls, South Dakota

56.  3504 South Minnesota Avenue
     Number 106 Sioux Falls,
     South Dakota

57.  6701 Baum Drive
     Suite 125
     Knoxville, Tennessee

58.  3975 Vantech Drive
     Suite 8
     Memphis, Tennessee

59.  5251 Harding Place
     Nashville, Tennessee

60.  2201 Brookhollow Plaza Drive
     Number 145
     Arlington, Texas

61.  1701 Grandstand
     San Antonio, Texas

62.  6721 Portwest
     Number 160
     Houston, Texas

63.  47 South Orange Street
     Suite E4
     Salt Lake City, Utah

64.  1400 Crossways Boulevard
     Suite 112
     Chesapeake, Virginia

65.  9830 Maryland Drive
     Suites A, B & C
     Richmond, Virginia

66.  12648 Interurban Avenue South
     Tukwila, Washington

67.  2601 Crossroads Drive
     Suites 115 - F & G
     Madison, Wisconsin

68.  W226 N767 Eastmound Drive
     Number B-1
     Waukesha, Wisconsin

69.  2418 Industrial Drive
     Suite C
     Neenah, Wisconsin

70.  5300 MacCorkle Avenue
     South Charleston, West Virginia

                             Disclosure Schedule 3.7
                                       to
                                Credit Agreement

                                  LABOR MATTERS

     The Borrower sponsors, and is the sole participating employer with respect to, the following Plans:

----------------------------------------------------------------------------------------------------------------------
                       Name of Plan                                                 Plan Type

----------------------------------------------------------------------------------------------------------------------
Universal Hospital Services, Inc. Employees' Profit          Incentive Plan
Sharing Plan

----------------------------------------------------------------------------------------------------------------------
Universal Hospital Services, Inc. Executive Incentive Plan   Incentive Plan

----------------------------------------------------------------------------------------------------------------------
UHS Annual Incentive Plans (All Others)                      Incentive Plans

----------------------------------------------------------------------------------------------------------------------
1998 Stock Option Plan                                       Stock Option Plan

----------------------------------------------------------------------------------------------------------------------
Employment Agreements with the following Executives:         Individual Employment Agreements
   David E. Dovenberg
   Gary D. Blackford
   John A. Gappa
   Joseph P. Schiesl
   Walter T. Chesley
   William E. Schabel

----------------------------------------------------------------------------------------------------------------------
Severance Agreements with the following departed employees:  Individual Severance Agreements
   Michael R. Johnson
   Gerald L. Brandt
   Robert H. Braun
   Gary L. Preston

----------------------------------------------------------------------------------------------------------------------


The Borrower is party to the following management agreements:

Management Agreement dated as of October 17, 2003 by and between Halifax GenPar, L.P. and Universal Hospital Services, Inc.

Management Agreement dated as of February 25, 1998 by and between J.W. Childs Associates, L.P. and Universal Hospital Services, Inc., as amended by that certain Amendment to Management Agreement dated as of October 17, 2003.

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

The following employment-related proceedings are pending, or threatened against the Company or its properties or assets:

1. Wayne Clegg v. Universal Hospital Services, Inc.: Wayne Clegg brought an employment discrimination claim against the Company with the Maryland Commission on Human Relations, which is still under investigation. Clegg also brought an employment discrimination action against the Company in the Maryland District Court. The action was transferred to federal court and is still pending. ##

2. Theodore Carney v. Universal Hospital Services, Inc.: Theodore Carney brought an employment discrimination claim against the Company through the EEOC, and was granted the right to sue the Company based upon the fact that the EEOC had not completed its investigation within applicable time limitations. Carney brought an employment discrimination action in Virginia District Court and the action is still pending. ##

3. ##

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                             Disclosure Schedule 3.8
                                       to
                                Credit Agreement

            VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK

I.   Affiliates:      Halifax Capital Partners, L.P.
                      J.W. Childs Equity Partners, L.P.
                      J.W. Childs Equity Partners III, L.P.
     Subsidiaries:    None.

II.  Outstanding Stock:   The outstanding shares of common stock, as of the date
                          of the Agreement, are set forth on the attached
                          Schedule 1 to Disclosure Schedule 3.8. Pursuant to an
                          Information Memorandum of the Company dated September
                          29, 2003, the Company is offering to repurchase for cash an aggregate of approximately $91 million, but not less than $70 million, worth of its outstanding common stock, $0.01 par value per share and outstanding options and warrants to purchase such stock.

III. Options, Warrants, etc.

     a. The Company has outstanding options to purchase a total of 3,151,756 shares of its common stock under its 1998 Stock Option Plan as of the date of the Stock Purchase Agreement. The name of each optionholder and the number of shares represented by each option grant is set forth on attached
     Schedule 2 to Disclosure Schedule 3.8, dated as of the date of the Stock Purchase Agreement. Pursuant to an Information Memorandum of the Company dated September 29, 2003, the Company is offering to repurchase for cash an aggregate of approximately $91 million, but not less than $70 million, worth of its outstanding common stock, $0.01 par value per share and outstanding options and warrants to purchase such stock.

     b. On December 18, 1998, the Company issued to ReliaStar Financial Corp. ("Reliastar") a warrant (the "Warrant") to purchase 245,000 shares of the Company's common stock at an exercise price of $.01 per share. The Warrant was issued in connection with the Preferred Stock and Warrant Purchase Agreement, dated as of December 18, 1998, between the Company and Reliastar. The Warrant was subsequently transferred by Reliastar to Security Life of Denver Insurance Company, an affiliate of Reliastar. Pursuant to an Information Memorandum of the Company dated September 29, 2003, the Company is offering to repurchase outstanding options and warrants to purchase its common stock. Under the letter agreement dated September 26, 2003 between the Company and Security Life of Denver Insurance Company, Security Life of Denver Insurance Company agreed that the Company will repurchase the Warrant concurrently with the closing of the Credit Agreement.

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

     c. The Preferred Stock and Warrant Purchase Agreement between Universal Hospital Services, Inc. and ReliaStar Financial Corp. dated December 18, 1998, pursuant to which the Company has 6,246 shares of its Series B 13% Cumulative Accruing Pay-In-Kind Preferred Stock ("Series B Preferred Stock") issued and outstanding, and the letter dated September 26, 2003, pursuant to which the Company has agreed to declare a dividend of additional shares of Series B Preferred Stock as described in paragraph 2 of such letter. All of the Series B Preferred Stock is being repurchased concurrently with the closing of the Credit Agreement pursuant to a letter agreement dated September 26, 2003 between the Company and Security Life of Denver Insurance Company.

     d. The severance agreements with each of Michael R. Johnson, Robert H. Braun, Gerald L. Brandt and Gary L. Preston provide for the continued exercisability of their respective options to purchase common stock of the Company. Pursuant to an Information Memorandum of the Company dated September 29, 2003, the Company is offering to repurchase outstanding options and warrants to purchase its common stock.

     e. Under the Stock Purchase Agreement dated as of September 26, 2003, as amended by Amendment No. 1 to Stock Purchase Agreement to be executed concurrently with the closing of the Credit Agreement, by and between the Company, J.W. Childs Equity Partners III, L.P., JWC Fund III Co-invest LLC, Halifax Capital Partners, L.P., and the Management Holders who have executed and delivered a Joinder Agreement to the Stock Purchase Agreement, the Company will issue 4,645,833.33 shares of common stock, and may issue after the closing of the Credit Agreement, an additional 33,000 shares of common stock.

     f. As contemplated or required by the Stock Purchase Agreement, as amended by the Amendment No. 1 to Stock Purchase Agreement, the Company intends to enter into a new stock option plan and intends to enter into a new Employment Agreement with David Dovenberg concurrently with the closing of the Credit Agreement. The Company has obtained written agreements from Mr. Dovenberg and holders of "super achiever" options to sell their shares and options in connection with the Recapitalization. In connection with the Recapitalization, the Company will grant an additional 20,000 stock options to Mr. Dovenberg. Concurrently with the closing of the Credit Agreement, the Company will grant Samuel Humphries 6,000 stock options and execute an amended and restated Stockholders' Agreement with J.W. Childs Equity Partners III, L.P., J.W. Childs Equity Partners, L.P., Halifax Capital Partners, L.P., Gary Blackford, and David Dovenberg.

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                                                                   SCHEDULE 1 TO
                                                                         DISCLOSURE SCHEDULE 3.8
------------------------------------------------------------------------------------------------
                        Name                                                Total # of Shares

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J.W. Childs Equity Partners, L.P.                                                            ##

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JWC-UHS Co-Invest LLC                                                                        ##

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         Steven G. Segal*

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         Edward D. Yun*

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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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David E. Dovenberg                                                                           ##

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David E. Dovenberg & Jean M. Dovenberg                                                       ##

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Robert E. Dovenberg                                                                          ##

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Jean M. Dovenberg                                                                            ##

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Samuel B. Humphries                                                                          ##

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Gary Blackford                                                                               ##

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John A. Gappa                                                                                ##

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Jeffrey L. Singer                                                                            ##

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Andrew R. Amicon                                                                             ##

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Judy M. Slater                                                                               ##

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Susan E. Ellington                                                                           ##

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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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JWC Fund III Co-invest LLC                                                                   ##

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Halifax Capital Partners, L.P.                                                               ##

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Gary D. Blackford                                                                            ##

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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                   ----------
   *   JWC-UHS Co-Invest LLC holds the stockholder's stock for the benefit of the stockholder

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                                                   SCHEDULE 2 TO
                                                                 SCHEDULE 3.8 TO
                                                                CREDIT AGREEMENT

                       OUTSTANDING SHARES OF COMMON STOCK

                                 (see attached)



## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                      SCHEDULE 2 TO DISCLOSURE  SCHEDULE 3.8 AND
                                          SCHEDULE 1 TO DISCLOSURE SCHEDULE 3.22

                                                                 1998 Stock OPTION PLAN

Employee Name         Grant Date   Expiration      Issued   Exercised   Forfeited   Expired   Outstanding       Vested   NonVested
-------------         ----------   ----------      ------   ---------   ---------   -------   -----------       ------   ---------
James T. Ekbom        06/09/1992   06/09/2002    7,000.00    7,000.00        0.00      0.00          0.00         0.00        0.00
Michael D. Engberg    06/09/1992   06/09/2002    7,000.00    7,000.00        0.00      0.00          0.00         0.00        0.00
William J. Jensen     06/09/1992   06/09/2002    5,250.00    5,250.00        0.00      0.00          0.00         0.00        0.00
Michael F. Schmidt    06/09/1992   06/09/2002    2,100.00    2,100.00        0.00      0.00          0.00         0.00        0.00
Dale R. Voegeli       06/09/1992   06/09/2002    2,100.00    2,100.00        0.00      0.00          0.00         0.00        0.00
Gerald L. Brandt      06/09/1992   06/09/2002    7,000.00    7,000.00        0.00      0.00          0.00         0.00        0.00
Gerald N. Meyer       06/09/1992   06/09/2002    7,000.00    7,000.00        0.00      0.00          0.00         0.00        0.00
David E. Dovenberg    06/09/1992   06/09/2002   35,000.00   35,000.00        0.00      0.00          0.00         0.00        0.00
Michael A Needleman   06/09/1992   06/09/2002    2,100.00        0.00    2,100.00      0.00          0.00         0.00        0.00
Gerald L. Brandt      01/20/1993   01/20/2008   14,000.00        0.00        0.00      0.00     14,000.00    14,000.00        0.00
David E. Dovenberg    01/20/1993   01/20/2008   70,000.00        0.00        0.00      0.00     70,000.00    70,000.00        0.00
Randy C. Engen        01/20/1994   01/20/2004    7,700.00        0.00        0.00      0.00      7,700.00     7,700.00        0.00
Timothy P. Lynch      01/20/1994   01/20/2004    7,700.00        0.00        0.00      0.00      7,700.00     7,700.00        0.00
Gary L. Preston       01/20/1994   01/20/2004    7,700.00        0.00        0.00      0.00      7,700.00     7,700.00        0.00
Gerald L. Brandt      01/20/1994   01/20/2004   24,500.00        0.00        0.00      0.00     24,500.00    24,500.00        0.00
Michael R. Johnson    01/20/1994   01/20/2004    8,169.00        0.00        0.00      0.00      8,169.00     8,169.00        0.00
Darren J. Thieding    01/20/1994   01/20/2004    7,700.00        0.00        0.00      0.00      7,700.00     7,700.00        0.00
David E. Dovenberg    01/20/1994   01/20/2004   87,500.00        0.00        0.00      0.00     87,500.00    87,500.00        0.00
Randy C. Engen        01/20/1995   01/20/2005   13,769.00        0.00        0.00      0.00     13,769.00    13,769.00        0.00
##                            ##           ##          ##          ##          ##        ##            ##           ##          ##
Gary L. Preston       01/20/1995   01/20/2005   13,769.00        0.00        0.00      0.00     13,769.00    13,769.00        0.00
Gerald L. Brandt      01/20/1995   01/20/2005   21,910.00        0.00        0.00      0.00     21,910.00    21,910.00        0.00
Michael R. Johnson    01/20/1995   01/20/2005   14,609.00        0.00        0.00      0.00     14,609.00    14,609.00        0.00
##                            ##           ##          ##          ##          ##        ##            ##           ##          ##
David E. Dovenberg    01/20/1995   01/20/2005   78,400.00        0.00        0.00      0.00     78,400.00    78,400.00        0.00
Randy C. Engen        01/19/1996   01/19/2006   19,740.00        0.00        0.00      0.00     19,740.00    19,740.00        0.00

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

##                           ##           ##           ##          ##          ##      ##             ##           ##           ##
Gary L. Preston      01/19/1996   01/19/2006    19,740.00        0.00        0.00    0.00      19,740.00    19,740.00         0.00
Gerald L. Brandt     01/19/1996   01/19/2006    21,000.00        0.00        0.00    0.00      21,000.00    21,000.00         0.00
Michael R. Johnson   01/19/1996   01/19/2006    21,000.00        0.00        0.00    0.00      21,000.00    21,000.00         0.00
##                           ##           ##           ##          ##          ##      ##             ##           ##           ##
David E. Dovenberg   01/19/1996   01/19/2006    75,180.00        0.00        0.00    0.00      75,180.00    75,180.00         0.00
Gerald L. Brandt     09/20/1996   09/20/2006    35,000.00        0.00        0.00    0.00      35,000.00    35,000.00         0.00
                                            --------------------------------------------------------------------------------------
                                               710,654.00   72,450.00    2,100.00    0.00     636,104.00   636,104.00         0.00


Randy C. Engen       03/17/1998   03/17/2008    55,635.30        0.00        0.00    0.00      55,635.30         0.00    55,635.30
Gary L. Preston      03/17/1998   03/17/2008    55,635.30        0.00   22,254.00    0.00      33,381.30         0.00    33,381.30
Gerald L. Brandt     03/17/1998   03/17/2008    55,635.30        0.00        0.00    0.00      55,635.30         0.00    55,635.30
Michael R. Johnson   03/17/1998   03/17/2008    55,635.30        0.00        0.00    0.00      55,635.30         0.00    55,635.30
David E. Dovenberg   03/17/1998   03/17/2008   111,270.60        0.00        0.00    0.00     111,270.60         0.00   111,270.60
Robert H. Braun      03/17/1998   03/17/2008    55,635.30        0.00        0.00    0.00      55,635.30         0.00    55,635.30
John A. Gappa        11/06/2000   11/06/2010    35,000.00        0.00        0.00    0.00      35,000.00         0.00    35,000.00
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Randy C. Engen       03/17/1998   03/17/2008    78,701.00        0.00        0.00    0.00      78,701.00    77,375.68     1,325.32
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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

##                            ##           ##          ##       ##            ##       ##             ##           ##           ##
Gary L. Preston       03/17/1998   03/17/2008   78,701.00     0.00     49,204.00     0.00      29,497.00    29,497.00         0.00
##                            ##           ##          ##       ##            ##       ##             ##           ##           ##
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Gerald L. Brandt      03/17/1998   03/17/2008   78,701.00     0.00          0.00     0.00      78,701.00    77,375.68     1,325.32
##                            ##           ##          ##       ##            ##       ##             ##           ##           ##
Michael R. Johnson    03/17/1998   03/17/2008   78,701.00     0.00          0.00     0.00      78,701.00    77,375.68     1,325.32
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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Robert H. Braun       03/17/1998   03/17/2008   78,701.00     0.00          0.00     0.00      78,701.00    77,375.68     1,325.32
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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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Jeff Singer           03/31/1998   03/31/2008   62,960.80     0.00          0.00     0.00      62,960.80    62,330.56       630.24
Andy Amicon           03/31/1998   03/31/2008   62,960.80     0.00          0.00     0.00      62,960.80    62,330.56       630.24
David E. Dovenberg    03/17/1998   03/17/2008  157,360.00     0.00          0.00     0.00     157,360.00   154,710.06     2,649.94
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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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John A. Gappa         03/31/1999   03/31/2009   78,701.00     0.00          0.00     0.00      78,701.00    46,732.65    31,968.35
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Robert H. Braun       07/01/1999   03/31/2010    7,000.00     0.00          0.00     0.00       7,000.00     7,000.00         0.00
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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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Gary Blackford        06/25/2002   06/25/2012   45,455.00     0.00          0.00     0.00      45,455.00    45,455.00         0.00
Gary Blackford        06/25/2002   06/25/2012  325,000.00     0.00          0.00     0.00     325,000.00    40,625.00   284,375.00
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##                            ##           ##          ##       ##            ##       ##             ##           ##           ##

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

##                            ##           ##          ##       ##            ##       ##             ##           ##           ##
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##                            ##           ##          ##       ##            ##       ##             ##           ##           ##
##                            ##           ##          ##       ##            ##       ##             ##           ##           ##

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

##                            ##           ##            ##         ##          ##     ##             ##           ##           ##
##                            ##           ##            ##         ##          ##     ##             ##           ##           ##
##                            ##           ##            ##         ##          ##     ##             ##           ##           ##
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##                            ##           ##            ##         ##          ##     ##             ##           ##           ##
                                             --------------------------------------------------------------------------------------
                                               2,870,010.30  22,654.58  331,703.42   0.00   2,515,652.30 1,163,856.37 1,351,795.93
                                             --------------------------------------------------------------------------------------
                                               3,580,664.30  95,104.58  333,803.42   0.00   3,151,756.30 1,799,960.37 1,351,795.93
                                             ======================================================================================
                                                                                                                      average $ per
                                                                                                                              share

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                            Disclosure Schedule 3.11
                                       to
                                Credit Agreement

                                   TAX MATTERS

                                       ##



## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                                          SCHEDULE 2 TO PART 3.3

Name                                                          Total# of Shares
---------------------------------------------------------   --------------------
J.W. Childs Equity Partners, L.P.                                             ##
JWC-UHS Co-Invest LLC                                                         ##
 ##*
 ##*
 ##*
 ##*
 Steven G. Segal*
 ##*
 ##*
 ##*
 ##*
 ##*
 ##*
 ##*
 ##*
 ##*
 Edward D. Yun*
 ##*
 ##*
 ##*
##                                                                            ##
David E. Dovenberg                                                            ##
David E. Dovenberg & Jean M. Dovenberg                                        ##
Robert E. Dovenberg                                                           ##
##                                                                            ##
##                                                                            ##
Jean M. Dovenberg                                                             ##
Samuel B. Humphries                                                           ##
Gary Blackford                                                                ##
                                                            --------------------
Board of Directors Subtotal                                                   ##

John A. Gappa                                                                 ##
Jeffrey L. Singer                                                             ##
Andrew R. Amicon                                                              ##
                                                            --------------------
Senior Executive Subtotal                                                     ##

* JWC-UHS Co-Invest LLC holds the stockholder's stock for the benefit of the stockholder.

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

##                                                                            ##
Gerald L. Brandt                                                              ##
Randy Engen                                                                   ##
Judy M. Slater                                                                ##
##                                                                            ##
Susan E. Ellington                                                            ##
                                                            --------------------
Executive Subtotal                                                            ##

##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
Darren J. Thieding                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
##                                                                            ##
                                                            --------------------
Remaining Shareholder Subtotal                                                ##
                                                            --------------------
Grand Total                                                                   ##
                                                            ====================
general ledger tie multiplied by 100                                          ##
Difference                                                                    ##

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                            Disclosure Schedule 3.12
                                       to
                                Credit Agreement

                                   ERISA PLANS


     The Company sponsors, and is the sole participating employer with respect to, the following Plans:

                       Name of Plan                                            Plan Type
     Universal Hospital Services, Inc. Employees'              Defined Benefit Pension Plan
     Pension Plan

     Universal Hospital Services, Inc. Employees' Long-        401(k) Profit Sharing Plan
     Term Savings Plan

     Universal Hospital Services, Inc. Employees'              Medical Plan
     Medical Benefit Plan

     Universal Hospital Services, Inc. Dental Benefit          Dental Plan
     Plan

     Universal Hospital Services, Inc. Employees' Short-       Disability Plan
     Term Disability Plan

     Universal Hospital Services, Inc. Employees' Long-        Disability Plan
     Term Disability Plan

     Universal Hospital Services, Inc. Group Life              Life Insurance Plan
     Insurance Plan

     Universal Hospital Services, Inc. Flexible Benefits       Medical Spending Account Dependent Care
     Plan                                                      Spending Account Premium Conversion
                                                               Plan

     Universal Hospital Services, Inc. Tuition                 Tuition Reimbursement Plan
     Reimbursement Plan

     Universal Hospital Services, Inc. Employee                Employee Assistance Plan
     Assistance Program

     UHS Executive Severance Plan                              Severance Plan

     Vacation, Holiday, Personal and Sickness Benefits         Vacation, Personal Time, Sickness Program

     Group Universal Life Insurance                            Life Insurance Program

     The Company maintains a qualified defined benefit pension plan, entitled the "Universal Hospital Services, Inc. Employees' Pension Plan" (the "Pension Plan"). The Pension Plan is subject to both Title IV of ERISA and Section 412 of the IRC. The Pension Plan was frozen effective December 31, 2002, so that any service with the Company or any changes in compensation of an employee after that date are not considered in determining the employee's benefit under the Pension Plan, except that such service is considered in determining the extent to which an employee vests in his/her benefit under the Pension Plan, the employee's entitlement to an early retirement subsidy under the Pension Plan, and the employee's entitlement to certain enhanced death benefits under the Pension Plan.

     The Pension Plan is underfunded by $4,870,000 due to investment experience losses over the last several years. The Company has made all required contributions to the Pension Plan. The Company is scheduled to make contributions to the Pension Plan over the next five years, and has already made its contributions for 2003.

                            Disclosure Schedule 3.13
                                       to
                                Credit Agreement

                                   LITIGATION

1. Zahn v. Automotive Rentals, Inc., et al.: This is a personal injury litigation matter. A suit has been filed and a ##. The action is pending in New York State Superior Court, Suffolk County. ##.

2. Wayne Clegg v. Universal Hospital Services, Inc.: Wayne Clegg brought an employment discrimination claim against the Company with the Maryland Commission on Human Relations, which is still under investigation. Clegg also brought an employment discrimination action against the Company in the Maryland District Court, and the action was transferred to federal court and is still pending. ##

3. Theodore Carney v. Universal Hospital Services, Inc.: Theodore Carney bought an employment discrimination claim against the Company through the EEOC, and was granted the right to sue the Company based upon the fact that the EEOC had not completed its investigation within applicable time limitations. Carney brought an employment discrimination action in Virginia District Court and the action is still pending. ##

4.   ##

5.   ##

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                            Disclosure Schedule 3.14
                                       to
                                Credit Agreement

                                     BROKERS

     Letter Agreement dated as of February 24, 2003 between the Company and Goldman Sachs & Co. Under such Letter Agreement, Goldman Sachs & Co. may claim that it is entitled to a fee with respect to the Contemplated Transactions (as defined in the Stock Purchase Agreement).

                            Disclosure Schedule 3.15
                                       to
                                Credit Agreement

                              INTELLECTUAL PROPERTY


                                      TRADEMARKS
------------------------------------------------------------------------------------
         Mark              Serial or        Issue or File Date    Country or State
                        Registration No.                          Where Registered
------------------------------------------------------------------------------------
  Universal Hospital       1,183,312         December 22, 1981           USA
    Services, Inc.
------------------------------------------------------------------------------------
         UHS               1,185,243          January 5, 1982            USA
------------------------------------------------------------------------------------
       McKinley            1,383,764         February 18, 1985           USA
------------------------------------------------------------------------------------
  UHS (service mark)         4317              March 2, 1972          Minnesota
------------------------------------------------------------------------------------
         UHS                5587800          October 24, 1996       North Dakota
------------------------------------------------------------------------------------
         UHS                 S7336           February 5, 1987          Georgia
------------------------------------------------------------------------------------
         UHS                 S9277           October 23, 1986         Missouri
------------------------------------------------------------------------------------

                               TRADEMARK LICENSES

Universal Hospital Services has been granted a non-exclusive, limited and revocable license to use the following trademarks pursuant to a Rental Agreement dated as of October 25, 2001 by and between Universal Hospital Services, Inc. and Huntleigh Healthcare, Inc.:

Huntleigh FP5000(TM)
Flowtron(R) DVT
Flowtron(R) Excel
Autoexcel(TM)
DFS(R) 2
Alpha RELIEF(TM)
AlphaActive(R)

Universal Hospital Services may have been granted an unlimited use license to use the AIMS/CS trademark pursuant to a license agreement with Phoenix Data, Inc., sometime in the early 1990s. No further information is available at this time.

                                     PATENTS
                                      None.

                                 PATENT LICENSES
                                      None.

                                   COPYRIGHTS

                                      None.

                               COPYRIGHT LICENSES
                                      None.

                     INFRINGEMENT CLAIMS ON ANY OF THE ABOVE
                                      None.

                            Disclosure Schedule 3.17
                                       to
                                Credit Agreement

                               HAZARDOUS MATERIALS

     The Company has received a Phase I Environmental Report dated June 3, 2003, respecting the real property located at 2438 27/th/ Avenue South, Minneapolis, Minnesota, indicating a potential for the presence of asbestos.

                            Disclosure Schedule 3.18
                                       to
                                Credit Agreement

                                    INSURANCE

     The Company maintains the following insurance policies with respect to its properties, assts and operations:

     1.   Property Insurance, Layer 2: Allianz Insurance Company, policy number
          ##;
     2.   Boiler & Machinery: Zurich North America, policy number ##;
     3. Excess Liability: National Union Fire Insurance Company of Pittsburgh, policy number ##;
     4.   Excess Liability: St. Paul Co., policy number ##;
     5. Excess Liability: American Guarantee & Liability Ins. Co., policy number ##;
     6.   Commercial Automobile: AIG, policy number ##;
     7. Directors & Officers/Employment Practices: Federal Insurance Co. (Chubb), policy number ##;
     8.   Executive Risk: Federal Insurance Company (Chubb), policy number ##;
     9. Commercial General Liability - Products: Medmarc Casualty Insurance Company, policy number ##;
     10.  Commercial General Liability - Premises: Lexington, Policy number ##;
     11.  Property Insurance, Lawyer 1: Lexington, policy number ##;
     12. Workers Compensation Insurance: Zurich-American Insurance Group, policy numbers ##.
          Policy number ## is for All States, excluding Wisconsin and the State of Massachusetts, and the Stop Gap coverage. ##
          Policy number ## covers the States of Wisconsin and Massachusetts, and also has the Stop Gap coverage for the monopolistic States that UHS is in. ##

            (See attached binder copies for summaries of each policy
             excluding the workers' comp policies summarized above)

                              ## [31 pages omitted]



## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                            Disclosure Schedule 3.19
                                       to
                                Credit Agreement

                        DEPOSIT AND DISBURSEMENT ACCOUNTS

-----------------------------------------------------------------------------------------------
   Deposit Account           Account Holder        Name of Deposit       Location of Deposit
                                 Name               Account Bank           Account Bank

-----------------------------------------------------------------------------------------------
Main account:              Universal Hosp         U.S. Bank National     U.S. Bank
##                         Service Operating      Association            P.O. Box 1800
                           Acct                                          St. Paul, MN 55101-
                                                                         0800

-----------------------------------------------------------------------------------------------
Payroll account:           Universal Hosp         U.S. Bank National     U.S. Bank
##                         Service Payroll        Association            P.O. Box 1800
                           Acct                                          St. Paul, MN 55101-
                                                                         0800

-----------------------------------------------------------------------------------------------
Controlled                 Universal Hospital     U.S. Bank National     U.S. Bank
Disbursements account:     Plaza Controlled       Association            P.O. Box 1800
##                         Disbursement Acct                             St. Paul, MN 55101-
                                                                         0800

-----------------------------------------------------------------------------------------------
Closing Account:           Universal Hospital     U.S. Bank National     U.S. Bank
##                         Services Closing       Association            P.O. Box 1800
                           Account                                       St. Paul, MN 55101-
                                                                         0800

-----------------------------------------------------------------------------------------------

## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                            Disclosure Schedule 3.20
                                       to
                                Credit Agreement

                              GOVERNMENT CONTRACTS

Federal Supply Service Contract V797P-3217K, among the Company and the V.A., dated March 30, 1995

Universal Hospital Services, Inc. contracts with several hospitals or long term care facilities owned by governments, states or municipalities.

                            Disclosure Schedule 3.21
                                       to
                                Credit Agreement

                          CUSTOMER AND TRADE RELATIONS

##



## Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                            Disclosure Schedule 3.22
                                       to
                                Credit Agreement

                               MATERIAL AGREEMENTS

     The Company has the following Contracts involving performance of services or delivery of goods or materials by the Company reasonably expected by the Company to involve payments in an annual amount in excess of $1,000,000:

          Asset Management Partnership Program agreement between The Regional Medical Center of Memphis and Universal Hospital Services, Inc., dated April 1, 1999 and amendments or addenda thereto

          Asset Management Partnership Program Agreement between North Memorial Health Care and Universal Hospital Services, Inc., dated March 1, 1997 and amendments or addenda thereto

          Asset Management Agreement between Virginia Mason Medical Center and Universal Hospital Services, Inc. dated February 1, 1999 and amendments or addenda

          Asset Management Partnership Program Agreement between Shands Jacksonville Medical Center and Universal Hospital Services, Inc. and amendments or addenda thereto

          Asset Management Partnership Program Agreement between St. Mary's Hospital Medical Center and Universal Hospital Services, Inc. dated July 1, 2000 and amendments or addenda thereto

          Fairview Health Services and UHS Agreement dated January 1, 2002 and amendments or addenda thereto

          Asset Management Partnership Program Agreement between Allina Health Systems and Universal Hospital Services, Inc. dated September 10, 1997

          Agreement for Durable Medical Equipment Rentals between Memorial Health Services and Universal Hospital Services, Inc. dated March 15, 2000

          Asset Management Partnership Program Agreement between Bon Secours Richmond Health System, Inc. and Universal Hospital Services, Inc., dated May 8, 2001 and all amendments and addenda thereto

          Rental Agreement between Huntleigh Healthcare, Inc and Universal Hospital Services, Inc., dated October 25, 2001

          Premier Purchasing Partners, L.P. Group Purchasing Agreement dated December 1, 2001

          Capital Equipment Supply Agreement between Novation LLC and Universal Hospital Services, Inc., dated January 6, 2003.

          Asset Management Partnership Program Agreement between Universal Hospital Services, Inc. and Good Samaritan Hospital dated July 21, 2003

     The Company has the following Contracts involving performance of services or delivery of goods and materials to the Company that may involve payments an annual amount or value in excess of $1,000,000:

          Indenture dated as of February 25, 1998 between Universal Hospital Services, Inc. and U.S. Bank National Association (as successor to First Trust National Association), as amended by First Supplemental Indenture dated as of October 8, 2003 to Indenture dated as of February 25, 1998 between Universal Hospital Services, Inc. and U.S. Bank National Association (as successor to First Trust National Association)

          Baxter Healthcare Corporation Equipment Lease Agreement dated April 1, 1998

          Health Services Network Access and Administration Agreement between PreferredOne Administrative Services, Inc. and Universal Hospital Services, Inc. dated July 1, 2002

          Sales and Pricing Agreement by and between Nellcor Puritan Bennett Inc., a division of Tyco Healthcare Group LP and Universal Hospital Services, Inc. dated February 7, 2003

          Informational Services Agreement between Schwab Institutional and Universal Hospital Services, Inc., re: Employees' Long-Term Savings Plan, Account No. 082-UHS dated July 24, 1996

          Fleet Management Services Agreement between Automotive Rentals, Inc. and Universal Hospital Services, Inc., dated May 12, 1992 and amendments thereto

          WellsOne Commercial Card Agreement between Wells Fargo Bank NA and Universal Hospital Services, Inc. dated December 2000 and amendments or revisions thereto

          Wells Fargo Bank Minnesota Institutional Trust & Custody Master Trust Agreement dated November 6, 2002

          Universal Hospital Services, Inc./Abbott Laboratories Inc. EDDS Device Installment Contract dated September 4, 2002 and amendments thereto

          Universal Hospital Services, Inc. and UPS Consolidated dated November 6, 2002

          Purchase Agreement between Deltec, Inc. and Universal Hospital Services, Inc. dated October 4, 2001

          Agreement between Universal Hospital Services, Inc. and Tri- Anim Health Services Inc. dated March 20, 1999 and amendments thereto

          Bird Products Corporation Rental Distributor Agreement with Universal Hospital Services, Inc. dated July 1, 2002

          Sprint PCS Advantage Agreement for Business dated April 11, 2002 between Sprint and Universal Hospital Services, Inc.

          Cananwill, Inc. Commercial Insurance Premium Finance and Security Agreement dated June 13, 2003

          First Insurance Funding Corp. Premium Finance Agreement dated June 1, 2003

          American Home Assurance Company, Business Auto insurance policy dated June 1, 2003

     The following licenses and permits are held by the Company, the absence of which could be reasonably likely to have a Material Adverse Effect.

     a. State of Connecticut Wholesaler of Drugs, Cosmetics and Medical Devises license;
     b. Commonwealth of Kentucky Wholesaler Permit;
     c. State of Missouri Wholesale Drug Distributor license;
     d. State of North Dakota Wholesale Drug Distributor license;
     e. State of Ohio Wholesale Distributor of Dangerous Drug license;
     f. State of Oklahoma Wholesaler permit;
     g. Commonwealth of Pennsylvania Medical Device Distributor license;
     h. State of Tennessee Wholesaler/Distributor license;
     i. State of Texas Medical Device Distributor license;
     j. Commonwealth of Virginia Warehouser license;

     Some licensure regulations and statutes in additional states may apply to the Company's activities. Although the Company's failure to possess such licenses in these states for the Company's existing operations may subject the company to certain monetary fines, the Company does not believe the extent of such fines, in the aggregate, will be material to the Company's liquidity, financial condition or results of operation. The Company has not received any notification of violation of any state of jurisdiction's licensure or permit laws or regulations.

     The Company is party to the following instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of Company:

a. The Company has outstanding options to purchase a total of 3,151,756 shares of its common stock under its 1998 Stock Option Plan as of the date of the Stock Purchase Agreement. The name of each optionholder and the number of shares represented by each option grant is set forth on attached Schedule 1 to Disclosure Schedule 3.22, dated as of the date of the Stock Purchase Agreement. Pursuant to an Information Memorandum of the Company dated September 29, 2003, the Company is offering to repurchase outstanding options and warrants to purchase its common stock.

b. On December 18, 1998, the Company issued to ReliaStar Financial Corp. ("Reliastar") a warrant (the "Warrant") to purchase 245,000 shares of the Company's common stock at an exercise price of $.01 per share. The Warrant was issued in connection with the Preferred Stock and Warrant Purchase Agreement, dated as of December 18, 1998, between the Company and Reliastar. The Warrant was subsequently transferred by Reliastar to Security Life of Denver Insurance Company, an affiliate of Reliastar. Pursuant to an Information Memorandum of the Company dated September 29, 2003, the Company is offering to repurchase outstanding options and warrants to purchase its common stock. Under the letter agreement dated September 26, 2003 between the Company and Security Life of Denver Insurance Company, Security Life of Denver Insurance Company agreed that the Company will repurchase the Warrant concurrently with the closing of the Credit Agreement.

c. The Preferred Stock and Warrant Purchase Agreement between Universal Hospital Services, Inc. and ReliaStar Financial Corp. dated December 18, 1998, pursuant to which the Company has 6,246 shares of its Series B 13% Cumulative Accruing Pay-In-Kind Preferred Stock ("Series B Preferred Stock") issued and outstanding, and the letter dated September 26, 2003, pursuant to which the Company has agreed to declare a dividend of additional shares of Series B Preferred Stock as described in paragraph 2 of such letter. All of the Series B Preferred Stock is being repurchased concurrently with the closing of the Credit Agreement pursuant to a letter agreement dated September 26, 2003 between the Company and Security Life of Denver Insurance Company.

d. The severance agreements with each of Michael R. Johnson, Robert H. Braun, Gerald L. Brandt and Gary L. Preston provide for the continued exercisability of their respective options to purchase common stock of the Company. Pursuant to an Information Memorandum of the Company dated September 29, 2003, the Company is offering to repurchase outstanding options and warrants to purchase its common stock.

e. Under the Stock Purchase Agreement dated as of September 26, 2003, as amended by Amendment No. 1 to Stock Purchase Agreement to be executed concurrently with the closing of the Credit Agreement, by and between the Company, J.W. Childs Equity Partners III, L.P., JWC Fund III Co-invest LLC, Halifax Capital Partners, L.P., and the Management Holders who have executed and delivered a Joinder Agreement to the Stock Purchase Agreement, the Company will issue 4,645,833.33 shares of common stock, and may issue after the closing of the Credit Agreement, an additional 33,000 shares of common stock.

f. As contemplated or required by the Stock Purchase Agreement, as amended by the Amendment No. 1 to Stock Purchase Agreement, the Company intends to enter into a new stock option plan and intends to enter into a new Employment Agreement with David Dovenberg concurrently with the closing of the Credit Agreement. The Company has obtained written agreements from Mr. Dovenberg and holders of "super achiever" options to sell their shares and options in connection with the Recapitalization. In connection with the Recapitalization, the Company will grant an additional 20,000 stock options to Mr. Dovenberg. Concurrently with the closing of the Credit Agreement, the Company will grant Samuel Humphries 6,000 stock options and execute an amended and restated Stockholders' Agreement with J.W. Childs Equity Partners III, L.P., J.W. Childs Equity Partners, L.P., Halifax Capital Partners, L.P., Gary Blackford, and David Dovenberg.

                             Disclosure Schedule 5.1
                                       to
                                Credit Agreement

                                   TRADE NAMES

.. Universal Hospital Services, Inc.
.. Universal Hospital Services
.. UHS

                             Disclosure Schedule 6.2
                                       to
                                Credit Agreement

                              PERMITTED INVESTMENTS

None.

                             Disclosure Schedule 6.3
                                       to
                                Credit Agreement

                                  INDEBTEDNESS

None.

                             Disclosure Schedule 6.6
                                       to
                                Credit Agreement

                             GUARANTEED INDEBTEDNESS

None.

                             Disclosure Schedule 6.7
                                       to
                                Credit Agreement

                                 EXISTING LIENS

The Company has granted First Insurance Funding Corporation pursuant to the Premium Finance Agreement dated June 1, 2003 a security interest in the policies, including all returned premiums, dividend payments and loss payments which reduce unearned premiums, subject to any mortgagee or loss payee's interest.

The Company has granted Cananwill, Inc. pursuant to the Commercial Insurance Premium Finance and Security Agreement dated June 13, 2003 a security interest in all sums payable to the Company with respect to the policies as security for payment of the agreement.